Exhibit 99.2

Solicitation Version

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

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In re:	:	Chapter 11
:
Pennsylvania Real Estate Investment Trust, et al.,[1]	:	Case No. 20- ( )
:
Debtors.	:	(Joint Administration to Be Requested)
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DISCLOSURE STATEMENT RELATING TO THE JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF PENNSYLVANIA REAL ESTATE INVESTMENT TRUST AND CERTAIN OF ITS DIRECT AND INDIRECT SUBSIDIARIES

DLA PIPER LLP (US)

Stuart M. Brown, Esq. (#4050)

Aaron Applebaum, Esq. (#5587)

1201 N. Market Street, Suite 2100

Wilmington, Delaware 19801

Telephone: (302) 468-5700

Facsimile: (302) 394-2341

stuart.brown@us.dlapiper.com

aaron.applebaum@us.dlapiper.com

Richard A. Chesley, Esq.

Daniel M. Simon, Esq.

Oksana Koltko Rosaluk, Esq.

David Avraham, Esq.

Tara Nair, Esq.

444 West Lake Street, Suite 900

Chicago, Illinois 60606

Telephone: (312) 368-4000

Facsimile: (312) 236-7516

Emails: richard.chesley@us.dlapiper.com

             daniel.simon@us.dlapiper.com

             oksana.koltko@us.dlapiper.com

             david.avraham@us.dlapiper.com

             tara.nair@us.dlapiper.com

Counsel to Pennsylvania Real Estate Investment Trust

and Certain of Its Direct and Indirect Subsidiaries

Dated: October 9, 2020

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A list of the debtors in these Chapter 11 Cases, along with the last four digits of each debtor’s federal tax identification number, is attached hereto as Schedule 1. The corporate headquarters and the mailing address for the Debtors listed above is 2005 Market Street, Suite 1000, Philadelphia, PA 19103.

THIS IS A SOLICITATION OF VOTES TO ACCEPT OR REJECT THE PLAN IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND WITHIN THE MEANING OF SECTION 1126 OF THE BANKRUPTCY CODE. 11 U.S.C. §§ 1125, 1126. THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THE DEBTORS INTEND TO SUBMIT THIS DISCLOSURE STATEMENT TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING COMMENCEMENT OF SOLICITATION AND THE DEBTORS’ FILING FOR RELIEF UNDER CHAPTER 11 OF THE BANKRUPTCY CODE. THE INFORMATION IN THIS DISCLOSURE STATEMENT IS SUBJECT TO CHANGE. THIS DISCLOSURE STATEMENT IS NOT AN OFFER TO SELL ANY SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY ANY SECURITIES.

IMPORTANT INFORMATION ABOUT THIS DISCLOSURE STATEMENT

SOLICITATION OF VOTES TO ACCEPT OR REJECT THE JOINT PREPACKAGED PLAN OF REORGANIZATION OF PENNSYLVANIA REAL ESTATE INVESTMENT TRUST AND CERTAIN OF ITS DIRECT AND INDIRECT SUBSIDIARIES IS FROM THE HOLDERS OF THE FOLLOWING CLAIMS:

VOTING CLASS	NAME OF CLASS UNDER THE PLAN
Class 2	Specified Derivatives Claims
Class 5	Unsecured Credit Facility Claims

IF YOU ARE IN CLASS 2 OR CLASS 5, YOU ARE RECEIVING THIS DOCUMENT AND THE ACCOMPANYING MATERIALS BECAUSE YOU ARE ENTITLED TO VOTE ON THE PLAN.

DELIVERY OF BALLOT

THE BALLOT MAY BE (1) RETURNED TO THE ADDRESS BELOW OR (2) SUBMITTED ELECTRONICALLY ON THE NOTICE AND CLAIMS AGENT’S WEBSITE BELOW SO THAT IT IS ACTUALLY RECEIVED BY THE NOTICE AND CLAIMS AGENT ON OR BEFORE THE VOTING DEADLINE, WHICH IS 5:00 P.M. (EASTERN DAYLIGHT TIME) ON OCTOBER 18, 2020.

BY FIRST CLASS MAIL, HAND DELIVERY OR OVERNIGHT AT: PREIT Ballot Processing c/o Prime Clerk LLC One Grand Central Place 60 East 42nd Street, Suite 1440 New York, NY 10165	ELECTRONICALLY AT: https://cases.primeclerk.com/preitballots

PLEASE CHOOSE ONLY ONE METHOD TO RETURN YOUR BALLOT. BALLOTS RECEIVED VIA FACSIMILE OR E-MAIL WILL NOT BE COUNTED.

IF YOU HAVE ANY QUESTIONS REGARDING THE PROCEDURE FOR

VOTING ON THE PLAN, PLEASE CONTACT THE NOTICE AND CLAIMS AGENT AT:

BY E-MAIL TO:

PREITBALLOTS@PRIMECLERK.COM

WITH A REFERENCE TO “PREIT” IN THE SUBJECT LINE

BY TELEPHONE:

(877) 469-6799 (DOMESTIC, TOLL FREE) OR +1 (347) 897-4074 (LOCAL/INTERNATIONAL, TOLL) AND REQUEST TO SPEAK WITH A MEMBER OF THE SOLICITATION TEAM

This disclosure statement (this “Disclosure Statement”) provides information regarding the Joint Prepackaged Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Certain of Its Direct and Indirect Subsidiaries (as may be amended, supplemented, or otherwise modified from time to time, the “Plan”),1 for which the Debtors will seek confirmation by the Bankruptcy Court. A copy of the Plan is attached hereto as Exhibit A and is incorporated herein by reference. The Debtors are providing the information in this Disclosure Statement to certain holders of Claims for purposes of soliciting votes to accept or reject the Plan.

Pursuant to the Restructuring Support Agreement, the Plan is currently supported by the Debtors, the Agent and the Consenting Lenders that have executed the Restructuring Support Agreement, including holders of approximately 80.5% in principal amount of the Unsecured Credit Facility Claims and approximately 100% in aggregate amount of the Specified Derivatives Claims.

The consummation and effectiveness of the Plan are subject to certain material conditions precedent described herein and set forth in Article VIII of the Plan. There is no assurance that the Bankruptcy Court will confirm the Plan or, if the Bankruptcy Court does confirm the Plan, that the conditions necessary for the Plan to become effective will be satisfied or, in the alternative, waived.

[1]	Capitalized terms used but not otherwise defined in this Disclosure Statement have the meanings ascribed to such terms in the Plan.

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The Debtors urge each Holder of a Claim or Interest to consult with its own advisors with respect to any legal, financial, securities, tax, or business advice in reviewing this Disclosure Statement, the Plan, and each proposed transaction contemplated by the Plan.

The Debtors strongly encourage holders of Claims in Class 2 and Class 5 to read this Disclosure Statement (including the Risk Factors described in Article IX hereof) and the Plan in their entirety before voting to accept or reject the Plan. Assuming the requisite acceptances to the Plan are obtained, the Debtors will seek the Bankruptcy Court’s approval of the Plan at the Confirmation Hearing.

RECOMMENDATION BY THE DEBTORS

EACH DEBTOR’S GOVERNING BODY, AS APPLICABLE, HAS APPROVED THE TRANSACTIONS CONTEMPLATED BY THE PLAN AND DESCRIBED IN THIS DISCLOSURE STATEMENT, AND EACH DEBTOR BELIEVES THAT THE COMPROMISES CONTEMPLATED UNDER THE PLAN ARE FAIR AND EQUITABLE, MAXIMIZE THE VALUE OF EACH DEBTOR’S ESTATE, AND PROVIDE THE BEST RECOVERY TO HOLDERS OF CLAIMS AND INTERESTS. AT THIS TIME, EACH DEBTOR BELIEVES THAT THE PLAN AND RELATED TRANSACTIONS REPRESENT THE BEST ALTERNATIVE FOR ACCOMPLISHING THE DEBTORS’ OVERALL RESTRUCTURING OBJECTIVES. EACH OF THE DEBTORS THEREFORE STRONGLY RECOMMENDS THAT ALL HOLDERS OF CLAIMS WHOSE VOTES ARE BEING SOLICITED SUBMIT BALLOTS TO ACCEPT THE PLAN BY RETURNING THEIR BALLOTS SO AS TO BE ACTUALLY RECEIVED BY THE NOTICE AND CLAIMS AGENT NO LATER THAN OCTOBER 18, 2020 AT 5:00 P.M. (EASTERN DAYLIGHT TIME) PURSUANT TO THE INSTRUCTIONS SET FORTH HEREIN AND ON THE BALLOT.

THE DEBTORS ARE PROVIDING THE INFORMATION IN THIS DISCLOSURE STATEMENT TO HOLDERS OF CLAIMS OR INTERESTS FOR PURPOSES OF SOLICITING VOTES TO ACCEPT OR REJECT THE JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF PENNSYLVANIA REAL ESTATE INVESTMENT TRUST AND CERTAIN OF ITS DIRECT AND INDIRECT SUBSIDIARIES. NOTHING IN THIS DISCLOSURE STATEMENT MAY BE RELIED UPON OR USED BY ANY ENTITY FOR ANY OTHER PURPOSE. BEFORE DECIDING WHETHER TO VOTE FOR OR AGAINST THE PLAN, EACH HOLDER ENTITLED TO VOTE SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION IN THIS DISCLOSURE STATEMENT, INCLUDING THE RISK FACTORS DESCRIBED IN ARTICLE IX HEREIN.

HOLDERS OF CLAIMS OR INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL, OR TAX ADVICE. THE DEBTORS URGE EACH HOLDER OF A CLAIM OR INTEREST TO CONSULT WITH ITS OWN ADVISORS WITH RESPECT TO ANY LEGAL, FINANCIAL, SECURITIES, TAX, OR BUSINESS ADVICE IN REVIEWING THIS DISCLOSURE STATEMENT, THE PLAN, AND THE PROPOSED TRANSACTIONS CONTEMPLATED THEREBY. FURTHERMORE, THE BANKRUPTCY COURT’S APPROVAL OF THE ADEQUACY OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL OF THE PLAN.

THIS DISCLOSURE STATEMENT CONTAINS, AMONG OTHER THINGS, SUMMARIES OF THE PLAN, CERTAIN STATUTORY PROVISIONS, AND CERTAIN ANTICIPATED EVENTS SHOULD THE DEBTORS COMMENCE CHAPTER 11 CASES. ALTHOUGH THE DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE, THESE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS OR EVERY DETAIL OF SUCH ANTICIPATED EVENTS. IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN OR ANY OTHER DOCUMENTS INCORPORATED HEREIN BY REFERENCE, THE PLAN OR SUCH OTHER DOCUMENTS WILL GOVERN FOR ALL PURPOSES. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS’ MANAGEMENT EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE DEBTORS DO NOT REPRESENT OR WARRANT THAT THE INFORMATION CONTAINED HEREIN OR ATTACHED HERETO IS WITHOUT ANY MATERIAL INACCURACY OR OMISSION.

IN PREPARING THIS DISCLOSURE STATEMENT, THE DEBTORS RELIED ON FINANCIAL DATA DERIVED FROM THE DEBTORS’ BOOKS AND RECORDS AND ON VARIOUS ASSUMPTIONS REGARDING THE DEBTORS’ BUSINESSES. WHILE THE DEBTORS BELIEVE THAT SUCH FINANCIAL INFORMATION FAIRLY REFLECTS THE FINANCIAL CONDITION OF THE DEBTORS AS OF THE DATE HEREOF AND THAT THE ASSUMPTIONS REGARDING FUTURE EVENTS REFLECT REASONABLE BUSINESS JUDGMENTS, NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OF THE FINANCIAL INFORMATION CONTAINED HEREIN OR ASSUMPTIONS REGARDING THE DEBTORS’ BUSINESSES AND THEIR FUTURE RESULTS AND OPERATIONS. THE DEBTORS EXPRESSLY CAUTION READERS NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.

THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE, AND MAY NOT BE CONSTRUED AS, AN ADMISSION OF FACT, LIABILITY, STIPULATION, OR WAIVER. THE DEBTORS OR ANY OTHER AUTHORIZED PARTY MAY SEEK TO INVESTIGATE, FILE, AND PROSECUTE CLAIMS AND MAY OBJECT TO CLAIMS AFTER THE CONFIRMATION OR EFFECTIVE DATE OF THE PLAN IRRESPECTIVE OF WHETHER THIS DISCLOSURE STATEMENT IDENTIFIES ANY SUCH CLAIMS OR OBJECTIONS TO CLAIMS.

THE DEBTORS ARE MAKING THE STATEMENTS AND PROVIDING THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AS OF THE DATE HEREOF, UNLESS OTHERWISE SPECIFICALLY NOTED. ALTHOUGH THE DEBTORS MAY SUBSEQUENTLY UPDATE THE INFORMATION IN THIS DISCLOSURE STATEMENT, THE DEBTORS HAVE NO AFFIRMATIVE DUTY TO DO SO, AND EXPRESSLY DISCLAIM ANY DUTY TO PUBLICLY UPDATE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE. HOLDERS OF CLAIMS OR INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER THAT, AT THE TIME OF THEIR REVIEW, THE FACTS SET FORTH HEREIN HAVE NOT CHANGED SINCE THIS DISCLOSURE STATEMENT WAS FILED. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION, MODIFICATION, OR AMENDMENT. THE DEBTORS RESERVE THE RIGHT TO FILE AN AMENDED OR MODIFIED PLAN AND RELATED DISCLOSURE STATEMENT FROM TIME TO TIME, SUBJECT TO THE TERMS OF THE PLAN AND THE RESTRUCTURING SUPPORT AGREEMENT.

THE DEBTORS HAVE NOT AUTHORIZED ANY ENTITY TO GIVE ANY INFORMATION ABOUT OR CONCERNING THE PLAN OTHER THAN THAT WHICH IS CONTAINED IN THIS DISCLOSURE STATEMENT. THE DEBTORS HAVE NOT AUTHORIZED ANY REPRESENTATIONS CONCERNING THE DEBTORS OR THE VALUE OF THEIR PROPERTY OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT.

IF THE PLAN IS CONFIRMED BY THE BANKRUPTCY COURT AND THE EFFECTIVE DATE OCCURS, ALL HOLDERS OF CLAIMS OR INTERESTS (INCLUDING THOSE HOLDERS OF CLAIMS OR INTERESTS WHO DO NOT SUBMIT BALLOTS TO ACCEPT OR REJECT THE PLAN, WHO VOTE TO REJECT THE PLAN, OR WHO ARE NOT ENTITLED TO VOTE ON THE PLAN) WILL BE BOUND BY THE TERMS OF THE PLAN AND THE RESTRUCTURING TRANSACTIONS CONTEMPLATED THEREBY.

THE CONFIRMATION AND EFFECTIVENESS OF THE PLAN ARE SUBJECT TO CERTAIN MATERIAL CONDITIONS PRECEDENT DESCRIBED HEREIN AND SET FORTH IN ARTICLE VIII OF THE PLAN. THERE IS NO ASSURANCE THAT THE PLAN WILL BE CONFIRMED, OR IF CONFIRMED, THAT THE CONDITIONS REQUIRED TO BE SATISFIED FOR THE PLAN TO GO EFFECTIVE WILL BE SATISFIED (OR WAIVED).

YOU ARE ENCOURAGED TO READ THE PLAN AND THIS DISCLOSURE STATEMENT IN ITS ENTIRETY, INCLUDING ARTICLE IX, ENTITLED “RISK FACTORS” BEFORE SUBMITTING YOUR BALLOT TO VOTE ON THE PLAN.

THE BANKRUPTCY COURT’S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE A GUARANTEE BY THE COURT OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR AN ENDORSEMENT BY THE BANKRUPTCY COURT OF THE MERITS OF THE PLAN.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3016(B) AND IS NOT NECESSARILY PREPARED IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER SIMILAR LAWS. THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY SIMILAR FEDERAL, STATE, LOCAL, OR FOREIGN REGULATORY AGENCY, NOR HAS THE SEC OR ANY OTHER AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DEBTORS HAVE SOUGHT TO ENSURE THE ACCURACY OF THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT; HOWEVER, THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT OR INCORPORATED HEREIN BY REFERENCE HAS NOT BEEN, AND WILL NOT BE, AUDITED OR REVIEWED BY THE DEBTORS’ INDEPENDENT AUDITORS UNLESS EXPLICITLY PROVIDED OTHERWISE HEREIN.

THE DEBTORS MAKE STATEMENTS IN THIS DISCLOSURE STATEMENT THAT ARE CONSIDERED FORWARD-LOOKING STATEMENTS UNDER FEDERAL SECURITIES LAWS. THE DEBTORS CONSIDER ALL STATEMENTS REGARDING ANTICIPATED OR FUTURE MATTERS, INCLUDING THE FOLLOWING, TO BE FORWARD-LOOKING STATEMENTS:

•	BUSINESS STRATEGY;

•	TECHNOLOGY;

•	FINANCIAL CONDITION, REVENUES, CASH FLOWS, AND EXPENSES;

•	LEVELS OF INDEBTEDNESS, LIQUIDITY, AND COMPLIANCE WITH DEBT COVENANTS;

•	FINANCIAL STRATEGY, BUDGET, PROJECTIONS, AND OPERATING RESULTS;

•	THE AMOUNT, NATURE, AND TIMING OF CAPITAL EXPENDITURES;

•	AVAILABILITY AND TERMS OF CAPITAL;

•	SUCCESSFUL RESULTS FROM THE DEBTORS’ OPERATIONS;

•	COSTS OF CONDUCTING THE DEBTORS’ OTHER OPERATIONS;

•	GENERAL ECONOMIC AND BUSINESS CONDITIONS;

•	EFFECTIVENESS OF THE DEBTORS’ RISK MANAGEMENT ACTIVITIES;

•	COUNTERPARTY CREDIT RISK;

•	THE OUTCOME OF PENDING AND FUTURE LITIGATION;

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•	UNCERTAINTY REGARDING THE DEBTORS’ FUTURE OPERATING RESULTS;

•	PLANS, OBJECTIVES, AND EXPECTATIONS;

•	THE ADEQUACY OF THE DEBTORS’ CAPITAL RESOURCES AND LIQUIDITY;

•	RISKS IN CONNECTION WITH ACQUISITIONS; AND

•	THE DEBTORS’ ABILITY TO SATISFY FUTURE CASH OBLIGATIONS.

STATEMENTS CONCERNING THESE AND OTHER MATTERS ARE NOT GUARANTEES OF THE REORGANIZED DEBTORS’ FUTURE PERFORMANCE. THERE ARE RISKS, UNCERTAINTIES, AND OTHER IMPORTANT FACTORS THAT COULD CAUSE THE REORGANIZED DEBTORS’ ACTUAL PERFORMANCE OR ACHIEVEMENTS TO BE DIFFERENT FROM THOSE THEY MAY PROJECT, AND THE DEBTORS UNDERTAKE NO OBLIGATION TO UPDATE THE PROJECTIONS MADE HEREIN. THESE RISKS, UNCERTAINTIES, AND FACTORS MAY INCLUDE THE FOLLOWING: THE DEBTORS’ ABILITY TO CONFIRM AND CONSUMMATE THE PLAN; THE POTENTIAL THAT THE DEBTORS MAY NEED TO PURSUE AN ALTERNATIVE TRANSACTION IF THE PLAN IS NOT CONFIRMED; THE DEBTORS’ ABILITY TO REDUCE THEIR OVERALL FINANCIAL LEVERAGE; THE POTENTIAL ADVERSE IMPACT OF THE CHAPTER 11 CASES ON THE DEBTORS’ OPERATIONS, MANAGEMENT, AND EMPLOYEES; THE RISKS ASSOCIATED WITH OPERATING THE DEBTORS’ BUSINESSES DURING THE CHAPTER 11 CASES; TENANT RESPONSES TO THE CHAPTER 11 CASES; THE DEBTORS’ INABILITY TO DISCHARGE OR SETTLE CLAIMS DURING THE CHAPTER 11 CASES; GENERAL ECONOMIC, BUSINESS, AND MARKET CONDITIONS; CURRENCY FLUCTUATIONS; INTEREST RATE FLUCTUATIONS; PRICE INCREASES; EXPOSURE TO LITIGATION; A DECLINE IN THE DEBTORS’ MARKET SHARE DUE TO COMPETITION; THE DEBTORS’ ABILITY TO IMPLEMENT COST REDUCTION INITIATIVES IN A TIMELY MANNER; THE DEBTORS’ ABILITY TO DIVEST EXISTING BUSINESSES; FINANCIAL CONDITIONS OF THE DEBTORS’ TENANTS; ADVERSE TAX CHANGES; LIMITED ACCESS TO CAPITAL RESOURCES; CHANGES IN DOMESTIC AND FOREIGN LAWS AND REGULATIONS; TRADE BALANCE; NATURAL DISASTERS; PANDEMICS; GEOPOLITICAL INSTABILITY; AND THE EFFECTS OF GOVERNMENTAL REGULATION ON THE DEBTORS’ BUSINESSES.

SPECIAL NOTICE REGARDING FEDERAL AND STATE SECURITIES LAWS

The Bankruptcy Court has not reviewed this Disclosure Statement or the Plan, and the securities to be issued on or after the Effective Date, if any, will not have been the subject of a registration statement filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), or any securities regulatory authority of any state under any state securities law (“Blue Sky Laws”). The Plan has not been approved or disapproved by the SEC or any similar federal, state, local, or foreign federal regulatory authority and neither the SEC nor any such similar regulatory authority has passed upon the accuracy or adequacy of the information contained in this Disclosure Statement or the Plan. Any representation to the contrary is a criminal offense.

Neither the Solicitation nor this Disclosure Statement constitutes an offer to sell or the solicitation of an offer to buy securities in any state or jurisdiction in which such offer or solicitation is not authorized.

This Disclosure Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that any forward-looking statements in this Disclosure Statement are based on assumptions that are believed to be reasonable, but are subject to a wide range of risks, including risks associated with the following: (a) future financial results and liquidity, including the ability to finance operations in the ordinary course of business; (b) the relationships with and payment terms provided by trade creditors; (c) additional post-restructuring financing requirements; (d) future dispositions and acquisitions; (e) the proposed restructuring and costs associated therewith; (f) the effect of conditions in the local, national, and global economy on the Debtors; (g) the ability to obtain relief from the bankruptcy court to facilitate the smooth operation of the Debtors’ businesses under chapter 11; (h) the confirmation and consummation of the Plan; (i) the terms and conditions of the Revolving Exit Facility, the New Senior Secured Term Loan Facility, and the New Second Lien Term Loan Facility to be entered into, or issued, as the case may be, pursuant to the Plan; and (j) each of the other risks identified in this Disclosure Statement. Due to these uncertainties, reader cannot be assured that any forward-looking statements will prove to be correct. The Debtors are under no obligation to (and expressly disclaim any obligation to) update or alter any forward-looking statements whether as a result of new information, future events, or otherwise, unless instructed to do so by the Bankruptcy Court.

EXCEPT TO THE EXTENT PUBLICLY AVAILABLE, THIS DISCLOSURE STATEMENT, THE PLAN, AND THE INFORMATION SET FORTH HEREIN AND THEREIN ARE CONFIDENTIAL. THIS DISCLOSURE STATEMENT AND THE PLAN CONTAIN MATERIAL NON-PUBLIC INFORMATION CONCERNING THE DEBTORS, THEIR SUBSIDIARIES, AND THEIR RESPECTIVE DEBT AND SECURITIES. THE FEDERAL SECURITIES LAWS OF THE UNITED STATES PROHIBIT ANY PERSON (AS DEFINED IN SECTION 101(41) OF THE BANKRUPTCY CODE, A “PERSON”) WHO HAS MATERIAL NON-PUBLIC INFORMATION ABOUT A COMPANY, WHICH IS OBTAINED FROM THE COMPANY OR ITS REPRESENTATIVES, FROM PURCHASING OR SELLING SECURITIES OF SUCH COMPANY OR FROM COMMUNICATING THE INFORMATION TO ANY OTHER PERSON UNDER CIRCUMSTANCES IN WHICH IT IS REASONABLY FORESEEABLE THAT SUCH PERSON IS LIKELY TO PURCHASE OR SELL SUCH SECURITIES. NO PARTY SHALL USE OR COMMUNICATE TO ANY PERSON OR ENTITY UNDER CIRCUMSTANCES WHERE IT IS REASONABLY LIKELY THAT SUCH PERSON OR ENTITY IS LIKELY TO USE, OR CAUSE ANY PERSON OR ENTITY TO USE, ANY CONFIDENTIAL INFORMATION IN CONTRAVENTION OF THE SECURITIES EXCHANGE ACT OF 1934 OR ANY OF ITS RULES AND REGULATIONS, INCLUDING RULE 10B-5 PROMULGATED THEREUNDER.

You are cautioned that all forward-looking statements are necessarily speculative, and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. The liquidation analysis, financial projections, and other projections and forward-looking information contained herein and attached hereto are only estimates, and the timing and amount of actual distributions to Holders of Allowed Claims and the retention of the Allowed Interests, among other things, may be affected by many factors that cannot be predicted. Any analyses, estimates, or recovery projections may or may not turn out to be accurate.

TABLE OF CONTENTS

			Page
I.	INTRODUCTION		1

II.	PRELIMINARY STATEMENT		1

III.	QUESTIONS AND ANSWERS REGARDING THIS DISCLOSURE STATEMENT AND THE PLAN		3

	A.	What is chapter 11?	3
	B.	Why are the Debtors sending me this Disclosure Statement?	3
	C.	Why are votes being solicited prior to Bankruptcy Court approval of the Disclosure Statement?	4
	D.	Am I entitled to vote on the Plan?	4
	E.	What will I receive from the Debtors if the Plan is consummated?	4
	F.	What will I receive from the Debtors if I hold an Allowed Administrative Claim, DIP Claim, or a Priority Tax Claim?	7
	G.	Are any regulatory approvals required to consummate the Plan?	9
	H.	What happens to my recovery if the Plan is not confirmed or does not go effective?	9
	I.	If the Plan provides that I get a distribution, do I get it upon Confirmation or when the Plan goes effective, and what is meant by “Confirmation,” “Effective Date,” and “Consummation?”	9
	J.	What are the sources of Cash and other consideration required to fund the Plan?	9
	K.	Is there potential litigation related to the Plan?	9
	L.	How will the preservation of the Causes of Action impact my recovery under the Plan?	9
	M.	Will there be releases and exculpation granted to parties in interest as part of the Plan?	10
	N.	When is the deadline to vote on the Plan?	14
	O.	How do I vote on the Plan?	14
	P.	Why is the Bankruptcy Court holding a Confirmation Hearing?	14
	Q.	When is the Confirmation Hearing set to occur?	15
	R.	What is the purpose of the Confirmation Hearing?	15
	S.	What is the effect of the Plan on the Debtors’ ongoing businesses?	15
	T.	Who do I contact if I have additional questions with respect to this Disclosure Statement or the Plan?	15
	U.	Do the Debtors recommend voting in favor of the Plan?	16
	V.	Who Supports the Plan?	16

IV.	THE DEBTORS’ CORPORATE HISTORY, STRUCTURE, AND BUSINESS OVERVIEW		16

	A.	The Company’s History and Business Operations	16
	B.	The Debtors’ Prepetition Organizational and Capital Structure	19

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V.	CIRCUMSTANCES LEADING TO THE CHAPTER 11 FILINGS		22

	A.	Market Conditions	22
	B.	Prepetition Debt Obligations and Liquidity Constraints	23
	C.	PREIT’s Prepetition Restructuring Efforts	23

VI.	MATERIAL DEVELOPMENTS AND ANTICIPATED EVENTS OF THE CHAPTER 11 CASES		24

	A.	First Day Relief	24
	B.	Proposed Confirmation Schedule	24

VII.	SUMMARY OF THE PLAN		24

	A.	General Settlement of Claims and Interests	24
	B.	Restructuring Transactions	25
	C.	Sources of Consideration for Plan Distributions	25
	D.	Reinstatement of Corporate Guarantees	27
	E.	Continued Corporate Existence	27
	F.	Governance Documents	27
	G.	Members of the Governing Bodies	28
	H.	Vesting of Assets in the Reorganized Debtors	28
	I.	Section 1145 Exemption	28
	J.	Cancellation and Surrender of Instruments and Agreements	28
	K.	Corporate Action	29
	L.	Section 1146 Exemption from Certain Taxes and Fees	29
	M.	Preservation of Causes of Action	30
	N.	Single Satisfaction of Claims	30
	O.	Releases	30

VIII.	OTHER KEY ASPECTS OF THE PLAN		31

	A.	Treatment of Executory Contracts and Unexpired Leases	31
	B.	Provisions Governing Distributions	34
	C.	Conditions Precedent to Confirmation and Consummation of the Plan	37
	D.	Modification, Revocation, or Withdrawal of the Plan	39

IX.	RISK FACTORS		40

	A.	Bankruptcy Law Considerations	40
	B.	Risks Related to Recoveries Under the Plan	45
	C.	Risks Related to the Debtors’ and the Reorganized Debtors’ Businesses	47

X.	SOLICITATION AND VOTING PROCEDURES		49

	A.	Holders of Claims Entitled to Vote on the Plan	49
	B.	Votes Required for Acceptance by a Class	50
	C.	Certain Factors to Be Considered Prior to Voting	50
	D.	Solicitation Procedures	50

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XI.	CONFIRMATION OF THE PLAN		51

	A.	The Confirmation Hearing	51
	B.	Requirements for Confirmation of the Plan	52
	C.	Feasibility	52
	D.	Acceptance by Impaired Classes	52
	E.	Confirmation Without Acceptance by All Impaired Classes	53
	F.	Liquidation Analysis	54

XII.	CERTAIN SECURITIES LAW MATTERS		54

	A.	Existing Equity Interest	54
	B.	No Issuance of Securities Under the Plan	54

XIII.	CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN		55

	A.	Introduction	55
	B.	Certain REIT Considerations	56
	C.	Certain U.S. Federal Income Tax Consequences of the Plan to the Debtors and the Reorganized Debtors	57
	D.	U.S. Federal Income Tax Consequences to U.S. Holders of Certain Claims	58

XIV.	RECOMMENDATION		61

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EXHIBITS1

EXHIBIT A	Plan of Reorganization

EXHIBIT B	Restructuring Support Agreement

EXHIBIT C	Restructuring Term Sheet

EXHIBIT D	Financial Projections

EXHIBIT E	Liquidation Analysis

EXHIBIT F	Organizational Structure Chart

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Each Exhibit is incorporated herein by reference as if fully set forth in this Disclosure Statement. The summaries provided herein to the aforementioned Exhibits are fully qualified in all respects to summaries to each applicable Exhibit.

I.	INTRODUCTION

Pennsylvania Real Estate Investment Trust (“PREIT”) and certain of its debtor Affiliates, as debtors and debtors in possession1 (collectively, the “Debtors,” and together with their non-Debtor Affiliates, the “Company” or “PREIT”), submit this disclosure statement (this “Disclosure Statement”), pursuant to section 1125 of the Bankruptcy Code, to holders of Claims against the Debtors in connection with the solicitation of votes on the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Certain of Its Direct and Indirect Subsidiaries (the “Plan”), dated October 9, 2020.2 A copy of the Plan is attached hereto as Exhibit A and incorporated herein by reference. The Plan constitutes a separate chapter 11 plan for each of the Debtors.

THE DEBTORS BELIEVE THAT THE COMPROMISES CONTEMPLATED UNDER THE PLAN ARE FAIR AND EQUITABLE, MAXIMIZE THE VALUE OF THE DEBTORS’ ESTATES, AND PROVIDE THE BEST RECOVERY TO STAKEHOLDERS. AT THIS TIME, THE DEBTORS BELIEVE THAT THE PLAN REPRESENTS THE BEST AVAILABLE OPTION FOR COMPLETING THE CHAPTER 11 CASES. THE DEBTORS STRONGLY RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN.

II.	PRELIMINARY STATEMENT

PREIT is a leading publicly traded real estate investment trust, or “REIT,” specializing in the ownership and management of differentiated shopping malls. Headquartered in Philadelphia, Pennsylvania, the Company owns and operates over 22 million square feet of retail space in the eastern half of the United States with a concentration in the Mid-Atlantic region.

The Company is primarily engaged in the ownership, management, leasing, acquisition, redevelopment, and disposition of these shopping malls. In general, its malls include tenants that are national or regional department stores, large format retailers or other anchors and a diverse mix of national, regional and local in-line stores offering apparel, shoes, eyewear, cards and gifts, jewelry, sporting goods, home furnishings and personal care items, among other things. PREIT has increased the portion of its mall properties leased to non-traditional mall tenants.

Despite the Company’s stable platform, strong portfolio, property improvements, and its competitive market share, market headwinds and industry-wide changes—particularly in the retail sector, in large part due to the COVID-19 pandemic—have directly and negatively affected the Debtors’ liquidity.

In addition to industry challenges, the Debtors have contended with a leveraged capital structure, which has imposed onerous debt service expense on the enterprise. As of the date hereof, the Debtors’ corporate-level funded debt totals approximately $935.5 million. The Debtors’ capital structure consists of approximately:

•	Approximately $22.5 million outstanding in principal amount under the Prepetition Bridge Facility;

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The Company is soliciting this Disclosure Statement prior to filing their Chapter 11 Cases. However, in light of the forthcoming filing, and for ease of reference, this Disclosure Statement makes references to PREIT and its certain direct and direct subsidiaries that will be commencing the Chapter 11 Cases as “Debtors” and/or “Debtors in Possession.”

[2]	The summary of the Plan provided herein is qualified in its entirety by reference to the Plan. In the case of any inconsistency between this Disclosure Statement and the Plan, the Plan will govern.

•	Approximately $913 million outstanding in aggregate principal amount under the Prepetition Unsecured Credit Facilities, consisting of

•	$538 million outstanding in principal amount under the Prepetition Revolver/TL Credit Facility; and

•	$375 million outstanding in principal amount under the Prepetition Seven-Year Term Loan Facility.

In early 2020, the Debtors entered into comprehensive restructuring discussions with certain of its prepetition lenders to consummate a potential transaction to increase financial flexibility and create a stronger, sustainable capital structure. Shortly after these discussions began, the Company’s operations and financial condition were further strained by the worldwide spread of COVID-19 and the resultant shuttering of the global economy. Following the World Health Organization’s declaration of COVID-19 as a global pandemic, national, state, and local governments in the United States and throughout the world imposed curfews, social distancing protocols, and shelter-in-place orders, impacting the regions where the Company provides its services. These unprecedented events affected the Company’s ordinary course operations by forcing the closure of many of its operating retail properties, including its shopping malls, beginning on March 12, 2020, which remained closed for the majority of the second quarter of 2020. While all of PREIT’s properties are now authorized to reopen, many of PREIT’s tenants are operating at reduced capacity or remain closed (or, worse yet, are out of business). This further exacerbated the Debtors’ strained liquidity condition and accelerated the need to implement a strategic transaction. As a result of the foregoing, it became apparent that the Debtors would require incremental financing to provide the Debtors with near-term liquidity to forestall an imminent bankruptcy filing, thereby providing the Debtors and the Consenting Lenders time to continue exploring potential restructuring opportunities.

On September 30, 2020, the Debtors entered into certain amendments to certain loan documents to extend maturity date. With the additional time provided, the Debtors were able to negotiate the framework for a consensual restructuring with its major creditor constituents, as set forth in that certain Restructuring Support Agreement, dated October 7, 2020, by and among the Debtors, the Agent and the Consenting Lenders (as may be amended or modified from time to time, the “Restructuring Support Agreement”), a copy of which is attached hereto as Exhibit B. The Restructuring Support Agreement and chapter 11 plan term sheet attached as Exhibit B to the Restructuring Support Agreement (the “Restructuring Term Sheet”) contemplate a swift restructuring that is supported by the holders of approximately 80.5% in principal amount of the Unsecured Credit Facility Claims and approximately 100% in aggregate amount of the Specified Derivatives Claims.

To provide the Reorganized Debtors post-emergence with sufficient liquidity, the Reorganized Debtors will enter into the Exit Facilities as of the Effective Date of the Plan. Specifically, the Revolving Exit Facility Lenders have committed to provide the Reorganized Debtors with a Revolving Exit Facility in an aggregate principal amount of approximately $150 million, which shall include a $10 million letter of credit sub-facility consistent with the terms and conditions set forth in the Restructuring Term Sheet attached hereto as Exhibit C. Furthermore, the Consenting Lenders have committed to provide the Reorganized Debtors with a New Second Lien Term Loan Facility in an aggregate principal amount of approximately $319 million, which aggregate principal amount shall be subject to the New Senior Term Loan Facility Adjustment (as set forth in Section 4.2.1 of the Plan), consistent with the terms and conditions set forth in the Restructuring Term Sheet. In addition, the Consenting Lenders have committed to provide the Reorganized Debtors with a New Senior Secured Term Loan Facility in an aggregate principal amount of approximately $600 million, likewise subject to the New Senior Term Loan Facility Adjustment (as set forth in Section 4.2.1 of the Plan), consistent with the terms and conditions set forth in the Restructuring Term Sheet.

Notably, the Plan leaves general unsecured creditors unimpaired and will allow the Debtors to minimize disruptions to their go-forward operations while effectuating a value-maximizing largely refinancing transaction through the chapter 11 process. In addition, PREIT’s existing equity holders will retain their equity interests. Accordingly, no modification to Existing Equity Interests (or issuance of new equity) is contemplated under the Plan.

Given the significant support for the Debtors’ restructuring, the Debtors elected to pursue a prepackaged restructuring to minimize the costs and impact of the in-court restructuring on the Debtors’ businesses. Accordingly, the Restructuring Support Agreement contains certain milestones, including (i) securing an order confirming the Plan no later than thirty (30) days after the Petition Date, and (ii) having the Effective Date occur no later than thirty-five (35) days after the Petition Date. The Debtors believe they can confirm the Plan and emerge from chapter 11 within these time periods without prejudicing the ability of any parties to assert their rights in the Chapter 11 Cases.

The Restructuring Support Agreement is a significant achievement for the Debtors and a welcomed culmination of the lengthy negotiations with the Debtors’ key lender-constituents. Each of the Debtors strongly believes that the Plan is in the best interests of the Debtors’ estates and represents the best available alternative. Given the Debtors’ core strengths and strong tenant relationships, the Debtors are confident that they can implement the restructuring transactions contemplated by the Plan and Restructuring Support Agreement to ensure the Debtors’ long-term viability. For these reasons, the Debtors strongly recommend that Holders of Claims entitled to vote to accept or reject the Plan vote to accept the Plan.

III.	QUESTIONS AND ANSWERS REGARDING THIS DISCLOSURE STATEMENT AND THE PLAN

A.	What is chapter 11?

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. In addition to permitting debtor rehabilitation, chapter 11 promotes equality of treatment for creditors and similarly situated equity interest holders, subject to the priority of distributions prescribed by the Bankruptcy Code.

The commencement of a Chapter 11 Case creates an estate that comprises all of the legal and equitable interests of the debtor as of the date the Chapter 11 Case is commenced. The Bankruptcy Code provides that a debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”

Consummating a chapter 11 plan is the principal objective of a Chapter 11 Case. A Bankruptcy Court’s confirmation of a plan binds the debtor, any person acquiring property under the plan, any creditor or equity interest holder of the debtor, and any other entity as may be ordered by the bankruptcy court. Subject to certain limited exceptions, the order issued by a bankruptcy court confirming a plan provides for the treatment of the debtor’s liabilities in accordance with the terms of the confirmed plan.

B.	Why are the Debtors sending me this Disclosure Statement?

The Debtors are seeking to obtain Bankruptcy Court approval of the Plan. Before soliciting acceptances of the Plan, section 1125 of the Bankruptcy Code requires the Debtors to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding acceptance of the Plan and to share such disclosure statement with all holders of claims whose votes on the Plan are being solicited. This Disclosure Statement is being submitted in accordance with these requirements.

C.	Why are votes being solicited prior to Bankruptcy Court approval of the Disclosure Statement?

By sending this Disclosure Statement and soliciting votes for the Plan prior to approval by the Bankruptcy Court, the Debtors are preparing to seek Confirmation of the Plan shortly after commencing the Chapter 11 Cases. The Debtors will ask the Bankruptcy Court to approve this Disclosure Statement together with Confirmation of the Plan at the same hearing, which may be scheduled as shortly as two weeks after commencing the Chapter 11 Cases, all subject to the Bankruptcy Court’s approval and availability.

D.	Am I entitled to vote on the Plan?

Your ability to vote on, and your distribution under, the Plan, if any, depends on what type of Claim or Interest you hold and whether you held that Claim or Interest as of the Voting Record Date (i.e., as of October 7, 2020). Each category of holders of Claims or Interests, as set forth in Article III of the Plan pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, is referred to as a “Class.” Each Class’s respective voting status is set forth below:

Class	Claim	Impairment	Entitled to Vote
1	Secured Claims	Unimpaired	No (deemed to accept)
2	Derivatives Claims	Impaired	Yes
3	Secured Property-Level Debt Claims	Unimpaired	No (deemed to accept)
4	Other Priority Claims	Unimpaired	No (deemed to accept)
5	Unsecured Credit Facility Claims	Impaired	Yes
6	General Unsecured Claims	Unimpaired	No (deemed to accept)
7	Intercompany Claims	Unimpaired	No (deemed to accept)
8	Intercompany Interests	Unimpaired	No (deemed to accept)
9	Existing Equity Interests	Unimpaired	No (deemed to accept)

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claims, including, all rights regarding legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

E.	What will I receive from the Debtors if the Plan is consummated?

The following table provides a summary of the anticipated recovery to Holders of Claims or Interests under the Plan. Any estimates of Claims or Interests in this Disclosure Statement may vary from the final amounts allowed by the Bankruptcy Court. Your ability to receive distributions under the Plan depends upon the ability of the Debtors to obtain Confirmation and meet the conditions necessary to consummate the Plan.

THE PROJECTED RECOVERIES SET FORTH IN THE TABLE BELOW ARE ESTIMATES ONLY AND THEREFORE ARE SUBJECT TO CHANGE. FOR A COMPLETE DESCRIPTION OF THE DEBTORS’ CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS, REFERENCE SHOULD BE MADE TO THE ENTIRE PLAN.3

SUMMARY OF ESTIMATED RECOVERIES
Class	Claim/Interest	Treatment of Claim/ Interest	Projected Allowed Amount of Claims	Estimated % Recovery Under Plan
Class 1	Secured Claims	Each Holder of an Allowed Secured Claim shall receive at the option of the applicable Debtor or Reorganized Debtor, either: (i) payment in full in Cash of its Allowed Secured Claim, and, to the extent such Allowed Secured Claim is oversecured, interest as applicable from and after the later of the date such Claim (I) became due in the ordinary course of business or (II) was invoiced to the Debtors; (ii) the collateral securing its Allowed Secured Claim; (iii) Reinstatement of its Allowed Secured Claim; or (iv) such other treatment rendering its Allowed Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.	No less than $22.5 million	100%

Class 2	Specified Derivatives Claims	The Reorganized Debtors shall assume the Swap Agreements, as amended by the Omnibus Swap Amendment, with any obligations of the Reorganized Debtors under the Swap Agreements so assumed secured pari passu with the Postpetition Senior Secured Facilities; provided, however, that if a Holder of an Allowed Specified Derivatives Claim is not a Consenting Lender, such Holder may elect to exercise its contractual rights to liquidate, terminate or accelerate under the applicable Swap Agreement in accordance with section 560 of the Bankruptcy Code by marking an election on its Class 2 Ballot by the Voting Deadline, with such Holder receiving, on account of any resulting payment amounts or termination values due and owing by the Debtors (after offset) to such Holder as of the Petition Date, the principal amount of loans under the New Second Lien Term Loan Facility in an amount equal to the amount of its Allowed Specified Derivatives Claim.	$0-$27 million	100%

Class 3	Secured Property-Level Debt Claims	Each Holder of an Allowed Claim in Class 3 shall have its Allowed Secured Property-Level Debt Claim Reinstated.	N/A	100%

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The recoveries set forth below may change based upon changes in the amount of Claims that are “Allowed” as well as other factors related to the Debtors’ business operations and general economic conditions.

SUMMARY OF ESTIMATED RECOVERIES
Class	Claim/Interest	Treatment of Claim/ Interest	Projected Allowed Amount of Claims	Estimated % Recovery Under Plan
Class 4	Other Priority Claims	Each Holder of an Allowed Other Priority Claim shall receive Cash in an amount equal to such Allowed Other Priority Claim.	$0	100%

Class 5	Unsecured Credit Facility Claims	Each Holder of an Allowed Unsecured Credit Facility Claim shall receive on a dollar-for-dollar basis on account of such Holder’s Allowed Unsecured Credit Facility Claim the principal amount of loans under the New Second Lien Term Loan Facility in a principal amount equal to such Holder’s Allowed Unsecured Credit Facility Claim; provided, however, that any Holder of an Allowed Unsecured Credit Facility Claim that exercises the Exit Facility Option by making such an election on its Class 5 Ballot by the Voting Deadline shall receive: (a) a payment in Cash of such Holder’s pro rata share (calculated based on such Holder’s commitment of loans under the Revolving Exit Facility) of the Exit Commitment Fee; plus (b) first, on a dollar-for-dollar basis on account of such Holder’s Allowed Unsecured Credit Facility Claim its pro rata share (calculated based on such Holder’s commitment of loans under the Revolving Exit Facility) of the principal amount of loans under the New Senior Secured Term Loan Facility; and (c) second, on a dollar-for-dollar basis on account of such Holder’s remaining Allowed Unsecured Credit Facility Claim (if any), the principal amount of loans under the New Second Lien Term Loan Facility in a principal amount equal to such Holder’s remaining Allowed Unsecured Credit Facility Claim.	$913 million (plus accrued, but unpaid interest)	100%

Class 6	General Unsecured Claims	Each Holder of an Allowed Claim in Class 6 shall have its Claim Reinstated, consistent with the provisions in Section 3.4 of the Plan.	N/A	100%

Class 7	Intercompany Claims	Each Allowed Intercompany Claim shall be Reinstated.	N/A	100%

Class 8	Intercompany Interests	Each Intercompany Interest shall be Retained under the Plan.	N/A	100%

Class 9	Existing Equity Interests	Each Holder in Class 9 shall retain its Existing Equity Interests, including any legal, equitable or contractual rights held thereunder, and such Existing Equity Interests shall not be modified, canceled, discharged or otherwise impaired under section 1124 of the Bankruptcy Code.	N/A	100%

F.	What will I receive from the Debtors if I hold an Allowed Administrative Claim, DIP Claim, or a Priority Tax Claim?

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Claims, Professional Fee Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III of the Plan.

1.	Administrative Claims

Except to the extent that a Holder of an Allowed Administrative Expense Claim and the Debtors or Reorganized Debtors, as applicable, agree to a less favorable treatment, or as otherwise provided in the Plan, each Holder of an Allowed Administrative Claim against any of the Debtors shall receive in full and final satisfaction of its Allowed Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (i) if an Administrative Claim is Allowed on or prior to the Effective Date, within five (5) Business Days after the Effective Date, or as soon as reasonably practicable thereafter, (ii) if such Administrative Claim is not Allowed as of the Effective Date, no later than five (5) Business Days after such Administrative Claim is Allowed, or as soon as reasonably practicable thereafter; or (iii) at such time and upon such terms as set forth in an order of the Bankruptcy Code; provided that Administrative Claims incurred by any Debtor in the ordinary course of such Debtor’s business may be paid in the ordinary course of business by such applicable Debtor, consistent with past practice and in accordance with such applicable terms and conditions relating thereto without further notice to or order of the Bankruptcy Court.

2.	DIP Claims

On the Effective Date, except to the extent that a Holder of an Allowed DIP Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release and discharge of, and in exchange for, each Allowed DIP Claim, each Holder of an Allowed DIP Claim shall receive payment in full, in Cash, of such Holder’s Allowed DIP Claim from the proceeds of the Revolving Exit Facility.

3.	Professional Fee Claims

a.	Final Fee Applications and Payment of Professional Fee Claims

All requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be filed no later than forty-five (45) days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court in the Chapter 11 Cases. The Reorganized Debtors shall pay Professional Fee Claims in Cash in the amount the Bankruptcy Court allows, including from (but not limited by the estimates described in Section 2.3.3 of the Plan) the Professional Fee Escrow Account.

b.	Professional Fee Escrow Account

Prior to the Effective Date, the Reorganized Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals. Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. When all Allowed amounts owing to Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtors without any further action or order of the Bankruptcy Court.

c.	Professional Fee Amount Estimates

Professionals shall reasonably estimate their unpaid Professional Fee Claims and other unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Effective Date and shall deliver such estimate to the Debtors no later than one (1) Business Day before the Effective Date. If a Professional does not provide an estimate, the Debtors or Reorganized Debtors may estimate the unpaid and unbilled fees and expenses of such Professional.

d.	Post-Confirmation Fees and Expenses

Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order or approval of the Bankruptcy Court.

4.	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive, at the option of the Debtors, one of the following treatments: (i) Cash in an amount equal to the amount of such Allowed Priority Tax Claim within five (5) Business Days after the Effective Date; (ii) Cash in an aggregate amount of such Allowed Priority Tax Claim payable in regular installments over a period not to exceed five (5) years after the Petition Date, pursuant to section 1129(a)(9)(C) of the Bankruptcy Code; or (iii) such other treatment as may be agreed upon by such Holder and the Debtors or otherwise determined upon an order of the Bankruptcy Court.

5.	Statutory Fees

The Debtors shall pay in full, in Cash, any fees due and owing to the U.S. Trustee, including quarterly fees payable under 28 U.S.C. §1930(a)(6), plus interest due and payable under 31 U.S.C. § 3717 (if any), on all disbursements, including Plan payments and disbursements in and outside the ordinary course of the Debtors’ business at the time of Confirmation. On and after the Effective Date, to the extent any Chapter 11 Case remains open, and for so long as any Reorganized Debtor remains obligated to pay quarterly fees, such Reorganized Debtor shall pay the applicable U.S. Trustee fees for that Reorganized Debtor when due in the ordinary course until such time as the Bankruptcy Court enters a final decree in such Reorganized Debtor’s Chapter 11 Case.

6.	Restructuring Expenses

The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date shall be paid in full in Cash on the Effective Date or as reasonably practicable thereafter (to the extent not previously paid during the course of the Chapter 11 Cases) in accordance with, and subject to, the terms set forth herein and in the Restructuring Support Agreement, without any requirement to file a fee application with the Bankruptcy Court and without any requirement for Bankruptcy Court review or approval. All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors at least one (1) Business Day before the anticipated Effective Date; provided, however, that such estimates shall not be considered an admission or limitation with respect to such Restructuring Expenses. Within five (5) Business Days of the Effective Date, final invoices for all Restructuring Expenses incurred prior to and as of the Effective Date shall be submitted to the Debtors. In addition, the Debtors and the Reorganized Debtors (as applicable) shall continue to pay pre- and post-Effective Date Restructuring Expenses, when due and payable in the ordinary course, related to implementation, consummation and defense of the Plan, whether incurred before, on or after the Effective Date.

G.	Are any regulatory approvals required to consummate the Plan?

At this time, there are no known regulatory approvals that are required to consummate the Plan. To the extent any such regulatory approvals or other authorizations, consents, rulings, or documents are necessary to implement and effectuate the Plan, however, it is a condition precedent to the Effective Date that they be obtained.

H.	What happens to my recovery if the Plan is not confirmed or does not go effective?

In the event that the Plan is not confirmed or does not go effective, there is no assurance that the Debtors will be able to reorganize their businesses. It is possible that any alternative may provide holders of Claims with less than they would have received pursuant to the Plan. For a more detailed description of the consequences of an extended Chapter 11 Case, or of a liquidation scenario, see Article X.F. of this Disclosure Statement, and the Liquidation Analysis attached hereto as Exhibit E.

I.	If the Plan provides that I get a distribution, do I get it upon Confirmation or when the Plan goes effective, and what is meant by “Confirmation,” “Effective Date,” and “Consummation?”

“Confirmation” of the Plan refers to approval of the Plan by the Bankruptcy Court. Confirmation of the Plan does not guarantee that you will receive the distribution indicated under the Plan. After Confirmation of the Plan by the Bankruptcy Court, there are conditions that need to be satisfied or waived so that the Plan can go effective. Initial distributions to holders of Allowed Claims will only be made on the date the Plan becomes effective—the “Effective Date”—or as soon as reasonably practicable thereafter, as specified in the Plan. “Consummation” of the Plan refers to the occurrence of the Effective Date. See Article VIII.C of this Disclosure Statement, titled “Conditions Precedent to Confirmation and Consummation of the Plan,” for a discussion of conditions precedent to Confirmation and Consummation of the Plan.

J.	What are the sources of Cash and other consideration required to fund the Plan?

The Debtors and the Reorganized Debtors, as applicable, shall fund distributions under the Plan with: (1) the proceeds of the Exit Facilities and (2) Cash on hand.

K.	Is there potential litigation related to the Plan?

Parties in interest may object to the approval of this Disclosure Statement and may object to Confirmation of the Plan, which objections potentially could give rise to litigation.

L.	How will the preservation of the Causes of Action impact my recovery under the Plan?

The Plan provides for the retention of all Causes of Action other than those that are expressly waived, relinquished, exculpated, released, compromised, or settled.

In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article IV of the Plan, the Reorganized Debtor shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, and such Reorganized Debtor’s rights to commence, prosecute or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VII of the Plan.

Each Reorganized Debtor may pursue such Causes of Action, as appropriate, in accordance with the best interests of such Reorganized Debtor. No Entity may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against them. Except with respect to Causes of Action as to which the Debtors or Reorganized Debtors have released any Person or Entity on or before the Effective Date (including pursuant to the Debtor Releases), the Debtors or Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserves all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches, shall apply to such Causes of Action as a consequence of the Confirmation or Consummation.

The Reorganized Debtors shall have the exclusive right, authority and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order or approval of the Bankruptcy Court.

M.	Will there be releases and exculpation granted to parties in interest as part of the Plan?

Yes, the Plan proposes to release the Released Parties and to exculpate the Exculpated Parties. The Debtors’ releases, third-party releases, and exculpation provisions included in the Plan are an integral part of the Debtors’ overall restructuring efforts and were an essential element of the negotiations among the Debtors and the Consenting Stakeholders in obtaining their support for the Plan pursuant to the terms of the Restructuring Support Agreement.

The Released Parties and the Exculpated Parties have made substantial and valuable contributions to the Debtors’ restructuring through efforts to negotiate and implement the Plan, which will maximize and preserve the going-concern value of the Debtors for the benefit of all parties in interest. Accordingly, each of the Released Parties and the Exculpated Parties warrants the benefit of the release and exculpation provisions.

IMPORTANTLY, (A) ALL HOLDERS OF CLAIMS OR INTERESTS THAT VOTE TO ACCEPT OR ARE DEEMED TO ACCEPT THE PLAN, (B) ALL HOLDERS OF CLAIMS OR INTERESTS THAT ABSTAIN FROM VOTING ON THE PLAN AND WHO DO NOT AFFIRMATIVELY OPT OUT OF THE RELEASES PROVIDED BY THE PLAN BY CHECKING THE BOX ON THE APPLICABLE BALLOT INDICATING THAT THEY OPT NOT TO GRANT THE RELEASES PROVIDED IN THE PLAN, AND (C) ALL HOLDERS OF CLAIMS OR INTERESTS THAT VOTE TO REJECT THE PLAN AND WHO DO NOT AFFIRMATIVELY OPT OUT OF THE RELEASES PROVIDED BY THE PLAN BY CHECKING THE BOX ON THE APPLICABLE BALLOT INDICATING THAT THEY OPT NOT TO GRANT THE RELEASES PROVIDED IN THE PLAN, WILL BE DEEMED TO HAVE EXPRESSLY,

UNCONDITIONALLY, GENERALLY, INDIVIDUALLY, AND COLLECTIVELY RELEASED AND DISCHARGED ALL CLAIMS AND CAUSES OF ACTION AGAINST THE DEBTORS AND THE RELEASED PARTIES. THE RELEASES ARE AN INTEGRAL ELEMENT OF THE PLAN.

Based on the foregoing, the Debtors believe that the releases and exculpations in the Plan are necessary and appropriate and meet the requisite legal standard promulgated by the United States Court of Appeals for the Third Circuit. Moreover, the Debtors will present evidence at the Confirmation Hearing to demonstrate the basis for and propriety of the release and exculpation provisions. The release, exculpation, and injunction provisions that are contained in the Plan are copied in pertinent part below.

1.	Release of Liens, Claims and Interests

Except as otherwise provided herein or in any contract, instrument, release or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all Claims, Interests or Liens, including but not limited to mortgages, deeds of trust, Liens, pledges or other security interests, against or in any property of the Estates shall be fully released, discharged, terminated and extinguished, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Entity, and all of the right, title and interest of any holder of such mortgages, deeds of trust, Liens, pledges or other security interests shall revert to the Reorganized Debtors and its successors and assigns. Any Entity holding such Liens, Claims or Interests will, if necessary, pursuant to section 1142 of the Bankruptcy Code, promptly execute and deliver to the Reorganized Debtors such instruments of termination, release, satisfaction and/or assignment (in recordable form) as may be reasonably requested by the Reorganized Debtors and shall incur no liability to any Entity in connection with its execution and delivery of any such instruments. Any Holder of a Secured Claim (and the applicable agents for such Holder) shall be authorized and directed to release any collateral or other property of any Debtors (including any cash collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder), and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

2.	Releases by the Debtor

Effective as of the Effective Date, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is hereby deemed to be conclusively, absolutely, unconditionally, irrevocably and forever released and discharged by the Debtors, the Reorganized Debtors and their Estates, in each case on behalf of themselves and their respective successors, assigns and representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for or because of the foregoing Entities, from any and all Causes of Action, including any derivative claims, asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort or otherwise, that the Debtors, the Reorganized Debtors or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of a Holder of any Claim against, or Interest in, a Debtor or other Entity, based on or relating to or in any manner arising from, in whole or in part, the Debtors (including the Debtors’ capital structure, management, ownership or operation thereof), the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions between or among a Debtor or an Affiliate of a Debtor and another Debtor or Affiliate of a Debtor, the Chapter 11 Cases, the formulation, preparation, dissemination or negotiation of the Restructuring Support Agreement, the DIP Facility Documents, the Disclosure Statement, the Revolving Exit Facility, the New Senior Secured Term Loan Facility Documents, the New Second Lien Term Loan Facility Documents, the Plan (including, for the avoidance of doubt, the Plan Supplement), or any Restructuring Transactions, contract, instrument, release or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the DIP Facility, the Disclosure Statement, the Revolving Exit Facility, New Senior Secured Term Loan Facility, the New Second Lien Term Loan Facility, the Plan Supplement, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, to the extent applicable, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date, except for claims or liabilities arising out of or relating to any act or omission by a Released Party that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct or gross negligence.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release the (i) Excluded Claims or (ii) the rights of the Debtors with respect to any confidentiality provisions or covenants restricting competition in favor of the Debtors under any employment agreement with a current or former employee of the Debtors.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Releases, which include by reference each of the related provisions and definitions contained in the Plan, and further shall constitute the Bankruptcy Court’s finding that the Debtor Releases are: (i) in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the Restructuring Transactions and implementing the Plan; (ii) a good faith settlement and compromise of the Claims released by the Debtor Releases; (iii) in the best interests of the Debtors and all Holders of Claims and Interests; (iv) fair, equitable and reasonable; (v) given and made after due notice and opportunity for hearing; and (vi) a bar to any of the Debtors, the Reorganized Debtors or the Debtors’ Estates asserting any Cause of Action released pursuant to the Debtor Releases.

3.	Releases by Holders of Claims and Interests

Effective as of the Effective Date, except as otherwise expressly set forth in the Plan or the Confirmation Order, on and after the Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged by each Releasing Party from any and all Causes of Action, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort or otherwise, including any derivative claims asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the capital structure, management, ownership or operation thereof), the subject matter of or the transactions or events giving rise to any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor any other Released Party, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions between or among a Debtor or an affiliate of a Debtor and another Debtor or affiliate of a Debtor, the Chapter 11 Cases, the formulation, preparation, dissemination or negotiation of the Restructuring Support Agreement, the DIP Facility Documents, the Revolving Exit Facility, the New Senior Secured Term Loan Facility Documents, the New Second Lien Term Loan Facility Documents, the Disclosure Statement, the Plan (including, for the avoidance of doubt, the Plan Supplement), or any Restructuring Transactions, contract, instrument, release, or other agreement or document relating to any of the foregoing, created or entered into in connection with the Restructuring Support Agreement, the DIP Facility, the Disclosure Statement, the Revolving Exit Facility, New Senior Secured Term Loan Facility, the New Second Lien Term Loan Facility, the Plan Supplement, before or during the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, to the extent applicable, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date, except for claims or liabilities arising out of or relating to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct or gross negligence.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release the (i) Excluded Claims, (ii) the rights of any current employee of the Debtors under any employment agreement or plan or (iii) the rights of Holders of Allowed Claims or Allowed Interests to receive distributions under the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is: (i) consensual; (ii) essential to the confirmation of the Plan; (iii) given in exchange for the good and valuable consideration provided by the Released Parties; (iv) a good faith settlement and compromise of the Claims released by the Third-Party Release; (v) in the best interests of the Debtors and their Estates; (vi) fair, equitable and reasonable; (vii) given and made after due notice and opportunity for hearing; and (viii) a bar to any of the Releasing Parties asserting any claim or Cause of Action released pursuant to the Third-Party Release.

4.	Exculpation

As of the Effective Date, except as otherwise specifically provided in the Plan or Confirmation Order, no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from, any Exculpated Claim other than those arising out of or relating to any act by or omission of an Exculpated Party that have been determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

The Exculpated Parties have, and upon Consummation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes on the Plan, distribution of consideration pursuant to the Plan and, to the extent applicable, the offer, issuance and sale or purchase of securities pursuant to the Plan and, therefore, are not, and on account of such solicitation, distribution and issuance shall not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan, such distributions made pursuant to the Plan and issuance of securities pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the exculpations set forth above do not release the (i) Excluded Claims, (ii) the rights of any current employee of the Debtors under any employment agreement or plan or (iii) the rights of Holders of Allowed Claims or Allowed Interests to receive treatment in accordance with the Plan.

5.	Injunction

Effective as of the Effective Date, except as otherwise expressly provided in the Plan or the Confirmation Order or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Enjoined Parties are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties or the Released Parties and their respective assets and properties: (i) commencing or continuing in any manner any action, suit or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (ii) enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (iii) creating, perfecting or enforcing any encumbrance of any kind against such Entities or the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Holder has filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim or Interest or otherwise that such Holder asserts, has or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (v) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan.

N.	When is the deadline to vote on the Plan?

The Voting Deadline is October 18, 2020, at 5:00 p.m. (Eastern Daylight Time).

O.	How do I vote on the Plan?

Detailed instructions regarding how to vote on the Plan are contained on the ballot distributed to holders of Claims that are entitled to vote on the Plan (the “Ballot”). For your vote to be counted, the Ballot containing your vote must be properly completed, executed, and delivered as directed so that it is actually received by the Debtors’ claims, noticing, and solicitation agent, Prime Clerk (the “Notice and Claims Agent”) on or before the Voting Deadline, i.e. October 18, 2020, at 5:00 p.m., Eastern Daylight Time. If a Ballot is received after the Voting Deadline, it will not be counted unless the Debtors determine otherwise. See Article X of this Disclosure Statement, entitled “Solicitation and Voting Procedures,” for additional information.

P.	Why is the Bankruptcy Court holding a Confirmation Hearing?

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court to hold a hearing on confirmation of the Plan and recognizes that any party in interest may object to Confirmation of the Plan. Shortly after the commencement of the Chapter 11 Cases, the Debtors will request that the Bankruptcy Court schedule the Confirmation Hearing. All parties in interest will be served notice of the time, date, and location of the Confirmation Hearing once scheduled.

Q.	When is the Confirmation Hearing set to occur?

The Debtors intend to request that the Bankruptcy Court schedule the Confirmation Hearing for November 17, 2020, or as such time determined by the Bankruptcy Court. The Confirmation Hearing may be adjourned from time to time without further notice.

The Debtors intend to request that objections to Confirmation must be filed and served on the Debtors, and certain other parties, by no later than November 13, 2020, at 4:00 p.m. (Eastern Standard Time), or such other time determined by the Bankruptcy Court.

R.	What is the purpose of the Confirmation Hearing?

The confirmation of a plan of reorganization by a bankruptcy court binds the debtor, any issuer of securities under a plan of reorganization, any person acquiring property under a plan of reorganization, any creditor or equity interest holder of a debtor, and any other person or entity as may be ordered by the bankruptcy court in accordance with the applicable provisions of the Bankruptcy Code. Subject to certain limited exceptions, the order issued by the bankruptcy court confirming a plan of reorganization discharges a debtor from any debt that arose before the confirmation of such plan of reorganization and provides for the treatment of such debt in accordance with the terms of the confirmed plan of reorganization.

S.	What is the effect of the Plan on the Debtors’ ongoing businesses?

The Debtors are reorganizing under chapter 11 of the Bankruptcy Code. As a result, the occurrence of the Effective Date means that the Debtors will not be liquidated or forced to go out of business. Following Confirmation, the Plan will be consummated on the Effective Date, which is a date that is the first Business Day after the Confirmation Date on which (1) no stay of the Confirmation Order is in effect and (2) all conditions to Consummation have been satisfied or waived (see Article VIII of the Plan). On or after the Effective Date, and unless otherwise provided in the Plan, the Reorganized Debtors may operate their businesses and, except as otherwise provided by the Plan, may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. Additionally, upon the Effective Date, all actions contemplated by the Plan will be deemed authorized and approved.

T.	Who do I contact if I have additional questions with respect to this Disclosure Statement or the Plan?

If you have any questions regarding this Disclosure Statement or the Plan, please contact the Debtors’ Notice and Claims Agent, Prime Clerk LLC, via one of the following methods:

By regular mail, hand delivery or overnight mail at:

PREIT Ballot Processing

c/o Prime Clerk LLC

One Grand Central Place

60 East 42nd Street, Suite 1440

New York, NY 10165

By electronic mail at:

preitballots@primeclerk.com

By telephone (toll free) at:

877-469-6799 (domestic, toll-free) or +1 (347) 897-4074 (local/international, toll) and request to speak with a member of the Solicitation Team.

Copies of the Plan, this Disclosure Statement, and any other publicly filed documents in the Chapter 11 Cases are available upon written request to the Notice and Claims Agent at the address above or by downloading the documents from the Debtors’ restructuring website at https://cases.primeclerk.com/preitballots (free of charge) or, upon the filing of the Chapter 11 Cases, via PACER at https://www.pacer.gov (for a fee).

U.	Do the Debtors recommend voting in favor of the Plan?

Yes. The Debtors believe that the Plan provides for a larger recovery to the Debtors’ stakeholders than would otherwise result from any other available alternative. The Debtors believe that the Plan enables them to emerge from chapter 11 expeditiously, is in the best interest of the Debtors’ stakeholders, and that any other alternatives (to the extent they exist) fail to realize or recognize the value inherent under the Plan.

V.	Who Supports the Plan?

The Plan is supported by the Debtors, the Agent, and the Consenting Lenders that have executed the Restructuring Support Agreement, including holders of approximately 80.5% in principal amount of the Unsecured Credit Facility Claims and approximately 100% in aggregate amount of the Specified Derivatives Claims.

IV.	THE DEBTORS’ CORPORATE HISTORY, STRUCTURE, AND BUSINESS OVERVIEW

A.	The Company’s History and Business Operations

1.	Overview of Company’s History

PREIT, a Pennsylvania business trust founded in 1960 and one of the first REITs in the United States, has a primary investment focus on retail shopping malls located in the eastern half of the United States, primarily in the Mid-Atlantic region. PREIT currently owns interests in 26 retail properties, of which 25 are operating properties and one is a development property. Located across nine states, the 25 operating properties include 21 shopping malls and four other retail properties and canvass a total of 20.1 million square feet. PREIT, and certain partnerships in which PREIT, holds an interest own 15.7 million square feet at these properties (excluding space owned by anchors or third parties).

PREIT is a fully integrated, self-managed and self-administered REIT that has elected to be treated as a REIT for federal income tax purposes. In general, it is required each year to distribute to shareholders at least 90% of its net taxable income and to meet certain other requirements in order to maintain the favorable tax treatment associated with qualifying as a REIT. In recent years, PREIT has increased the portion of its mall properties leased to non-traditional mall tenants. Approximately 24% of its mall space is committed to non-traditional tenants offering services such as dining and entertainment, health and wellness, off-price retail and fast fashion.

To enhance the experience for shoppers, most of PREIT’s malls have restaurants and/or food courts, and some of the malls have multi-screen movie theaters and other entertainment options, either as part of the mall or on outparcels around the perimeter of the mall property. In addition, many of the malls have outparcels containing restaurants, banks or other stores. The malls frequently serve as a central place for community, promotional and charitable events in their geographic trade areas.

2.	Ownership Structure

The Company holds interests in its portfolio of properties through its operating partnership, PREIT Associates, L.P. (“PREIT Associates”), a limited partnership formed under the laws of Delaware. PREIT is the sole general partner of PREIT Associates and, as of December 31, 2019, held a 97.5% controlling interest in PREIT Associates. It owns interests in its properties through various ownership structures, including partnerships and tenancy-in-common arrangements. PREIT Associates’ direct or indirect economic interest in the properties ranges from 25% or 50% (for eight partnership properties) up to 100%.

The Company provides management, leasing and real estate development services through two of its subsidiaries: (i) PREIT Services, LLC (“PREIT Services”), which generally develops and manages properties that the Company consolidates for financial reporting purposes; and (ii) PREIT-RUBIN, Inc. (“PRI”), which generally develops and manages properties that the Company does not consolidate for financial reporting purposes, including properties owned by partnerships in which the Company owns an interest, and properties that are owned by third parties in which the Company does not have an interest.

PREIT Services and PRI are consolidated. PRI is a taxable REIT subsidiary, as defined by federal tax laws, which means that it is able to offer additional services to tenants without jeopardizing the Company’s continuing qualification as a REIT under federal tax law.

3.	Retail Properties

PREIT owns interests in twenty-five (25) operating retail properties, including twenty-one (21) shopping malls and four other retail properties. In general, PREIT owns the land underlying the properties in fee, or, in the case of properties held by partnerships with others, ownership of the partnership entity is in fee. At certain properties, however, the underlying land is owned by third parties and leased to PREIT (or the relevant holding partnership) under long-term ground leases. Under such leases, the building owner pays rent for the use of the land and is responsible for all costs and expenses related to the building and improvements.

The following summary table includes relevant information regarding PREIT’s retail properties, in which PREIT or one of its affiliates owns a 100% interest:

Property/Location (Malls)	Occupancy (%)[4]	Anchors/Major Tenants
Capital City Mall, Camp Hill, PA	99.5	JC Penney, Field & Stream, Macy’s, Dicks Sporting Goods, and Dave & Buster’s
Cherry Hill Mall, Cherry Hill, NJ	98.3	JC Penney, Field & Stream, Macy’s, Dicks Sporting Goods, and Dave & Buster’s
Cumberland Mall, Vineland, NJ	88.9	Best Buy, BJ’s Wholesale Club, Boscov’s, Burlington, Dick’s Sporting Goods, Home Depot, and Marshalls
Dartmouth Mall, Dartmouth, MA	99.6	JC Penney, Macy’s and AMC
Exton Square Mall, Exton, PA	59.2	Boscov’s, Macy’s, Whole Foods and Round 1
Francis Scott Key Mall, Frederick, MD	92.5	Barnes & Noble, JC Penney, Macy’s, Sears and Value City Furniture
Jacksonville Mall, Jacksonville, NC	99.0	Barnes & Noble, Belk, JC Penney and Sears
Magnolia Mall, Florence, SC	99.7	Barnes & Noble, Belk, Best Buy, Dick’s Sporting Goods, JC Penney, Burlington, HomeGoods, and Five Below
Moorestown Mall, Moorestown, NJ	93.8	Boscov’s, Lord & Taylor, Regal Cinema RPX, Sears, HomeSense, Five Below, and Sierra Trading Post

[4]

Occupancy is calculated based on the space owned by PREIT, excludes space owned by tenants or other lessors, and includes space occupied by both anchor and non-anchor tenants, irrespective of the term of their agreements.

Patrick Henry Mall, Newport News, VA	96.8	Dick’s Sporting Goods, Dillard’s, JC Penney and Macy’s
Plymouth Meeting Mall, Plymouth Meeting, PA	87.5	AMC Theater, Boscov’s, Legoland Discovery Center, Whole Foods, and Burlington
The Mall at Prince Georges, Hyattsville, MD	99.0	JC Penney, Macy’s, Marshalls, Ross Dress for Less, TJ Maxx and Target
Springfield Town Center, Springfield, VA	94.2	Dick’s Sporting Goods, JC Penney, Macy’s, Nordstrom Rack, Regal Cinemas and Target
Valley Mall, Hagerstown, MD	99.4	JC Penney, Tilt, and Belk
Valley View Mall, La Crosse, WI	70.7	Barnes & Noble and JC Penney
Viewmont Mall, Scranton, PA	99.7	JC Penney, Dick’s Sporting Goods/Field and Stream, HomeGoods and Macy’s
Willow Grove Park, Willow Grove, PA	97.1	Apple, Bloomingdale’s, Macy’s, Nordstrom Rack and Sears
Woodland Mall, Grand Rapids, MI	98.7	Apple, Barnes & Noble, JC Penney, Kohl’s, Macy’s, and Von Maur

PREIT also owns retail space at the consolidated malls in Valley View Center, La Crosse, Wisconsin, where it has a 100% ownership interest, with 100% occupancy. Major tenants at this mall include Chuck E. Cheese, Dick’s Sporting Goods and Play It Again Sports. PREIT’s revenue consists primarily of fixed rental income, additional rent in the form of expense reimbursements, and percentage rent (i.e., rent that is based on a percentage of its tenants’ sales or a percentage of sales in excess of thresholds that are specified in the leases) derived from its income producing properties. PREIT also receives income from its real estate partnership investments and from the management and leasing services PRI provides.

4.	PREIT’s Business Strategy

As a publicly traded REIT, the Company’s primary objective (outside of the context of chapter 11) is to maximize long-term value for shareholders. To that end, the Company’s business goals are to generate the highest possible rental income, tenant sales and occupancy at properties in order to maximize cash flows, net operating income, funds from operations, funds available for distribution to shareholders and other operating measures and results, and ultimately to maximize the values of the Company’s properties.

a.	Balance Sheet

The Company tries to improve operating performance by, among other things: (i) selling properties or interests in properties with values in excess of their mortgage loans; (ii) entering into joint ventures or other partnerships or arrangements involving contribution of assets; and (iii) issuing common or preferred equity or equity-related securities. The Company also refinances mortgage loans on properties to lengthen and stagger the maturities of debt obligations to manage capital requirements.

Where appropriate, the Company disposes of malls and other properties that do not meet the Company’s financial and strategic criteria. Since 2012, the Company has sold seventeen (17) malls, four (4) power centers, two (2) street retail properties, three (3) office properties, several land parcels and other real estate assets for an aggregate total of $886.6 million. The proceeds generated from these sales were reinvested in PREIT’s existing redevelopment program or used to repay debt.

b.	Portfolio and Properties

The Company’s portfolio derives most of its net operating income from high productivity properties located in major metropolitan markets. The Company holds ownership interests in ten (10) properties in the Philadelphia metro area, four (4) properties in the Washington, D.C. metro area and one (1) property in the Boston-Providence metro area.

PREIT also redevelops particular properties to increase the potential value in its portfolio, and to maintain or enhance competitive positions. Redevelopment makes the properties more attractive to customers and retailers, which in turn leads to increases in shopper traffic, sales, occupancy and rental rates. Redevelopments typically focus on anchor replacement and remerchandising.

c.	Operating Results

PREIT’s operating results are heavily driven by total occupancy at its properties. Through coordination with tenants on new store locations, concept stores and store prototypes, the Company tailors occupancy increases to particular properties. The Company also focuses heavily on controlling and/or reducing operating costs at its various properties, including by managing a significant proportion through contracts with third party vendors for housekeeping and maintenance, security services, landscaping and trash removal. These contracts provide reasonable control, certainty and predictability. The Company also seeks to contain certain expenses through active programs for managing utility expenses and real estate taxes.

B.	The Debtors’ Prepetition Organizational and Capital Structure

The Debtors comprise sixty-nine (69) entities, certain of which are special purpose entities (“SPEs”) associated with specific properties. The Company’s interests in its portfolio properties are held by SPEs through various ownership structures, including partnerships and tenancy in common arrangements. These SPEs are controlled by PREIT Associates, which PREIT holds a 97.5% controlling interest in as the sole general partner.

PREIT Services, which is wholly owned by PREIT Associates, holds interests in SPEs that develop and manage properties that are consolidated for financial reporting purpose. Similarly, PRI, which is also wholly owned by PREIT Associates, holds interests in SPEs that develop and manage properties that are not consolidated for financial reporting.

The Debtors in these Chapter 11 Cases include PREIT and certain of its direct and indirect subsidiaries. A chart depicting the Debtors’ organizational structure as of the date hereof is attached hereto as Exhibit F.

As of the date hereof, the Debtors’ debt obligations primarily include (i) $538 million outstanding under the unsecured Revolver/TL Credit Agreement (as defined below), (ii) $375 million outstanding under the unsecured Seven-Year Term Loan Agreement (as defined below), (iii) $22.5 million outstanding under the secured Bridge Loan Credit Agreement (as defined below), (iv) certain interest rate swap agreement obligations, and (v) certain mortgage loan obligations and lease obligations all as further described below.

The following table depicts the Debtors’ prepetition capital structure, exclusive of accrued but unpaid interest and fees:

FUNDED DEBT
Funded Debt	Maturity	Outstanding Principal Amount as of October 7, 2020
Prepetition Bridge Facility	October 31, 2020	$22.5 million
Prepetition Revolver/TL Credit Facility	May 23, 2023	$538 million
Prepetition Seven-Year Term Loan Facility	December 29, 2021	$375 million
	Total Funded Debt	$935.5 million

PREFERRED EQUITY
Preferred Equity[5]	Shares Outstanding	Approximate Liquidation Preference
Series B Preferred Shares	3,450,000	$86,250,000
Series C Preferred Shares	6,900,000	$172,500,000
Series D Preferred Shares	5,000,000	$125,000,000

1.	Prepetition Unsecured Debt Obligations

a.	Revolver/TL Credit Agreement

On May 24, 2018, PREIT, PREIT Associates and PRI entered into that certain Amended and Restated Credit Agreement dated as of May 24, 2018 (as amended from time to time) (the “Revolver/TL Credit Agreement”), with Wells Fargo Bank, National Association, U.S. Bank National Association, Citizens Bank, N.A., and the other financial institutions party thereto (the “Revolver/TL Lenders”), pursuant to which the Company obtained an unsecured facility in the aggregate principal amount of $675 million, consisting of a $375 million revolving facility and a $300 million term loan facility. The maturity date of the Revolving Facility is May 23, 2022, subject to two six-month extensions at the Company’s election, and the maturity date of the Prepetition Term Facility is May 23, 2023. As of the date hereof, $538 million was outstanding under Revolver/TL Credit Agreement.

b.	Seven-Year Term Loan Agreement

On January 8, 2014, PREIT, PREIT Associates and PRI entered into that certain Seven-Year Term Loan Agreement dated January 8, 2014 (as amended from time to time) (the “Seven-Year Term Loan Agreement”) with Wells Fargo Bank, National Association, Capital One, National Association and the financial institutions party thereto (the “Seven-Year TL Lenders”) pursuant to which the Company obtained a term loan facility in the aggregate principal amount of $250 million. As of the date hereof, $375 million remained outstanding under the Seven-Year Term Loan Agreement, which matures on December 29, 2021.

c.	Bridge Loan Credit Agreement

On August 11, 2020, PREIT, PREIT Associates and PRI entered into that certain Credit Agreement with Wells Fargo Bank, National Association and the financial institutions party thereto (the “Bridge Lenders”) for a secured term loan facility allowing for borrowings up to $30 million (the “Bridge Loan Credit Agreement”). The Company’s obligations under the Bridge Loan Credit Agreement are guaranteed by certain of PREIT’s subsidiaries. The Company’s and guarantors’ obligations under the Bridge Loan Credit Agreement and related guaranty are secured by mortgages and deeds of trust on a portfolio of twelve

[5]	The figures provided are based on the Company’s 10-Q filed on August 10, 2020.

(12) of PREIT’s subsidiaries’ properties, including nine (9) malls and three (3) additional parcels. The obligations are further secured by a pledge of substantially all of the personal property of the Company and the guarantors pursuant to a collateral agreement and a pledge of substantially all of the equity interests of the guarantors (subject to limited exceptions) pursuant to a pledge agreement.

d.	Interest Rate Swap Agreements

In the normal course of business, PREIT is exposed to financial market risks, including interest rate risks, which it addresses through interest rate swap agreements (the “Specified Derivatives”). Aside from the Company’s other hedges and swaps, certain of the Specified Derivatives were entered into by and between the Debtors on one side and the Consenting Lenders (or the non-Consenting Lenders, as applicable) as swap participants. As of September 30, 2020, the Swap Agreements have a weighted average base interest rate of 2.05% on a notional amount of $680 million, maturing on various dates through May 2023. Prior to the date hereof, the Specified Derivatives were net settled monthly.

2.	The Debtors’ Other Prepetition Obligations

a.	Secured Property-Level Debt Obligations

The Company has payment obligations under mortgage loans secured by eight consolidated properties that and are due in installments over various terms extending to 2025. Similarly, the Company also has payment obligations relating to unconsolidated properties, based on its respective partnership interests in the entities that own the unconsolidated properties. The unconsolidated property mortgage loans are secured by seven unconsolidated properties and are due in installments over various terms extending to 2027. The Debtors’ obligations with respect to such project-level secured indebtedness (the “Secured Property Level Debt”) remain unimpaired by the Plan.

b.	Real Property Lease Obligations

The Company has entered into numerous ground leases for portions of the land at Springfield Town Center and Plymouth Meeting Mall. The Company has also entered into an office lease for its headquarters, as well as vehicle, solar panel and equipment leases, under which the Company is a lessee. The initial terms of these agreements generally range from three to forty years, with certain agreements containing extension options for up to an additional 60 years.

c.	Guaranty Obligations

1.	Fashion District Philadelphia

PREIT Associates has severally guaranteed 50% of the obligations of non-debtor PM Gallery LP, a 50/50 joint venture with Macerich Company, under the Fashion District Facility. The Fashion District Facility has $301 million outstanding, PREIT Associates’ share of which is $150.5 million.6

2.	Woodland Loan Agreement

The Company has entered into numerous ground leases for portions of the land at Springfield Town Center and Plymouth Meeting Mall. PREIT Associates has guaranteed the obligations of non-debtor affiliate PR Woodland Limited Partnership (“PR Woodland”) in relation to the $130 million Loan Agreement dated April 8, 2016 entered by and between PR Woodland, as borrower, U.S. Bank National Association, as administrative agent, and the lenders party thereto (as amended, modified, restated or reaffirmed from time to time, the “Woodland Loan Agreement”). The maximum liability of PREIT Associates under its guaranty of PR Woodland’s obligations under the Woodland Loan Agreement is $32.5 million.

[6]	Outstanding principal balance provided as of June 30, 2020.

PREIT Associates is additionally a guarantor under the recourse carve out guaranty agreement and environmental indemnification agreement entered into in connection with the Woodland Loan Agreement.

d.	Equity Holders of PREIT

1.	Common Shares

PREIT’s common shares of beneficial interest are publicly traded on the New York Stock Exchange under the trading symbol PEI. As of October 6, 2020, the Company’s voting stock was trading at approximately $0.58 per share. As of June 30, 2020 there were approximately 79,460,000 PEI shares issued and outstanding.

2.	Preferred Shares

PREIT’s preferred shares are also publicly traded on the New York Stock Exchange. As of the date hereof, PREIT had outstanding: (i) 3,450,000 7.375% Series B Cumulative Redeemable Perpetual Preferred Shares with an approximate liquidation preference of $86.3 million; (ii) 6,900,000 7.20% Series C Cumulative Redeemable Perpetual Preferred Shares with an approximate liquidation preference of $172.5 million; and (iii) 5,000,000 6.875% Series D Cumulative Redeemable Perpetual Preferred Shares with an approximate liquidation preference of $125 million.

V.	CIRCUMSTANCES LEADING TO THE CHAPTER 11 FILINGS

A.	Market Conditions

As described above, the Debtors are engaged in the ownership, management, leasing, acquisition, redevelopment, and disposition of shopping malls. The retail sector—and shopping malls by extension—has been hit especially hard by the COVID-19 pandemic due to mandatory store closures, travel restrictions, and unprecedented upheaval in the financial markets. The Debtors’ business and operations and those of many of their tenants have been materially and adversely impacted by the government-mandated travel restrictions, business closures and property shutdowns and the implementation of “social distancing” and certain other measures to prevent the further spread of the virus.

In mid-March 2020, as a result of the COVID-19 pandemic, the Debtors began closing their enclosed shopping malls, which remained closed for the majority of the second quarter of 2020. As of the date hereof, all of the Debtors’ malls have re-opened and are adhering to social distancing and sanitation and safety protocols designed to address the risks posed by COVID-19, but many tenants are operating at reduced capacity or have not yet re-opened. Worse yet, some tenants have entirely ceased business operations. Local governments in some jurisdictions where the Debtors’ malls are located are also contemplating or implementing new or renewed travel restrictions and business closures, which could result in closures of the Debtors’ properties.

During March and April of 2020, the Debtors received requests from tenants relating to rent relief or deferral. In the second quarter of 2020, a substantial amount of contractual rent receivables was not collected and the Debtors have continued collection efforts and negotiations with tenants as part of a rent relief initiative. The Debtors believe that future rent collections are probable, but that collections will continue to be below tenants’ rent obligations as long as lingering effects of COVID-19, including new or renewed business closures, affect the return of customers to malls and the financial strength of the tenants.

B.	Prepetition Debt Obligations and Liquidity Constraints

Prior to the date hereof, and as a result of the operational challenges described above, the Debtors engaged with the Revolver/TL Lenders and Seven-Year Term Lenders during the second and third (and leading into the fourth) quarters of 2020 to manage their obligations under the Revolver/TL Credit Agreement and the Seven-Year Term Loan Agreement (together, the “Unsecured Credit Agreements”). On July 27, 2020, in anticipation of not meeting certain financial covenants, the Debtors entered into amendments to the Unsecured Credit Agreements to suspend certain debt covenants until September 30, 2020, which was subsequently extended until October 31, 2020 (the “Suspension Period”). Additionally, the minimum liquidity requirements under the Seven-Year Term Loan Agreement were reduced during the Suspension Period.

C.	PREIT’s Prepetition Restructuring Efforts

The Company has been pursuing restructuring efforts through a potential out-of-court transaction since early 2020. To that end, the Company retained and began working with PJT Partners, Inc. (“PJT Partners”), as its investment banker, to explore out-of-court consensual restructuring options. The Debtors subsequently retained DLA Piper LLP (US) as their restructuring counsel.

To account for the possibility that an out-of-court transaction may not be achieved (given the potential lack of unanimous lender consent), the Debtors and their advisors negotiated with the Consenting Lenders the terms of an in-court restructuring of the Company’s capital structure.

As a result of the Debtors’ prepetition restructuring initiatives, the Debtors and the Consenting Lenders reached an agreement-in-principle on the restructuring transactions as reflected in the Plan. As described above, on October 7, 2020, the Debtors and the Consenting Lenders entered into the Restructuring Support Agreement, which sets forth the material terms and conditions of the restructuring transaction to be implemented though the Plan (the “Restructuring Transaction”). The Plan and the Restructuring Support Agreement contemplate that the Restructuring Transaction will provide, inter alia, that the Company’s outstanding prepetition debt obligations will be repaid, restructured or satisfied, including: (i) the Seven-Year Term Loan Agreement; (ii) the Revolver/TL Credit Agreement; (iii) the Bridge Loan Credit Agreement; and (iv) the Specified Derivatives.

Upon the effective date of the Plan, the capital structure of the reorganized Debtors will consist of an approximately $150 million first lien senior secured revolving credit facility (the “Revolving Exit Facility”); (ii) an approximately $600 million first lien senior secured term loan facility (the “Senior Term Loan Facility” and together with the Revolving Exit Facility, the “Senior Facilities”); (iii) an approximately $319 million second lien secured term loan facility (the “Second Lien Term Loan Facility” and together with the Senior Facilities, the “Secured Facilities”); (iv) reinstated Secured Property-Level Debt; (v) assumed (or reinstated, as the case may be) general unsecured debt payable in the ordinary course of business of the reorganized Company; (vi) reinstated Specified Derivatives, or, alternatively, incremental loans under the Second Lien Term Loan Facility equal to the termination value of the Specified Derivatives not held by Consenting Lenders and that do not elect to reinstate their swap transactions; and (vii) the existing, unmodified equity reorganized PREIT.

The level of consensus for this comprehensive reorganization reflects the efforts undertaken by the Debtors and the parties to the Restructuring Support Agreement and their belief in the Debtors’ prospects as a reorganized enterprise. More importantly, the Plan proposes to pay all Allowed General Unsecured Claims in full or reinstate such claims pursuant to section 1124 of the Bankruptcy Code. In so doing, the Plan is intended to minimize any potential adverse effects to the Debtors’ businesses, tenants, and trade partners as a result of the restructuring, and thus positioning the Debtors for a prompt emergence from bankruptcy.

VI.	MATERIAL DEVELOPMENTS AND ANTICIPATED EVENTS OF THE CHAPTER 11 CASES

A.	First Day Relief

On the Petition Date, along with their voluntary petitions for relief under chapter 11 of the Bankruptcy Code (the “Petitions”), the Debtors intend to file several motions (the “First Day Motions”) designed to facilitate the administration of the Chapter 11 Cases and minimize disruption to the Debtors’ operations, by, among other things, easing the strain on the Debtors’ relationships with employees, vendors, and tenants following the commencement of the Chapter 11 Cases. The First Day Motions, and all orders for relief entered in the Chapter 11 Cases, will be available upon the filing, and can be viewed free of charge, at https://cases.primeclerk.com/PREIT.

B.	Proposed Confirmation Schedule

The Restructuring Support Agreement requires that the Debtors proceed in accordance with the Restructuring Support Agreement milestones, including securing confirmation of the Plan no later than thirty (30) days after the Petition Date. In light of the Debtors’ extensive prepetition restructuring efforts, the timeline from the anticipated Petition Date to the confirmation hearing provides more than sufficient time to administer these Chapter 11 Cases in a manner that gives all parties in interest a full and fair opportunity to participate in the process. Following commencement of the Chapter 11 Cases, the Debtors will file a scheduling motion seeking approval of the confirmation schedule based on the anticipated Petition Date and below milestones:

Milestone Event	Anticipated Date
Confirmation Milestone	November 17, 2020
Effective Date Milestone	November 22, 2020

VII.	SUMMARY OF THE PLAN

The Plan contemplates the following key terms, among others described herein and therein:

A.	General Settlement of Claims and Interests

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the classification, distributions, releases and other benefits provided pursuant to the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests and controversies relating to the contractual, legal and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest, as set forth in the Restructuring Support Agreement and as between the Consenting Lenders and the Debtors.

The Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests and controversies pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates and Holders of Claims and Interests and is fair, equitable and reasonable. Subject to Article VI of the Plan, all distributions made to Holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be and shall be final.

B.	Restructuring Transactions

On the Effective Date, and pursuant to the Plan, the Debtors or the Reorganized Debtors, as applicable, shall (as agreed to by the Requisite Consenting Lenders consistent with the terms of the Restructuring Support Agreement) consummate the Restructuring Transactions set forth on Exhibit 1 in order to effectuate the Debtors’ financial reorganization consistent with the terms of the Plan.

Without limiting the foregoing, before, on or as soon as reasonably practicable after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, and their respective officers and members of the Governing Bodies, may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan that are consistent with and pursuant to the terms and conditions of the Plan, including: (i) the execution, delivery, filing, registration or recordation of any appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, formation, organization, dissolution, or liquidation containing terms that are consistent with the terms of the Plan, the Plan Supplement and the Restructuring Support Agreement; (ii) the execution, delivery, filing, registration or recordation of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan, the Plan Supplement and the Restructuring Support Agreement and having other terms to which the applicable Entities may agree; (iii) the execution, delivery and filing, if applicable, of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable state law, including any applicable modified, restated or amended Governance Documents; (iv) the entry into, execution and delivery of the Exit Facilities Documents and performance of any and all obligations in connection with the Exit Facilities; (v) the continuation and validation of the Existing Equity Interests as set forth in the Plan; (vi) such other transactions that are required to effectuate the Restructuring Transactions; and (vii) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law; provided that all such actions are consented to by the Requisite Consenting Lenders.

Pursuant to sections 363 and 1123 of the Bankruptcy Code, the Confirmation Order shall be deemed to authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by or necessary to effectuate the Plan. The authorizations and approvals contemplated by Section 4.1 of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

C.	Sources of Consideration for Plan Distributions

1.	Exit Facilities

On the Effective Date, the Reorganized Debtors shall enter into the Exit Facilities, the terms of which will be set forth in the Exit Facilities Documents. Confirmation of the Plan shall be deemed to provide (i) approval of the Exit Facilities and the Exit Facilities Documents, as applicable, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, expenses and other payments provided for therein and (ii) authorization of the Reorganized Debtors to enter into and execute the Exit Facilities Documents and such other documents as may be required to effectuate the treatment afforded by the Exit Facilities.

On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Facilities Documents (i) shall be deemed to be granted, (ii) shall be legal, binding and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facilities Documents, (iii) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit Facilities Documents, (iv) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and (v) shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the Persons and Entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

The Exit Facilities shall consist of three separate facilities: (i) the Revolving Exit Facility; (ii) the New Senior Secured Term Loan Facility; and (iii) the New Second Lien Term Loan Facility.

•

Subject to the terms of Article III of the Plan, each Prepetition Lender shall be granted the option to commit itself or its Affiliate-designee for all, but not less than all, of such Prepetition Lender’s full pro rata share (based on its holdings of loans under the Credit Agreements) of the Revolving Exit Facility (the “Revolving Exit Facility Option”). Subject to the terms and conditions of the Revolving Exit Facility Documents, (A) on the Effective Date, the proceeds of the Revolving Exit Facility shall be used to satisfy the DIP Claims; and (B) after the Effective Date, the available proceeds of the Revolving Exit Facility shall be used for working capital, general corporate purposes and other permitted uses of the Reorganized Debtors, consistent with the Approved Annual Business Plan.

•

On the Effective Date, (A) the New Senior Secured Term Loan Facility and the New Second Lien Term Loan Facility shall be used to refinance the Prepetition Unsecured Credit Facilities as set forth in Article III of the Plan and pursuant to the terms and conditions of the respective New Senior Secured Term Loan Facility Documents and the New Second Lien Term Loan Facility Documents; (B) the Prepetition Unsecured Credit Agreements and any documents ancillary thereto shall be cancelled; and (C) each Holder of an Allowed Unsecured Credit Facility Claim shall become bound by the New Senior Secured Term Loan Facility Documents and/or New Second Lien Term Loan Facility Documents (as applicable).

•

On the Effective Date, the aggregate principal amount of the New Senior Secured Term Loan Facility may be decreased such that the aggregate principal amount of the Postpetition Senior Secured Facilities (including undrawn commitments under the Revolving Exit Facility) on the Effective Date does not exceed the lesser of (a) 85% LTV and (b) a Senior Debt Yield (which, solely for the purposes of determining the aggregate principal amount of the New Senior Secured Term Loan Facility on the Effective Date, shall include undrawn commitments under the Revolving Exit Facility) of 9.00%. Any principal amount by which the New Senior Secured Term Loan Facility is decreased (or increased) will result in a corresponding dollar-for-dollar increase (or decrease) of the New Second Lien Term Loan Facility; provided that the New Second Lien Term Loan Facility shall be increased by the amount of the Allowed Specified Derivatives Claims of the Holders that are not Consenting Lenders and that elected to exercise their respective contractual rights to terminate their Swap Agreements in accordance with Section 3.3.2. of the Plan. The foregoing adjustment to the amount of the New Senior Secured Term Loan Facility is hereby referred to as the “New Senior Term Loan Facility Adjustment.”

2.	Retained Equity

On the Effective Date, each Existing Equity Interest shall be unmodified and shall remain as an outstanding Equity Security in Reorganized PREIT, and the Existing Equity Interests shall continue to be subject to the Governance Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their terms. Although PREIT is currently out of compliance with the continued listing requirements of the New York Stock Exchange (“NYSE”), it intends to request that the NYSE make an exception, given its restructuring, to maintain the listing of the Existing Equity Interests (and the Retained Equity) on the NYSE. If PREIT or Reorganized PREIT is unable to obtain an exception to remain listed on the NYSE, Reorganized PREIT shall, as soon as reasonably practicable after the Effective Date, seek to be relisted on the NYSE (or listed on the National Association of Securities Dealers Automated Quotations (“NASDAQ”)), so long as Reorganized PREIT is able to satisfy the initial listing requirements thereof. If unable to relist on either the NYSE or NASDAQ within a reasonable period of time, Reorganized PREIT may seek listing on an alternative exchange as Reorganized PREIT may reasonably determine.

3.	Cash on Hand

The Debtors or Reorganized Debtors, as applicable, shall use Cash on hand to fund distributions to certain Holders of Allowed Claims, consistent with the terms of the Plan.

D.	Reinstatement of Corporate Guarantees

On the Effective Date or as soon as reasonably practicable thereafter, any corporate guaranty previously issued by any of the Debtors in connection with the Secured Property-Level Debt shall be Reinstated as of the Effective Date.

E.	Continued Corporate Existence

Except as otherwise provided in the Plan, each Debtor, as a Reorganized Debtor, shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership or other form, as applicable, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the Governance Documents in effect prior to the Effective Date, except to the extent such Governance Documents are amended under the Plan or otherwise.

F.	Governance Documents

The Governance Documents of the Debtors in effect prior to the Effective Date shall remain in full force and effect after the Effective Date in accordance with Section 4.5 of the Plan. Solely to the extent required under the Plan or applicable non-bankruptcy law or necessary to effectuate the transactions contemplated by the Plan, on or immediately prior to the Effective Date, the Reorganized Debtors shall modify (in a manner acceptable to the Debtors and the Requisite Consenting Lenders) and file the Governance Documents with the applicable Secretary of State and/or other applicable authorities in the state of incorporation or formation (as the case may be) in accordance with the applicable state laws of the respective state. To the extent the Governance Documents are modified or amended, such documents shall be deemed to be amended pursuant to the Plan and shall require no further action or approval (other than any requisite filings required under applicable non-bankruptcy law). The modified Governance Documents shall be in the form filed with the Plan Supplement.

After the Effective Date, the Reorganized Debtors may amend and restate their Governance Documents, as applicable, and may file such documents as permitted by the laws of the respective states without further authorization from the Bankruptcy Court.

G.	Members of the Governing Bodies

As of the Effective Date, and subject to the Restructuring Support Agreement, the existing members of each Reorganized Debtor’s Governing Body (including the trustees of the Board of Trustees of PREIT) shall remain in their current capacities as members of the Governing Body of the applicable Reorganized Debtor, unless or until replaced or removed in accordance with the Governance Documents of such Reorganized Debtor in the sole discretion of such Reorganized Debtor. For the avoidance of doubt, the identities of the trustees of the Board of Trustees and officers of Reorganized PREIT shall be set forth in the Plan Supplement. To the extent any such trustee or officer of Reorganized PREIT is an “insider” as defined in section 101(31) of the Bankruptcy Code, the nature of any compensation to be paid to such trustee and officer shall also be disclosed in the Plan Supplement.

H.	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan, the Restructuring Support Agreement or any agreement, instrument or other document incorporated therein, on the Effective Date, all property in each Estate and all Causes of Action (except those released pursuant to the Debtor Releases) shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges or other encumbrances (except for Liens, if any, granted to secure the Reorganized Debtors’ obligations under the Plan). On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire or dispose of property and compromise or settle any Claims, Interest or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules other than restrictions expressly imposed by the Plan or the Confirmation order.

I.	Section 1145 Exemption

Since the Existing Equity Interests are retained (thus, riding through unimpaired) under the Plan and will not be reissued or traded by virtue of the Plan, no transfer of securities will occur or be deemed to have occurred requiring registration of such equity interests under the Securities Act or an exemption therefrom (whether under section 1145 of the Bankruptcy Code or otherwise). For the avoidance of doubt, the Retained Equity (i) will not be restricted securities as defined in Rule 144(a)(3) under the Securities Act and (ii) will be freely tradable and transferable in the United States by the recipients thereof that are not, and have not been within 90 days of such transfer, an “affiliate” of the Debtors as defined in Rule 144(a)(1) under the Securities Act, subject to and compliance with applicable securities laws and any rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments and subject to any restrictions in the Governance Documents.

J.	Cancellation and Surrender of Instruments and Agreements

On the Effective Date, except as otherwise specifically provided for in the Plan and other than as to any Existing Equity Interests: (i) the obligations of the Debtors in connection with the Prepetition Bridge Facility, the Prepetition Unsecured Credit Facilities and any other certificate, share, note, bond, indenture, purchase right, option, warrant or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of the Debtors giving rise to any Claim (other than any Existing Equity Interests), shall be cancelled as to the Debtors and the Debtors shall not have any continuing obligations thereunder, and each Holder of Bridge Facility Claims and Unsecured Credit Facility Claims shall be deemed to have surrendered all documents and instruments evidencing such Claims; and (ii) any and all notes or loans or other documentation underlying the Prepetition Bridge Facility, the Prepetition Unsecured Credit Facilities or any other loans or obligations canceled, released or refinanced under the Plan, shall be deemed surrendered as of the Effective Date; provided, however, notwithstanding Confirmation or the occurrence of the Effective Date, that any such deed, indenture or agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of allowing such Holders to receive distributions under the Plan as provided herein; provided, further, however, that the preceding proviso shall not affect the discharge of Claims pursuant to the Bankruptcy Code, the Confirmation Order or the Plan, or result in any expense or liability to the Reorganized Debtors, except to the extent set forth in or provided for under the Plan.

K.	Corporate Action

Upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects, including (i) to the extent undertaken, selection and appointment of the members of the Governing Bodies and officers of the Reorganized Debtors; (ii) adoption of or modification to the Governance Documents, if required; (iii) the assumption or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; (iv) execution of and entry into the Exit Facilities Documents; (v) the retention of the Existing Equity Interests as provided herein; (vi) implementation of the Restructuring Transactions; and (vii) all other actions contemplated by the Plan (whether to occur before, on or after the Effective Date). All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan (including the grant of security interests set forth in the Plan) shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, the members of the Governing Bodies or officers of the Debtors or the Reorganized Debtors. On or (as applicable) prior to the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and (as applicable) directed to issue, execute and deliver the agreements, documents, securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtors. The authorizations and approvals contemplated by Section 4.10 of the Plan shall be effective notwithstanding any requirements under nonbankruptcy law.

L.	Section 1146 Exemption from Certain Taxes and Fees

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (i) the issuance, reinstatement, distribution, transfer or exchange of any debt, Equity Security, or other interest in the Debtors or the Reorganized Debtors; (ii) the Restructuring Transactions; (iii) the creation, modification, consolidation, termination, refinancing and/or recording of any mortgage, deed of trust, or other security interest or the securing of additional indebtedness by such or other means; (iv) the making, assignment or recording of any lease or sublease; (v) the grant of collateral as security for any or all of the Exit Facilities; or (vi) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments or other instrument of transfer executed in connection with any transaction arising out of, contemplated by or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

M.	Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, and except where such Causes of Action have been expressly released (including, for the avoidance of doubt, pursuant to the Debtor Releases provided in Section 8.2 of the Plan), each Reorganized Debtor shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, and such Reorganized Debtor’s rights to commence, prosecute or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date.

Each Reorganized Debtor may pursue such Causes of Action, as appropriate, in accordance with the best interests of such Reorganized Debtor. No Entity may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against them. Except with respect to Causes of Action as to which the Debtors or Reorganized Debtors have released any Person or Entity on or before the Effective Date (including pursuant to the Debtor Releases), the Debtors or Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches, shall apply to such Causes of Action as a consequence of the Confirmation or Consummation.

The Reorganized Debtors shall have the exclusive right, authority and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order or approval of the Bankruptcy Court. Notwithstanding the foregoing, upon the Effective Date, all Avoidance Actions shall be released by the Debtors and shall not vest in the Reorganized Debtors.

N.	Single Satisfaction of Claims

Holders of Allowed Claims may assert such Claims against the Debtors and such Claims shall be entitled to share in the recovery provided for the applicable Class of Claims against the Debtors based upon the full Allowed amount of the Claim. Notwithstanding the foregoing, in no case shall the aggregate value of all property received or retained under the Plan on account of Allowed Claims exceed 100% of the underlying Allowed Claim plus applicable interest.

O.	Releases

The Plan contains certain releases (as described more fully in Article III.N of this Disclosure Statement, entitled “Will there be releases and exculpation granted to parties in interest as part of the Plan?”), including mutual releases among the Debtors, Reorganized Debtors, and certain of their key stakeholders. Additionally, all Holders of Claims or Interests that do not opt out of the releases contained in the Plan; or timely file with the Bankruptcy Court on the docket of the Chapter 11 Cases an objection to its inclusion as a Releasing Party under the releases contained in the Plan that is not resolved before Confirmation will be deemed to have expressly, unconditionally, individually, and collectively consented to the release and discharge of all Claims and Causes of Action against the Debtors and the Released Parties to the extent set forth in the Plan.

VIII.	OTHER KEY ASPECTS OF THE PLAN

A.	Treatment of Executory Contracts and Unexpired Leases

1.	Assumption and Rejection of Executory Contracts and Unexpired Leases

Except as otherwise provided herein, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, each of the Debtors’ Executory Contracts and Unexpired Leases shall be deemed assumed (or assumed and assigned to the respective Reorganized Debtor, as applicable) pursuant to sections 365(a) and 1123 of the Bankruptcy Code as of the Effective Date, unless such Executory Contract or Unexpired Lease: (i) was previously assumed or rejected by a Debtor, pursuant to Final Order of the Bankruptcy Court; (ii) previously expired or terminated pursuant to its own terms; or (iii) is the subject of a motion to reject filed on or before the Effective Date.

Entry of the Confirmation Order shall constitute a Bankruptcy Court order approving the assumptions, assumptions and assignments, or rejections of such Executory Contracts or Unexpired Leases as set forth in the Plan, all pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Unless otherwise indicated, all assumptions or assumptions and assignments of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party on or before the Effective Date shall revest in and be fully enforceable by the Reorganized Debtors in accordance with its terms, except as such terms may have been modified by such order. All assumed Executory Contracts or Unexpired Leases shall be enforceable by the Reorganized Debtors or such party such Executory Contract or Unexpired Lease was assigned to in accordance with their terms notwithstanding any provision in such contract or lease that prohibits, restricts or conditions assumption, assignment or transfer. Any provision in any such contract or lease that permits a Person to terminate or modify such agreement or to otherwise modify the rights of the Debtors or the Reorganized Debtors or assignee, as applicable, based on the filing of the Chapter 11 Cases or the financial condition of the Debtors or the Reorganized Debtors, as applicable, shall be unenforceable. To the extent any provision in any Executory Contract or Unexpired Lease assumed, or assumed and assigned, pursuant to the Plan (including any “change of control” provision) restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the Debtors’ assumption, or assumption and assignment, of such Executory Contract or Unexpired Lease, then such provision will be deemed modified such that the transactions contemplated by the Plan will not entitle the non-Debtor party or parties thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. After the Effective Date, the Reorganized Debtors shall have the right to terminate, amend or modify any contracts, including intercompany contracts, leases or other agreements without approval of the Bankruptcy Court.

2.	Cure of Defaults for Executory Contracts and Unexpired Leases Assumed

Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed (or assumed and assigned to the respective Reorganized Debtor, as applicable) pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash upon assumption thereof. At least fourteen (14) days before the Confirmation Hearing, the Debtors shall have served a notice on parties to Executory Contracts and Unexpired Leases to be assumed reflecting the Debtors’ intention to assume or assume and assign the Executory Contract or Unexpired Lease in connection with the Plan and setting forth the proposed cure amount (if any). If a counterparty to any Executory Contract or Unexpired Lease that the Debtors or Reorganized Debtors intend to assume does not receive such a notice, the proposed cure amount for such executory contract or unexpired lease shall be deemed to be zero dollars ($0).

In the event of a dispute regarding (i) the amount of any payments to cure such a default, (ii) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed or (iii) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption. The cure notices shall include procedures for objecting to proposed assumptions of Executory Contracts and Unexpired Leases and any amounts of Cure Claims to be paid in connection therewith and resolution of disputes by the Bankruptcy Court. Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or related cure amount must be filed, served and actually received by counsel to the Debtors at least four (4) Business Days before the Confirmation Hearing. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or cure amount will be deemed to have assented to such assumption or cure amount.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the effective date of the assumption.

Any proof of claim filed with respect to an Executory Contract or Unexpired Lease that is assumed shall be deemed disallowed and expunged, without further notice to or action, order or approval of the Bankruptcy Court.

3.	Modifications, Amendments, Supplements, Restatements or Other Agreements

Unless otherwise provided in the Plan or specifically provided in the Plan Supplement, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority or amount of any Claims that may arise in connection therewith.

4.	Reservation of Rights

Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the relevant Debtor or Reorganized Debtor, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

5.	Contracts and Leases Entered Into After the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by any Debtor (or assumed and assigned, as applicable), will be performed by such Debtor or Reorganized Debtor, or the Entity to which such Executory Contract or Unexpired Lease was assigned, as applicable, in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

6.	Assumption of Insurance Policies

Notwithstanding anything in the Plan or the Confirmation Order, including any provision that purports to be preemptory or supervening, the Insurance Policies (including all of the D&O Liability Insurance Policies) are hereby treated as Executory Contracts under the Plan and, on the Effective Date, shall be deemed assumed (and assigned to the Reorganized Debtors) under section 365 of the Bankruptcy Code and will revest in the Reorganized Debtors. Regardless of whether any Insurance Policy is an Executory Contract, on and after the Effective Date, the Insurance Policies will remain valid and enforceable in accordance with their terms and shall not be impaired by the Plan or Confirmation Order, and the Debtors, the Reorganized Debtors or any such assignee, as applicable, and the Insurers will perform their respective obligations to one another, if any, under the Insurance Policies.

After the Effective Date, to the extent consistent with applicable law and Governance Documents, the Reorganized Debtors (or any such assignee) may increase, reduce, restrict, or otherwise modify, in their sole discretion, the coverage under any D&O Liability Insurance Policy (including such tail coverage liability insurance) in effect as of the Effective Date, and all members, managers, directors, trustees and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy (and all tail coverage related thereto) regardless of whether such members, managers, directors, and/or officers remain in such positions after the Effective Date.

7.	Assumption of the Employee Compensation and Benefits Program

Unless otherwise provided in the Plan (or the Plan Supplement), the Confirmation Order or any other order of the Bankruptcy Court in these Chapter 11 Cases, all employment agreements, severance policies, indemnification agreements, compensation and benefit plans, policies, and programs of the Company including, without limitation, all workers’ compensation programs, savings plans, retirement plans, deferred compensation plans, SERP plans, rabbi trusts, healthcare plans, disability plans, severance benefit plans, incentive plans, life and accidental death and dismemberment insurance plans or other agreements with or applicable to any of its current or former employees, retirees, members of any Governing Body, officers or managers of the Debtors shall be treated as Executory Contracts under the Plan and deemed assumed (or assumed and assigned to the respective Reorganized Debtor, as applicable) pursuant to section 365(a) of the Bankruptcy Code as of the Effective Date. For the avoidance of doubt, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

8.	Indemnification Obligations

Consistent with applicable law, all indemnification provisions in place as of the Effective Date (whether in the by-laws, trust agreements, certificates of incorporation or formation, limited liability company agreements, limited partnership agreements, other governance documents, board resolutions, indemnification agreements, employment contracts or otherwise) for the current and former members of any Governing Body, directors, trustees, officers, managers, employees, attorneys, accountants, investment bankers and other professionals of, or acting on behalf of, the Debtors, as applicable, shall be reinstated and remain intact, irrevocable, and shall survive the Effective Date on terms no less favorable to such current and former members of any Governing Body, directors, trustees, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Debtors than the indemnification provisions in place prior to the Effective Date.

9.	Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases, if any, pursuant to section 365(d)(4) of the Bankruptcy Code.

B.	Provisions Governing Distributions

1.	Record Date for Distributions

With respect to Impaired Claims, on the Distribution Record Date, the Claims Register and the various transfer registers for each of the Classes of Claims, as maintained by the Debtors or their agents, shall be deemed closed, and there shall be no further changes made to reflect any new record holders of any Claims. The Debtors shall have no obligation to recognize any transfer of Claims occurring on or after the Distribution Record Date.

2.	Timing and Calculation of Amounts to Be Distributed

Except as otherwise provided in the Plan, on the Effective Date (or if a Claim or Interest is not an Allowed Claim or Interest on the Effective Date, on the date that such a Claim or Interest becomes an Allowed Claim or Interest, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim against or an Allowed Interest in the Debtors shall receive the full amount of the distributions that the Plan provides for such an Allowed Claim or such an Allowed Interest in the applicable Class and in the manner provided in the Plan. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. Except as otherwise provided in the Plan, Holders of Claims shall not be entitled to interest, dividends or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

3.	Disbursing Agent

Except as otherwise provided in the Plan, all distributions under the Plan shall be made by the Reorganized Debtors as Disbursing Agent or such other Entity designated by the Reorganized Debtors as a Disbursing Agent on the Effective Date.

The Disbursing Agent shall be empowered to: (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Plan; (ii) make all distributions contemplated hereby; (iii) employ professionals to represent it with respect to its responsibilities; and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors.

4.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims or Allowed Interests shall be made to Holders of record as of the Distribution Record Date by the Disbursing Agent at the last known addresses of such Holder or representative thereof or to any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf. Distributions under the Plan on account of Allowed Claims and Allowed Interests shall not be subject to levy, garnishment, attachment or like legal process, so that each Holder of an Allowed Claim or Interest shall have and receive the benefit of the distributions in the manner set forth in the Plan. None of the Debtors, the Reorganized Debtors and the applicable Disbursing Agent shall incur any liability whatsoever on account of any distributions under the Plan.

5.	Fractional Distributions

Whenever any payment of a fraction pursuant to the Plan would otherwise be required, the actual payment shall reflect a rounding down of such fraction to the nearest whole share. Whenever any payment of Cash of a fraction of a dollar pursuant to the Plan would otherwise be required, the actual payment shall reflect a rounding down of such fraction to the nearest whole dollar.

6.	Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any Holder of Claim or Interest is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent has determined the then current address of such Holder, at which time such distribution shall be made as soon as practicable after such distribution has become deliverable or has been claimed to such Holder without interest; provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and forfeited at the expiration of six months from the applicable Distribution Date. After such date, all “unclaimed property” or interests in property shall revert to the Reorganized Debtors (notwithstanding any applicable federal or state escheat, abandoned or unclaimed property laws to the contrary), and the Claim of any Holder to such property or Interest in property shall be discharged and forever barred. Notwithstanding the foregoing under of the Plan, Unimpaired Claims shall not be deemed settled, satisfied, resolved, released, discharged, barred or enjoined by any provision of the Plan, unless and until such Unimpaired Claim has been either (a) paid in full (i) on terms agreed to between the holder of such Unimpaired Claim and the Debtors or the Reorganized Debtors, as applicable, (ii) in the Allowed amount of such Unimpaired Claim as determined by applicable law or (iii) in accordance with the terms and conditions of the applicable documentation or laws giving rise to such Unimpaired Claim or (b) otherwise satisfied or disposed of as determined by a court of competent jurisdiction. If the Debtors or the Reorganized Debtors dispute any Unimpaired Claim, such dispute shall be determined, resolved or adjudicated pursuant to applicable non-bankruptcy law.

7.	Compliance with Tax Requirements and Allocations

In connection with the Plan and all instruments issued in connection therewith, to the extent applicable, the Reorganized Debtors and the Disbursing Agent shall comply with all tax withholding and reporting requirements imposed on them by any federal, state or local taxing authority, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Disbursing Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right, in their sole discretion, to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, other spousal awards, Liens, and encumbrances.

Any Holder of an Impaired Claim entitled to receive any property as an issuance or distribution under the Plan shall, upon request by the Disbursing Agent, provide an appropriate Form W-9 or (if the payee is a foreign Person) Form W-8. If such request is made and such Holder of an Impaired Claim fails to comply before the date that is 180 days after the request is made, the amount of such distribution shall irrevocably revert to the Debtors or the Reorganized Debtors, as applicable, and any Claim in respect of such distribution shall be discharged and forever barred from assertion against the Debtors, the Reorganized Debtors and their respective property.

8.	Allocation Between Principal and Interest

For U.S. federal income tax purposes, distributions shall be allocated first to the principal amount of such Allowed Claims (as determined for U.S. federal income tax purposes), with any excess allocated to unpaid interest that accrued on such Claims.

9.	Setoffs and Recoupment

The Debtors and the Reorganized Debtors may withhold (but not set off except as set forth in the Plan) from the distributions called for under the Plan on account of any Allowed Claim an amount equal to any claims, equity interests, rights and Causes of Action of any nature that the Debtors or the Reorganized Debtors may hold against the Holder of any such Allowed Claim or Interest. In the event that any such claims, equity interests, rights and Causes of Action of any nature that the Debtors or the Reorganized Debtors may hold against the Holder of any such Allowed Claim or Interest are adjudicated by Final Order or otherwise resolved, the Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim or Interest and the distributions to be made pursuant hereto on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim or Interest) the amount of any adjudicated or resolved claims, equity interests, rights and Causes of Action of any nature that the Debtors or the Reorganized Debtors may hold against the Holder of any such Allowed Claim or Interest, but only to the extent of such adjudicated or resolved amount. Neither the failure to effect such a setoff nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claims, equity interests, rights and Causes of Action that the Debtors or the Reorganized Debtors may possess against any such holder, except as specifically provided in Section 6.9 of the Plan.

10.	No Postpetition Interest on Claims

Unless otherwise specifically provided for in the Plan or the Confirmation Order, or required by applicable bankruptcy or non-bankruptcy law, postpetition interest shall not accrue or be paid on any prepetition Claims against the Debtors, and no Holder of a prepetition Claim against the Debtors shall be entitled to interest accruing on or after the Petition Date on any such prepetition Claim.

C.	Conditions Precedent to Confirmation and Consummation of the Plan

1.	Conditions Precedent to Confirmation

It shall be a condition to Confirmation of the Plan that the following provisions, terms and conditions shall have been satisfied or waived pursuant to the provisions of Section 8.3 of the Plan.

1.	The Restructuring Support Agreement shall not have been terminated by any party thereto and shall not have been rejected by the Debtors.

2.

The Bankruptcy Court shall have entered a Final Order, in form and substance reasonably acceptable to the Debtors, the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders, approving this Disclosure Statement with respect to the Plan as containing adequate information within the meaning of section 1125 of the Bankruptcy Code (which, for the avoidance of doubt, may be the same order as the order confirming the Plan).

3.

The Plan and the Plan Supplement, including any schedules, documents, agreements, supplements and exhibits thereto (in each case in form and substance reasonably acceptable to the Debtors, the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders) shall have been filed.

2.	Conditions Precedent to the Effective Date

It shall be a condition to the Effective Date of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Section 8.3 of the Plan:

1.

Each document or agreement constituting the Definitive Documents shall have been executed and/or effectuated and shall be in form and substance consistent with the Restructuring Support Agreement, including any consent rights included therein.

2.

The Bankruptcy Court has entered the Confirmation Order in form and substance consistent with the Restructuring Support Agreement, including any consent rights included therein, and such Confirmation Order has not been stayed, modified, vacated, appealed or subjected to an injunction.

3.

The Bankruptcy Court shall have entered one or more Final Orders (which may include the Confirmation Order) authorizing the assumption, assumption and assignment, and rejection, as applicable, of Executory Contracts and Unexpired Leases by the Debtors as contemplated herein.

4.

All (i) governmental approvals, clearances and consents necessary and legally required, if any, under applicable non-bankruptcy law and (ii) material third-party consents and approvals, if any, in each case in connection with the transactions provided for in the Plan have been obtained, are not subject to unfulfilled conditions, and are in full force and effect, and all applicable waiting periods have expired without any action having been taken by any competent authority that restrains, prevents or enjoins the Restructuring Transactions.

5.	All statutory fees and obligations then due and payable to the Office of the U.S. Trustee have been paid and satisfied.

6.	To the extent invoiced at least one (1) Business Day before the Effective Date, all amounts on account of invoiced and unpaid Restructuring Expenses have been paid in full.

7.	The Professional Fee Escrow Account has been established and funded with the Professional Fee Amount in accordance with Section 2.3 of the Plan.

8.

The Exit Facilities Documents shall be in form and substance satisfactory to the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders, as applicable, and, as required under the Restructuring Support Agreement, shall have been executed and delivered by all of the Entities that are parties thereto, consummated in accordance with the terms thereof, and in full force and effect (with all conditions precedent thereto having been satisfied or waived, other than the occurrence of the Effective Date or certification by the Debtors that the Effective Date has occurred).

9.	The Debtors have delivered to the Agent the Approved Annual Business Plan.

10.	The transactions contemplated in the Restructuring Transactions shall have been executed and completed by all of the Entities that are parties thereto.

11.

The Revolving Exit Facility shall have been executed and delivered by all of the Entities that are parties thereto, and all conditions precedent to the consummation thereof shall have been satisfied, and funding pursuant to the Revolving Exit Facility shall have occurred.

12.	To the extent any amendments, restatements or modifications are necessary or required, the Governance Documents have been filed with the appropriate governmental authority.

13.	The Restructuring Support Agreement is not terminated as of immediately prior to the Effective Date.

14.

The Fashion District Facility shall have been amended or otherwise resolved in a manner satisfactory to the Debtors, the DIP Lenders, the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders.

15.

Such other conditions precedent to the Effective Date as are necessary to consummate the Restructuring Transactions and otherwise reasonably acceptable to the Debtors, the DIP Lenders, the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders.

3.	Waiver of Conditions

The conditions to Confirmation of the Plan and to Consummation of the Plan set forth in Article VIII of the Plan may be waived, in whole or in part, at any time by the Debtors, with the prior written consent of the Requisite Consenting Lenders (email shall suffice) without notice, leave or order of the Bankruptcy Court or any formal action; provided, however, that the Debtors may not waive entry of the Confirmation Order.

4.	Effect of Failure of Conditions

If the Consummation of the Plan does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (i) constitute a waiver or release of any claims by or Claims against or Interests in any of the Debtors; (ii) prejudice in any manner the rights of any of the Debtors, any Holder of Claims or Interests or any other Entity; or (3) constitute an admission, acknowledgment, offer or undertaking by any of the Debtors, any Holder or any other Entity in any respect.

5.	Substantial Consummation

“Substantial Consummation” of the Plan, as defined in section 1101(2) of the Bankruptcy Code, shall be deemed to occur on the Effective Date.

D.	Modification, Revocation, or Withdrawal of the Plan

1.	Modification and Amendments

Except as otherwise provided in the Plan, the Debtors (with the consent of the Requisite Consenting Lenders in accordance with and to the extent required under the Restructuring Support Agreement) reserve the right to modify the Plan as to material and/or immaterial terms and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not re-solicit votes on such modified Plan. Subject to section 1127(b) of the Bankruptcy Code and Bankruptcy Rule 3019 and applicable restrictions on modifications set forth in the Plan, each of the Debtors (with the consent of the Requisite Consenting Lenders in accordance with and to the extent required under the Restructuring Support Agreement) expressly reserves its respective rights to revoke, withdraw, alter, amend or modify the Plan with respect to such Debtor, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend or modify the Plan or remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, in each case in such matters as may be necessary to carry out the purposes and intent of the Plan. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with the Article IX of the Plan.

Subject to section 1127 of the Bankruptcy Code and, to the extent applicable, sections 1122, 1123 and 1125 of the Bankruptcy Code, any alterations, amendments or modifications of the Plan proposed in writing by any of the Debtors at any time prior to or after the Confirmation Date, but prior to the Effective Date, and in all cases subject to the consent of the Requisite Consenting Lenders in accordance with and to the extent required under the Restructuring Support Agreement, Holders of Claims that have accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, without the re-solicitation if the proposed alteration, amendment or modification do not materially and adversely change the treatment of the Claim of such Holder; provided, however, that any Holders of Claims or Interests that were deemed to accept the Plan because such Claims or Interests were Unimpaired shall continue to be deemed to accept the Plan only if, after giving effect to such amendment or modification, such Claims continue to be Unimpaired.

2.	Effect of Confirmation on Modifications

Entry of a Confirmation Order, including under section 1127 of the Bankruptcy Code, shall mean that all modifications or amendments to the Plan occurring after the solicitation are approved pursuant to section 1127(a) of the Bankruptcy Code or section 1127(b) of the Bankruptcy Code, as applicable, and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

3.	Revocation or Withdrawal of Plan

To the extent permitted by the Restructuring Support Agreement, the Debtors reserve the right to revoke or withdraw the Plan before the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (i) the Plan shall be null and void in all respects; (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (iii) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer or undertaking of any sort by such Debtor or any other Entity.

IX.	RISK FACTORS

BEFORE TAKING ANY ACTION WITH RESPECT TO THE PLAN, HOLDERS OF CLAIMS AGAINST THE DEBTORS WHO ARE ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN SHOULD READ AND CONSIDER CAREFULLY THE RISK FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT, THE PLAN, AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH, REFERRED TO, OR INCORPORATED BY REFERENCE INTO THIS DISCLOSURE STATEMENT, INCLUDING OTHER DOCUMENTS FILED WITH THE BANKRUPTCY COURT IN THE CHAPTER 11 CASES. THE RISK FACTORS SHOULD NOT BE REGARDED AS CONSTITUTING THE ONLY RISKS PRESENT IN CONNECTION WITH THE DEBTORS’ BUSINESSES OR THE RESTRUCTURING AND CONSUMMATION OF THE PLAN. EACH OF THE RISK FACTORS DISCUSSED IN THIS DISCLOSURE STATEMENT MAY APPLY EQUALLY TO THE DEBTORS AND THE REORGANIZED DEBTORS, AS APPLICABLE AND AS CONTEXT REQUIRES.

A.	Bankruptcy Law Considerations

The occurrence or non-occurrence of any or all of the following contingencies, and any others, could affect distributions available to Holders of Allowed Claims under the Plan but will not necessarily affect the validity of the vote of the Impaired Classes to accept or reject the Plan or necessarily require a re-solicitation of the votes of Holders of Claims in such Impaired Classes.

1.

The Debtors Will Consider All Available Restructuring Alternatives if the Restructuring Transactions are Not Implemented, and Such Alternatives May Result in Lower Recoveries for Holders of Claims Against and Interests in the Debtors

If the Restructuring Transactions are not implemented, the Debtors will consider all available restructuring alternatives, including filing an alternative chapter 11 plan, converting to a chapter 7 plan, commencing section 363 sales of the Debtors’ assets and any other transaction that would maximize the value of the Debtors’ estates. The terms of any alternative restructuring proposal may be less favorable to Holders of Claims against and Interests in the Debtors than the terms of the Plan as described in this Disclosure Statement.

Any material delay in the confirmation of the Plan, the Chapter 11 Cases, or the threat of rejection of the Plan by the Bankruptcy Court, would add substantial expense and uncertainty to the process.

The uncertainty surrounding a prolonged restructuring would have other adverse effects on the Debtors. For example, it would adversely affect:

•	the Debtors’ ability to raise additional capital;

•	the Debtors’ liquidity;

•	how the Debtors’ business is viewed by regulators, investors, lenders, and credit ratings agencies;

•	the Debtors’ enterprise value; and

•	the Debtors’ business relationship with customers and vendors.

2.	Parties in Interest May Object to the Plan’s Classification of Claims and Interests

Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class. The Debtors believe that the classification of the Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtors created Classes of Claims and Interests each encompassing Claims or Interests, as applicable, that are substantially similar to the other Claims or Interests, as applicable, in each such Class. Nevertheless, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

3.	Even if the Restructuring Transactions are Successful, the Debtors Will Continue to Face Risks.

The Restructuring Transactions are generally designed to improve the Debtors’ liquidity and provide the Debtors’ greater flexibility to generate long-term growth. Even if the Restructuring Transactions are implemented, the Debtors will continue to face a number of risks, including certain risks that are beyond the Debtors’ control, such as changes in economic conditions and changes in the Debtors’ industry. As a result of these risks, there is no guarantee that the Restructuring Transactions will achieve the Debtors’ stated goals.

4.	The Bankruptcy Court May Not Approve the Debtors’ Use of Cash Collateral and/or the DIP Facility

Upon commencing the Chapter 11 Cases, the Debtors will ask the Bankruptcy Court to authorize the Debtors to enter into postpetition financing arrangements and/or use cash collateral to fund the Chapter 11 Cases and to provide customary adequate protection to the DIP Lenders in accordance with the terms of the Restructuring Support Agreement. Such access to postpetition financing and/or cash collateral will provide liquidity during the pendency of the Chapter 11 Cases. There can be no assurance that the Bankruptcy Court will approve the DIP Facility and/or such use of cash collateral on the terms requested. Moreover, if the Chapter 11 Cases take longer than expected to conclude, the Debtors may exhaust their available cash collateral and postpetition financing. There is no assurance that the Debtors will be able to obtain an extension of the right to obtain further postpetition financing and/or use cash collateral, in which case, the liquidity necessary for the orderly functioning of the Debtors’ businesses may be impaired materially.

5.	The Terms of the DIP Facility Documents Are Subject to Change Based on Negotiation and the Approval of the Bankruptcy Court

The terms of the DIP Facility Documents have not been finalized and are subject to change based on negotiations between the Debtors and the DIP Lenders.

6.	The Restructuring Support Agreement May Be Terminated

As more fully set forth in Section 5 of the Restructuring Support Agreement, the Restructuring Support Agreement may be terminated upon the occurrence of certain events, including, among others, the Debtors’ failure to meet specified milestones relating to the filing, confirmation, and consummation of the Plan, and breaches by the Debtors and/or the Consenting Lenders of their respective obligations under the Restructuring Support Agreement. In the event that the Restructuring Support Agreement is terminated, the Debtors may seek a non-consensual restructuring alternative, including a potential liquidation of their assets.

7.	The Conditions Precedent to the Effective Date of the Plan May Not Occur

As more fully set forth in Article VIII of the Plan, the Confirmation and Effective Date of the Plan are subject to a number of conditions precedent. If such conditions precedent are not waived or not met, the Confirmation and Effective Date of the Plan will not take place. In the event that the Effective Date does not occur, the Debtors may seek Confirmation of a new plan. If the Debtors do not secure sufficient working capital to continue their operations of if the new plan is not confirmed, however, the Debtors may be forced to liquidate their assets.

8.	The Debtors May Fail to Satisfy Vote Requirements

If votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Debtors intend to seek, as promptly as practicable thereafter, Confirmation of the Plan. In the event that sufficient votes are not received, the Debtors may need to seek to confirm an alternative chapter 11 plan or transaction, subject to the terms of the Restructuring Support Agreement. There can be no assurance that the terms of any such alternative chapter 11 plan or other transaction would be similar or as favorable to the Holders of Interests and Allowed Claims as those proposed in the Plan and the Debtors do not believe that any such transaction exists or is likely to exist that would be more beneficial to the Estates than the Plan.

9.	The Debtors May Not Be Able to Secure Confirmation of the Plan

Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation of a chapter 11 plan, and requires, among other things, a finding by the Bankruptcy Court that: (a) such plan “does not unfairly discriminate” and is “fair and equitable” with respect to any non-accepting classes; (b) confirmation of such plan is not likely to be followed by a liquidation or a need for further financial reorganization unless such liquidation or reorganization is contemplated by the plan; and (c) the value of distributions to non-accepting holders of claims or equity interests within a particular class under such plan will not be less than the value of distributions such holders would receive if the debtors were liquidated under chapter 7 of the Bankruptcy Code.

There can be no assurance that the requisite acceptances to confirm the Plan will be received. Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan. A non-accepting Holder of an Allowed Claim might challenge either the adequacy of this Disclosure Statement or whether the balloting procedures and voting results satisfy the requirements of the Bankruptcy Code or Bankruptcy Rules. Even if the Bankruptcy Court determines that this Disclosure Statement, the balloting procedures, and voting results are appropriate, the Bankruptcy Court could still decline to confirm the Plan if it finds that any of the statutory requirements for Confirmation are not met. If a chapter 11 plan of reorganization is not confirmed by the Bankruptcy Court, it is unclear whether the Debtors will be able to reorganize their business and what, if anything, Holders of Interests and Allowed Claims against them would ultimately receive.

The Debtors, subject to the terms and conditions of the Plan and the Restructuring Support Agreement, reserve the right to modify the terms and conditions of the Plan as necessary for Confirmation. Any such modifications could result in less favorable treatment of any non-accepting class of Claims or Interests, as well as any class junior to such non-accepting class, than the treatment currently provided in the Plan. Such a less favorable treatment could include a distribution of property with a lesser value than currently provided in the Plan or no distribution whatsoever under the Plan.

10.	The Debtors May Not Be Able to Secure Nonconsensual Confirmation Over Certain Impaired Non-Accepting Classes

In the event that any impaired class of claims or interests does not accept a chapter 11 plan, a bankruptcy court may nevertheless confirm a plan at the proponents’ request if at least one impaired class (as defined under section 1124 of the Bankruptcy Code) has accepted the plan (with such acceptance being determined without including the vote of any “insider” in such class), and, as to each impaired class that has not accepted the plan, the bankruptcy court determines that the plan “does not discriminate unfairly” and is “fair and equitable” with respect to the dissenting impaired class(es). The Debtors believe that the Plan satisfies these requirements, and the Debtors may request such nonconsensual Confirmation in accordance with subsection 1129(b) of the Bankruptcy Code. Nevertheless, there can be no assurance that the Bankruptcy Court will reach this conclusion. In addition, the pursuit of nonconsensual Confirmation or Consummation of the Plan may result in, among other things, increased expenses relating to professional compensation.

11.	Even if the Restructuring Transactions are Successful, the Debtors Will Face Continued Risk Upon Confirmation

Even if the Plan is consummated, the Debtors will continue to face a number of risks, including certain risks that are beyond their control, such as further deterioration or other changes in economic conditions, changes in the industry, potential revaluing of their assets due to chapter 11 proceedings, and increasing expenses. Some of these concerns and effects typically become more acute when a case under the Bankruptcy Code continues for a protracted period without indication of how or when the case may be completed. As a result of these risks and others, there is no guarantee that a chapter 11 plan of reorganization reflecting the Plan will achieve the Debtors’ stated goals.

In addition, at the outset of the Chapter 11 Cases, the Bankruptcy Code provides the Debtors with the exclusive right to propose the Plan and prohibits creditors and others from proposing a plan. The Debtors will have retained the exclusive right to propose the Plan upon filing their Petitions. If the Bankruptcy Court terminates that right, however, or the exclusivity period expires, there could be a material adverse effect on the Debtors’ ability to achieve confirmation of the Plan in order to achieve the Debtors’ stated goals.

Furthermore, even if the Debtors’ debts are reduced and/or discharged through the Plan, the Debtors may need to raise additional funds through public or private debt or equity financing or other various means to fund the Debtors’ businesses after the completion of the proceedings related to the Chapter 11 Cases. Adequate funds may not be available when needed or may not be available on favorable terms.

12.	The Bankruptcy Court May Find the Solicitation of Acceptances Inadequate

Usually, votes to accept or reject a plan of reorganization are solicited after the filing of a petition commencing a chapter 11 case. Nevertheless, a debtor may solicit votes prior to the commencement of a chapter 11 case in accordance with sections 1125(g) and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b). Sections 1125(g) and 1126(b) and Bankruptcy Rule 3018(b) require that:

•	solicitation comply with applicable nonbankruptcy law;

•	the plan of reorganization be transmitted to substantially all creditors and other interest holders entitled to vote; and

•	the time prescribed for voting is not unreasonably short.

In addition, Bankruptcy Rule 3018(b) provides that a holder of a claim or interest who has accepted or rejected a plan before the commencement of the case under the Bankruptcy Code will not be deemed to have accepted or rejected the plan if the court finds after notice and a hearing that the plan was not transmitted in accordance with reasonable solicitation procedures. Section 1126(b) of the Bankruptcy Code provides that a holder of a claim or interest that has accepted or rejected a plan before the commencement of a case under the Bankruptcy Code is deemed to have accepted or rejected the plan if (i) the solicitation of such acceptance or rejection was in compliance with applicable nonbankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation or (ii) there is no such law, rule, or regulation, and such acceptance or rejection was solicited after disclosure to such holder of adequate information (as defined by section 1125(a) of the Bankruptcy Code). While the Debtors believe that the requirements of sections 1125(g) and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b) will be met, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

13.	The Chapter 11 Cases May Be Converted to Cases under Chapter 7 of the Bankruptcy Code

If the Bankruptcy Court finds that it would be in the best interest of creditors and/or the debtor in a chapter 11 case, the Bankruptcy Court may convert a chapter 11 bankruptcy case to a case under chapter 7 of the Bankruptcy Code. In such event, a chapter 7 trustee would be appointed or elected to liquidate the debtor’s assets for distribution in accordance with the priorities established by the Bankruptcy Code. The Debtors believe that liquidation under chapter 7 would result in significantly smaller distributions being made to creditors than those provided for in a chapter 11 plan because of (a) the likelihood that the assets would have to be sold or otherwise disposed of in a disorderly fashion over a short period of time, rather than reorganizing or selling the business as a going concern at a later time in a controlled manner, (b) additional administrative expenses involved in the appointment of a chapter 7 trustee, and (c) additional expenses and Claims, some of which would be entitled to priority, that would be generated during the liquidation, including Claims resulting from the rejection of Unexpired Leases and other Executory Contracts in connection with cessation of operations.

14.	The Debtors May Object to the Amount or Classification of a Claim

Except as otherwise provided in the Plan, the Debtors reserve the right to object to the amount or classification of any Claim under the Plan, subject to the terms of the Restructuring Support Agreement. The estimates set forth in this Disclosure Statement cannot be relied upon by any Holder of a Claim where such Claim is subject to an objection. Any Holder of a Claim that is subject to an objection thus may not receive its expected share of the estimated distributions described in this Disclosure Statement.

15.	Risk of Non-Occurrence of the Effective Date

Although the Debtors believe that the Effective Date may occur quickly after the Confirmation Date, there can be no assurance as to such timing or as to whether the Effective Date will, in fact, occur.

16.	Contingencies Could Affect Votes of Impaired Classes to Accept or Reject the Plan

The distributions available to Holders of Allowed Claims under the Plan can be affected by a variety of contingencies, including, without limitation, whether the Bankruptcy Court orders certain Allowed Claims to be subordinated to other Allowed Claims. The occurrence of any and all such contingencies, which could affect distributions available to Holders of Allowed Claims under the Plan, will not affect the validity of the vote taken by the Impaired Classes to accept or reject the Plan or require any sort of revote by the Impaired Classes.

The estimated Claims and creditor recoveries set forth in this Disclosure Statement are based on various assumptions, and the actual Allowed amounts of Claims may significantly differ from the estimates. Should one or more of the underlying assumptions ultimately prove to be incorrect, the actual Allowed amounts of Claims may vary from the estimated Claims contained in this Disclosure Statement. Moreover, the Debtors cannot determine with any certainty at this time, the number or amount of Claims that will ultimately be Allowed. Such differences may materially and adversely affect, among other things, the percentage recoveries to holders of Allowed Claims under the Plan.

17.	Releases, Injunctions, and Exculpations Provisions May Not Be Approved

Article VII of the Plan provides for certain releases, injunctions, and exculpations, including a release of liens and third-party releases that may otherwise be asserted against the Debtors, Reorganized Debtors, or Released Parties, as applicable. The releases, injunctions, and exculpations provided in the Plan are subject to objection by parties in interest and may not be approved. If the releases are not approved, certain Released Parties may withdraw their support for the Plan.

The releases provided to the Released Parties and the exculpation provided to the Exculpated Parties is necessary to the success of the Debtors’ reorganization because the Released Parties and Exculpated Parties have made significant contributions to the Debtors’ reorganizational efforts and have agreed to make further contributions, but only if they receive the full benefit of the Plan’s release and exculpation provisions.

B.	Risks Related to Recoveries Under the Plan

1.	The Reorganized Debtors May Not Be Able to Achieve Their Projected Financial Results

The Reorganized Debtors may not be able to achieve their projected financial results. The Financial Projections set forth in this Disclosure Statement represent the Debtors’ management team’s best estimate of the Debtors’ future financial performance, which is necessarily based on certain assumptions regarding the anticipated future performance of the Reorganized Debtors’ operations, as well as the United States economy in general, and the industry segments in which the Debtors operate in particular. While the Debtors believe that the Financial Projections contained in this Disclosure Statement are reasonable, there can be no assurance that they will be realized. If the Debtors do not achieve their projected financial results, the value of the Retained Equity may be negatively affected and the Debtors may lack sufficient liquidity to continue operating as planned after the Effective Date. Moreover, the financial condition and results of operations of the Reorganized Debtors from and after the Effective Date may not be comparable to the financial condition or results of operations reflected in the Debtors’ historical financial statements.

2.	Estimated Valuations of the Debtors, the Exit Facilities, the Retained Equity, and Estimated Recoveries to Holders of Allowed Claims and Interests Are Not Intended to Represent Potential Market Values

There can be no assurance that the estimated Allowed amount of Claims in certain Classes will not be significantly more than projected, which in turn, could cause the value of distributions to be reduced substantially. The estimated recoveries are based on numerous assumptions (the realization of many of which will be beyond the control of the Debtors), including: (a) the successful reorganization of the Debtors; (b) an assumed date for the occurrence of the Effective Date; (c) the Debtors’ ability to achieve the operating and financial results included in the Financial Projections; (d) the Debtors’ ability to maintain adequate liquidity to fund operations; (e) the assumption that capital and equity markets remain consistent with current conditions; and (f) the Debtors’ ability to maintain and develop critical tenant relationships. Accordingly, the estimated recoveries do not necessarily reflect, and should not be construed as reflecting, values that may be attained for the Debtors’ Securities in the public or private markets.

3.	The Reorganized Debtors May Be Forced to Take Other Actions to Satisfy their Obligations

The Reorganized Debtors’ ability to make scheduled payments on their debt obligations depends on their financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business, and other factors beyond the Reorganized Debtors’ control. The Reorganized Debtors may not be able to maintain a level of cash flow sufficient to permit them to pay the principal, premium, if any, and interest on their debt, including the Exit Facilities.

If cash flows and capital resources are insufficient to fund the Reorganized Debtors’ debt obligations, they could face liquidity issues and there may be a need to reduce or delay investments and capital expenditures, or to dispose of assets or operations, seek additional capital or restructure or refinance debt, including the Exit Facilities. These alternative measures may not be successful, may not be completed on economically attractive terms, or may not be adequate to satisfy their debt obligations when due.

4.	The Terms of the Exit Facilities Documents Are Subject to Change Based on Negotiation and the Approval of the Bankruptcy Court

The terms of the Exit Facilities Documents have not been finalized and are subject to change based on negotiations between the Debtors and the Consenting Lenders. Holders of Claims that are not the Consenting Lenders will not participate in these negotiations and the results of such negotiations may affect the rights of the holders of other Classes of Claims or Interests following the Effective Date. As a result, the final terms of the Exit Facilities Documents may be less favorable to Holders of Claims and Interests than as described herein and in the Plan.

5.	A Decline in the Reorganized Debtors’ Credit Ratings Could Negatively Affect the Debtors’ Ability to Refinance Their Debt

The Debtors’ or the Reorganized Debtors’ credit ratings could be lowered, suspended, or withdrawn entirely, at any time, by the rating agencies, if, in each rating agency’s judgment, circumstances warrant, including as a result of exposure to the credit risk and the business and financial condition of the Debtors or the Reorganized Debtors, as applicable. Downgrades in the Reorganized Debtors’ long-term debt ratings may make it more difficult to refinance their debt and increase the cost of any debt that they may incur in the future.

6.	Certain Tax Implications of the Plan May Increase the Tax Liability of the Reorganized Debtors

Holders of Allowed Claims should carefully review Article XIII of this Disclosure Statement, entitled “Certain United States Federal Income Tax Consequences of the Plan,” to determine how the tax implications of the Plan and the Chapter 11 Cases may adversely affect the Reorganized Debtors and holders of certain Claims.

C.	Risks Related to the Debtors’ and the Reorganized Debtors’ Businesses

1.	The Reorganized Debtors May Not Be Able to Generate Sufficient Cash to Service All of Their Indebtedness

The Reorganized Debtors’ ability to make scheduled payments on, or refinance their debt obligations, depends on the Reorganized Debtors’ financial condition and operating performance, which are subject to prevailing economic, industry, and competitive conditions and to certain financial, business, legislative, regulatory, and other factors beyond the Reorganized Debtors’ control. The Reorganized Debtors may be unable to maintain a level of cash flow from operating activities sufficient to permit the Reorganized Debtors to pay the principal, premium, if any, and interest on their indebtedness, including, without limitation, potential borrowings under the Exit Facilities upon emergence.

2.	The Debtors Will Be Subject to the Risks and Uncertainties Associated with the Chapter 11 Cases

For the duration of the Chapter 11 Cases, the Debtors’ ability to operate, develop, and execute a business plan, and continue as a going concern, will be subject to the risks and uncertainties associated with bankruptcy. These risks include the following: (a) ability to develop, confirm, and consummate the Restructuring Transactions specified in the Plan; (b) ability to obtain Bankruptcy Court approval with respect to motions filed in the Chapter 11 Cases from time to time; (c) ability to maintain relationships with suppliers, vendors, service providers, customers, employees, and other third parties; (d) ability to maintain contracts that are critical to the Debtors’ operations; (e) ability of third parties to seek and obtain Bankruptcy Court approval to terminate contracts and other agreements with the Debtors; (f) ability of third parties to seek and obtain Bankruptcy Court approval to terminate or shorten the exclusivity period for the Debtors to propose and confirm a chapter 11 plan, to appoint a chapter 11 trustee, or to convert the Chapter 11 Cases to chapter 7 proceedings; and (g) the actions and decisions of the Debtors’ creditors and other third parties who have interests in the Chapter 11 Cases that may be inconsistent with the Debtors’ plans.

These risks and uncertainties could affect the Debtors’ businesses and operations in various ways. For example, negative events associated with the Chapter 11 Cases could adversely affect the Debtors’ relationships with suppliers, service providers, customers, employees, and other third parties, which in turn could adversely affect the Debtors’ operations and financial condition. Also, the Debtors will need the prior approval of the Bankruptcy Court for transactions outside the ordinary course of business, which may limit the Debtors’ ability to respond timely to certain events or take advantage of certain opportunities. Because of the risks and uncertainties associated with the Chapter 11 Cases, the Debtors cannot accurately predict or quantify the ultimate impact of events that occur during the Chapter 11 Cases that may be inconsistent with the Debtors’ plans.

3.	Operating in Bankruptcy for a Long Period of Time May Harm the Debtors’ Businesses

The Debtors’ future results will be dependent upon the successful confirmation and implementation of a plan of reorganization. A long period of operations under Bankruptcy Court protection could have a material adverse effect on the Debtors’ businesses, financial condition, results of operations, and liquidity. So long as the proceedings related to the Chapter 11 Cases continue, senior management will be required to spend a significant amount of time and effort dealing with the reorganization instead of focusing exclusively on business operations. A prolonged period of operating under Bankruptcy Court protection also may make it more difficult to retain management and other key personnel necessary to the success and growth of the Debtors’ businesses. In addition, the longer the proceedings related to the Chapter 11 Cases continue, the more likely it is that customers and suppliers will lose confidence in the Debtors’ ability to reorganize their businesses successfully and will seek to establish alternative commercial relationships.

So long as the proceedings related to the Chapter 11 Cases continue, the Debtors will be required to incur substantial costs for professional fees and other expenses associated with the administration of the Chapter 11 Cases. The chapter 11 proceedings also require the Debtors to seek debtor-in-possession financing to fund operations. If the Debtors are unable to obtain final approval of such financing on favorable terms or at all, or if the Debtors are unable to fully draw on the availability under the DIP Facility, the chances of successfully reorganizing the Debtors’ businesses may be seriously jeopardized, the likelihood that the Debtors will instead be required to liquidate or sell their assets may be increased, and, as a result, creditor recoveries may be significantly impaired.

Furthermore, the Debtors cannot predict the ultimate amount of all settlement terms for the liabilities that will be subject to a plan of reorganization. Even after a plan of reorganization is approved and implemented, the Reorganized Debtors’ operating results may be adversely affected by the possible reluctance of prospective lenders and other counterparties to do business with a company that recently emerged from bankruptcy protection.

4.	The Debtors May Not Be Able to Achieve Their Financial Results or Meet Their Post-Restructuring Debt Obligations.

Certain of the information contained herein is, by nature, forward-looking, and contains estimates and assumptions, which might ultimately prove to be incorrect, and projections, which may be materially different from actual future experiences. Many of the assumptions underlying the projections are subject to significant uncertainties that are beyond the control of the Debtors or Reorganized Debtors, including the timing, confirmation, and consummation of the Plan, the Reorganized Debtors’ future revenues, inflation, and other unanticipated market and economic conditions. There are uncertainties associated with any projections and estimates, and they should not be considered assurances or guarantees of the amount of funds or the amount of Claims in the various Classes that might be Allowed. Some assumptions may not materialize, and unanticipated events and circumstances may affect the actual results.

The Financial Projections, attached hereto as Exhibit D, represent the best estimate of the Debtors’ management and investment banker of the future financial performance of the Debtors or the Reorganized Debtors, as applicable, based on currently known facts and assumptions about future operations of the Debtors or the Reorganized Debtors, as applicable, as well as the U.S. and world economy in general and the relevant industries in which the Company operates. The Financial Projections are inherently subject to substantial and numerous uncertainties and to a wide variety of significant business, economic, and competitive risks, including risks related to or deriving from the COVID-19 pandemic and its consequences, and the assumptions underlying the projections may be inaccurate in material respects. In addition, unanticipated events and circumstances occurring after the approval of this Disclosure Statement by the Bankruptcy Court including any natural disasters, terrorist attacks, or health epidemics and/or pandemics may affect the actual financial results achieved. There is no guarantee that the Financial Projections will be realized, and actual financial results may differ significantly from the Financial Projections.

To the extent the Reorganized Debtors do not meet their projected financial results or achieve projected revenues and cash flows, the Reorganized Debtors may lack sufficient liquidity to continue operating as planned after the Effective Date, may be unable to service their debt obligations as they come due, or may not be able to meet their operational needs.

5.	The Reorganized Debtors May Be Adversely Affected by Potential Litigation, Including Litigation Arising Out of the Chapter 11 Cases

In the future, the Reorganized Debtors may become parties to litigation. In general, litigation can be expensive and time consuming to bring or defend against. Such litigation could result in settlements or damages that could significantly affect the Reorganized Debtors’ financial results. It is also possible that certain parties will commence litigation with respect to the treatment of their Claims under the Plan. It is not possible to predict the potential litigation that the Reorganized Debtors may become party to, nor the final resolution of such litigation. The impact of any such litigation on the Reorganized Debtors’ businesses and financial stability, however, could be material.

6.	The Loss of Key Personnel Could Adversely Affect the Debtors’ Operations

The Debtors’ operations are dependent on a relatively small group of key management personnel and a highly-skilled employee base. The Debtors’ recent liquidity issues and the Chapter 11 Cases have created distractions and uncertainty for key management personnel and employees. As a result, the Debtors have experienced and may continue to experience increased levels of employee attrition. Because competition for experienced personnel can be significant, the Debtors may be unable to find acceptable replacements with comparable skills and experience and the loss of such key management personnel could adversely affect the Debtors’ ability to operate their businesses. In addition, a loss of key personnel or material erosion of employee morale could have a material adverse effect on the Debtors’ ability to meet expectations, thereby adversely affecting the Debtors’ businesses and the results of operations.

7.	The Debtors’ Operations or Ability to Emerge May be Impacted By the Continuing COVID-19 Pandemic

The business and financial results of the Company have been and may continue to be negatively impacted by the recent outbreak of COVID-19 and could be similarly negatively impacted by other pandemics or epidemics in the future. The severity, magnitude and duration of the current COVID-19 pandemic is uncertain, rapidly changing and hard to predict. In 2020, COVID-19 has significantly impacted economic activity and markets around the world, and it could negatively impact the Company’s business in numerous ways.

These impacts of the COVID-19 pandemic or other global or regional health pandemics or epidemics could have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those relating to the Company’s results of operations or financial condition. The Company might not be able to predict or respond to all impacts on a timely basis to prevent near- or long-term adverse impacts to their results. The ultimate impact of these disruptions also depends on events beyond the knowledge or control of the Company, including the duration and severity of any outbreak and actions taken by parties other than the Company to respond to them. Any of these disruptions could have a negative impact on the Company’s business operations, financial performance and results of operations, which impact could be material.

X.	SOLICITATION AND VOTING PROCEDURES

This Disclosure Statement, which is accompanied by a ballot (the “Ballot”) to be used for voting on the Plan, is being distributed to the Holders of Claims in those Classes that are entitled to vote to accept or reject the Plan.

A.	Holders of Claims Entitled to Vote on the Plan

The Debtors are soliciting votes to accept or reject the Plan only from holders of Claims in Class 2 and Class 5 (collectively, the “Voting Classes”). The Holders of Claims in the Voting Classes are Impaired under the Plan and may, in certain circumstances, receive a distribution under the Plan. Accordingly, Holders of Claims in the Voting Classes have the right to vote to accept or reject the Plan. The Debtors are not soliciting votes from Holders of Claims or Interests in Classes 1, 3, 4, 6, 7, 8, and 9.

B.	Votes Required for Acceptance by a Class

Under the Bankruptcy Code, acceptance of a plan of reorganization by a class of claims or interests is determined by calculating the amount and, if a class of claims, the number, of claims and interests voting to accept, as a percentage of the allowed claims or interests, as applicable, that have voted. Acceptance by a class of claims requires an affirmative vote of more than one-half in number of total allowed claims that have voted and an affirmative vote of at least two-thirds in dollar amount of the total allowed claims that have voted. Acceptance by a class of interests requires an affirmative vote of at least two-thirds in amount of the total allowed interests that have voted.

C.	Certain Factors to Be Considered Prior to Voting

There are a variety of factors that all Holders of Claims entitled to vote on the Plan should consider prior to voting to accept or reject the Plan. These factors may impact recoveries under the Plan and include, among other things:

•

unless otherwise specifically indicated, the financial information contained in this Disclosure Statement has not been audited and is based on an analysis of data available at the time of the preparation of the Plan and this Disclosure Statement;

•

although the Debtors believe that the Plan complies with all applicable provisions of the Bankruptcy Code, the Debtors can neither assure such compliance nor that the Bankruptcy Court will confirm the Plan;

•	the Debtors may request Confirmation without the acceptance of the Plan by all Impaired Classes in accordance with section 1129(b) of the Bankruptcy Code; and

•	any delays of either Confirmation or Consummation could result in, among other things, increased Administrative Expense Claims and Professional Fee Claims.

While these factors could affect distributions available to Holders of Allowed Claims and Allowed Interests under the Plan, the occurrence or impact of such factors may not necessarily affect the validity of the vote of the Voting Classes or necessarily require a re-solicitation of the votes of Holders of Claims in the Voting Classes pursuant to section 1127 of the Bankruptcy Code.

For a further discussion of risk factors, please refer to “Risk Factors” described in Article IX of this Disclosure Statement.

D.	Solicitation Procedures

1.	Notice and Claims Agent

The Debtors have retained Prime Clerk LLC to act as, among other things, the Solicitation Agent in connection with the solicitation of votes to accept or reject the Plan.

2.	Solicitation Package

The following materials constitute the solicitation package distributed to Holders of Claims in the Voting Classes (collectively, the “Solicitation Package”):

(a)	cover letter in support of the Plan;

(b)	the appropriate Ballot and applicable voting instructions, together with a pre-addressed, postage pre-paid return envelope; and

(c)	this Disclosure Statement and all exhibits hereto, including the Plan and all exhibits thereto (which may be distributed in paper or USB-flash drive format).

3.	Distribution of the Solicitation Package and Plan Supplement

October 7, 2020 (the “Voting Record Date”) is the date that was used for determining which Holders of Claims are entitled to vote to accept or reject the Plan and receive the Solicitation Package in accordance with the solicitation procedures. Except as otherwise set forth herein, the Voting Record Date and all of the Debtors’ solicitation and voting procedures shall apply to all of the Debtors’ creditors and other parties in interest.

The Debtors will cause the Notice and Claims Agent to distribute the Solicitation Package to Holders of Claims in the Voting Classes on October 9, 2020, which is nine (9) days before the Voting Deadline (i.e., 5:00 p.m. (Eastern Daylight Time) on October 18, 2020).

The Solicitation Package (except the Ballot) may also be obtained from the Notice and Claims Agent by: (a) calling the Debtors’ restructuring hotline at (877) 469-6799 (domestic toll-free) or (347) 897-4074 (local/international toll), (b) emailing preitballots@primeclerk.com, and/or (c) writing to the Notice and Claims Agent at PREIT Ballot Processing, c/o Prime Clerk LLC, One Grand Central Place, 60 East 42nd Street, Suite 1440, New York, NY 10165. After the Debtors file the Chapter 11 Cases, you may also obtain copies of any pleadings filed with the Bankruptcy Court for free by visiting the Debtors’ restructuring website, https://cases.primeclerk.com/preitballots, or for a fee via PACER at https://www.pacer.gov/.

The Debtors shall file the Plan Supplement, to the extent reasonably practicable, with the Bankruptcy Court no later than seven (7) days before the Confirmation Hearing. If the Plan Supplement is updated or otherwise modified, such modified or updated documents will be made available on the Debtors’ restructuring website.

XI.	CONFIRMATION OF THE PLAN

A.	The Confirmation Hearing

Under section 1128(a) of the Bankruptcy Code, the Bankruptcy Court, after notice, may hold a hearing to confirm a plan of reorganization. The Debtors will request, on the Petition Date, that the Bankruptcy Court set a hearing to approve the Plan and Disclosure Statement. The Confirmation Hearing may, however, be continued or adjourned from time to time without further notice to parties in interest other than an adjournment announced in open court or a notice of adjournment filed with the Bankruptcy Court and served in accordance with the Bankruptcy Rules. Subject to section 1127 of the Bankruptcy Code and the Restructuring Support Agreement, the Plan may be modified, if necessary, prior to, during, or as a result of the Confirmation Hearing, without further notice to parties in interest.

Additionally, section 1128(b) of the Bankruptcy Code provides that a party in interest may object to Confirmation. The Debtors, in the same motion requesting a date for the Confirmation Hearing, will request that the Bankruptcy Court set a date and time for parties in interest to file objections to Confirmation of the Plan. An objection to Confirmation of the Plan must be filed with the Bankruptcy Court and served on the Debtors and certain other parties in interest in accordance with the applicable order of the Bankruptcy Court so that it is actually received on or before the deadline to file such objections as set forth therein.

B.	Requirements for Confirmation of the Plan

Among the requirements for Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code are: (1) the Plan is accepted by all Impaired Classes of Claims or Interests, or if rejected by an Impaired Class, the Plan “does not discriminate unfairly” and is “fair and equitable” as to the rejecting Impaired Class; (2) the Plan is feasible; and (3) the Plan is in the “best interests” of holders of Claims or Interests.

At the Confirmation Hearing, the Bankruptcy Court will determine whether the Plan satisfies all of the requirements of section 1129 of the Bankruptcy Code. The Debtors believe that: (1) the Plan satisfies, or will satisfy, all of the necessary statutory requirements of chapter 11 for plan confirmation; (2) the Debtors have complied, or will have complied, with all of the necessary requirements of chapter 11 for plan confirmation; and (3) the Plan has been proposed in good faith.

C.	Feasibility

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of a plan of reorganization is not likely to be followed by the liquidation, or the need for further financial reorganization of the debtor, or any successor to the debtor (unless such liquidation or reorganization is proposed in such plan of reorganization).

To determine whether the Plan meets this feasibility requirement, the Debtors, with the assistance of their advisors, have analyzed their ability to meet their respective obligations under the Plan. As part of this analysis, the Debtors have prepared their projected consolidated balance sheet, income statement, and statement of cash flows (the “Financial Projections”). Creditors and other interested parties should review Article IX of this Disclosure Statement, entitled “Risk Factors,” for a discussion of certain factors that may affect the future financial performance of the Reorganized Debtors.

The Financial Projections are attached hereto as Exhibit D and incorporated herein by reference. Based upon the Financial Projections, the Debtors believe that they will be a viable operation following the Chapter 11 Cases and that the Plan will meet the feasibility requirements of the Bankruptcy Code.

D.	Acceptance by Impaired Classes

The Bankruptcy Code requires, as a condition to confirmation, except as described in the following section, that each class of claims or equity interests impaired under a plan, accept the plan. A class that is not “impaired” under a plan is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such a class is not required.7

Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in a number of allowed claims in that class, counting only those claims that have actually voted to accept or to reject the plan. Thus, a class of Claims will have voted to accept the Plan only if two-thirds in amount and a majority in number of the Allowed Claims in such class that vote on the Plan actually cast their ballots in favor of acceptance.

[7]

A class of claims is “impaired” within the meaning of section 1124 of the Bankruptcy Code unless the plan (a) leaves unaltered the legal, equitable and contractual rights to which the claim or equity interest entitles the Holder of such claim or equity interest or (b) cures any default, reinstates the original terms of such obligation, compensates the Holder for certain damages or losses, as applicable, and does not otherwise alter the legal, equitable, or contractual rights to which such claim or equity interest entitles the Holder of such claim or equity interest.

Section 1126(d) of the Bankruptcy Code defines acceptance of a plan by a class of impaired equity interests as acceptance by holders of at least two-thirds in amount of allowed interests in that class, counting only those interests that have actually voted to accept or to reject the plan. Thus, a Class of Interests will have voted to accept the Plan only if two-thirds in amount of the Allowed Interests in such class that vote on the Plan actually cast their ballots in favor of acceptance.

Pursuant to Section 3.5 of the Plan, if a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Holders of such Claims or Interests in such Class shall be deemed to have accepted the Plan.

E.	Confirmation Without Acceptance by All Impaired Classes

Section 1129(b) of the Bankruptcy Code allows a bankruptcy court to confirm a plan even if all impaired classes have not accepted it; provided, that the plan has been accepted by at least one impaired class. Pursuant to section 1129(b) of the Bankruptcy Code, notwithstanding an impaired class’s rejection or deemed rejection of the plan, the plan will be confirmed, at the plan proponent’s request, in a procedure commonly known as a “cramdown” so long as the plan does not “discriminate unfairly” and is “fair and equitable” with respect to each class of claims or equity interests that is impaired under, and has not accepted, the plan.

If any Impaired Class rejects the Plan, the Debtors reserve the right to seek to confirm the Plan utilizing the “cramdown” provision of section 1129(b) of the Bankruptcy Code. To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtors may request Confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, revoke, or withdraw the Plan or any Plan Supplement document, including the right to amend or modify the Plan or any Plan Supplement document to satisfy the requirements of section 1129(b) of the Bankruptcy Code.

1.	No Unfair Discrimination

The “unfair discrimination” test applies to classes of claims or interests that are of equal priority and are receiving different treatment under a plan. The test does not require that the treatment be the same or equivalent, but that treatment be “fair.” In general, bankruptcy courts consider whether a plan discriminates unfairly in its treatment of classes of claims or interests of equal rank (e.g., classes of the same legal character). Bankruptcy courts will take into account a number of factors in determining whether a plan discriminates unfairly. A plan could treat two classes of unsecured creditors differently without unfairly discriminating against either class.

2.	Fair and Equitable Test

The “fair and equitable” test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100 percent of the amount of the allowed claims in the class. As to the dissenting class, the test sets different standards depending upon the type of claims or equity interests in the class.

The Debtors submit that if the Debtors “cramdown” the Plan pursuant to section 1129(b) of the Bankruptcy Code, the Plan is structured so that it does not “discriminate unfairly” and satisfies the “fair and equitable” requirement. With respect to the unfair discrimination requirement, all Classes under the Plan are provided treatment that is substantially equivalent to the treatment that is provided to other Classes that have equal rank. With respect to the fair and equitable requirement, no Class under the Plan will receive more than 100 percent of the amount of Allowed Claims or Interests in that Class. The Debtors believe that the Plan and the treatment of all Classes of Claims or Interests under the Plan satisfy the foregoing requirements for nonconsensual Confirmation of the Plan.

F.	Liquidation Analysis

Often called the “best interests” test, section 1129(a)(7) of the Bankruptcy Code requires that a bankruptcy court find, as a condition to confirmation, that a chapter 11 plan provides, with respect to each impaired class, that each Holder of a Claim or Interest in such impaired class either (a) has accepted the plan or (b) will receive or retain under the plan property of a value that is not less than the amount that the non-accepting Holder would receive or retain if the debtors liquidated under chapter 7.

Attached hereto as Exhibit E and incorporated herein by reference is a liquidation analysis (the “Liquidation Analysis”) prepared by the Debtors with the assistance of the Debtors’ advisors and reliance upon the valuation methodologies utilized by the Debtors’ advisors. As reflected in the Liquidation Analysis, the Debtors believe that liquidation of the Debtors’ businesses under chapter 7 of the Bankruptcy Code would result in substantial diminution in the value to be realized by Holders of Claims or Interests as compared to distributions contemplated under the Plan. Consequently, the Debtors and their management believe that Confirmation of the Plan will provide a substantially greater return to Holders of Claims or Interests than would a liquidation under chapter 7 of the Bankruptcy Code.

XII.	CERTAIN SECURITIES LAW MATTERS

A.	Existing Equity Interest

As discussed herein, the Plan provides for the Existing Equity Interest to remain outstanding and unmodified as Equity Security in Reorganized PREIT. Since the Existing Equity Interests are retained (thus, riding through unimpaired) under the Plan and will not be reissued or traded by virtue of the Plan, no transfer of securities will occur or be deemed to have occurred requiring registration of such equity interests under the Securities Act or an exemption therefrom (whether under section 1145 of the Bankruptcy Code or otherwise). For the avoidance of doubt, the Retained Equity (i) will not be restricted securities as defined in Rule 144(a)(3) under the Securities Act and (ii) will be freely tradable and transferable in the United States by the recipients thereof that are not, and have not been within 90 days of such transfer, an “affiliate” of the Debtors as defined in Rule 144(a)(1) under the Securities Act, subject to and compliance with applicable securities laws and any rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments and subject to any restrictions in the Governance Documents.

B.	No Issuance of Securities Under the Plan

No securities are being issued under the Plan. Accordingly, no registration statement will be filed under the Securities Act or any state securities laws. Holders of Existing Equity Interests will continue to hold their shares and retain all of their rights as equity holders in Reorganized PREIT.

IN VIEW OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A RECIPIENT OF SECURITIES MAY BE AN AFFILIATE OF THE REORGANIZED DEBTORS, THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN SECURITIES OF REORGANIZED PREIT. ACCORDINGLY, THE DEBTORS RECOMMEND THAT INTERESTED PARTIES CONSULT THEIR OWN COUNSEL.

XIII.	CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

A.	Introduction

The following discussion is a summary of certain U.S. federal income tax consequences of the consummation of the Plan to the Debtors, the Reorganized Debtors, and to certain Holders (which, solely for purposes of this discussion, means the beneficial owners for U.S. federal income tax purposes) of Claims. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Tax Code”), the U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions and authorities, published administrative rules, positions and pronouncements of the U.S. Internal Revenue Service (the “IRS”), and other applicable authorities (collectively, “Applicable Tax Law”), all as in effect on the date of this Disclosure Statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. Due to the lack of definitive judicial and administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below. No opinion of counsel has been obtained, and the Debtors do not intend to seek a ruling or determination from the IRS as to any of the tax consequences of the Plan discussed below. The discussion below is not binding upon the IRS or the courts. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position than any position discussed herein.

This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to the Debtors or to certain Holders of Claims in light of their individual circumstances. This discussion does not address tax issues with respect to such Holders of Claims subject to special treatment under the U.S. federal income tax laws (including, for example, banks, brokers dealers, mutual funds, governmental authorities or agencies, persons who are not U.S. Holders (defined below), pass-through entities, beneficial owners of pass-through entities, subchapter S corporations, dealers and traders in securities, insurance companies, financial institutions, tax-exempt organizations, controlled foreign corporations, passive foreign investment companies, small business investment companies, foreign taxpayers, Persons who are related to the Debtors within the meaning of the Tax Code, Persons liable for alternative minimum tax, U.S. Holders whose functional currency is not the U.S. dollar, U.S. Holders who prepare “applicable financial statements” (as defined in section 451 of the Tax Code), Persons using a mark-to-market method of accounting, Holders of Claims who are themselves in bankruptcy or regulated investment companies). No aspect of state, local, estate, gift, or non-U.S. taxation is addressed. Furthermore, this summary assumes that a Holder of a Claim holds only Claims in a single Class and holds Claims as “capital assets” (within the meaning of section 1221 of the Tax Code). This summary also assumes that the various third-party debt and other arrangements to which the Debtors and the Reorganized Debtors, as applicable, are or will be a party will be respected for U.S. federal income tax purposes in accordance with their form, and that the Claims constitute interests in the Debtors “solely as a creditor” for purposes of section 897 of the Tax Code. This summary does not discuss differences in tax consequences to Holders of Claims that act or receive consideration in a capacity other than any other Holder of a Claim of the same Class or Classes, and the tax consequences for such Holders may differ materially from that described below. This summary does not address the U.S. federal income tax consequences to Holders of Claims (a) whose Claims are Unimpaired or otherwise entitled to payment in full in Cash under the Plan or (b) that are not entitled to vote to accept or reject the Plan.

For purposes of this discussion, a “U.S. Holder” is a Holder of a Claim that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of the source of such income; or (4) a trust (a) if a court within the United States is able to exercise primary jurisdiction over the trust’s administration and one or more “United States persons” (within the meaning of section 7701(a)(30) of the

Tax Code) has authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a “United States person” (within the meaning of section 7701(a)(30) of the Tax Code). For purposes of this discussion, a “Non-U.S. Holder” is any Holder of a Claim that is not a U.S. Holder other than any partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a Holder of a Claim, the tax treatment of a partner (or other beneficial owner) generally will depend upon the status of the partner (or other beneficial owner) and the activities of the partner (or other beneficial owner) and the partnership (or other pass-through entity). Partners (or other beneficial owners) of partnerships (or other pass-through entities) that are Holders of Claims are urged to consult their respective tax advisors regarding the U.S. federal income tax consequences of the Plan.

Furthermore, this discussion assumes that all separate plans of reorganization under the Bankruptcy Code constituting the Plan will be consummated. If less than all of such plans of reorganization will be consummated, their federal income tax consequences may be materially different than the consequences described below.

The following summary of certain federal income tax consequences is for informational purposes only and is not a substitute for careful tax planning and advice based upon the individual circumstances pertaining to a Holder of a Claim.

All Holders of Claims should seek tax advice based on their particular circumstances from an independent tax advisor regarding the federal, state, local, and other tax consequences of the transactions contemplated by the Plan.

B.	Certain REIT Considerations

1.	Failure to Qualify as a REIT Would Have Serious Adverse Consequences

PREIT believes it has qualified as a REIT for U.S. federal income tax purposes under the Tax Code and intends to continue to do so through the time of consummation of the Plan. PREIT intends to continue operating in such a manner following the consummation of the Plan. However, qualification as a REIT involves the application of highly technical and complex Tax Code provisions for which there are only limited judicial and administrative interpretations. For example, in order to qualify as a REIT, PREIT must derive at least 75% and 95% of its gross income in any year from certain qualifying sources. In addition, as described in further detail below, PREIT must pay dividends to its stockholders aggregating annually at least 90% of the PREIT’s taxable income (determined without regard to the dividends paid deduction and by excluding capital gains) and must satisfy specified asset tests on a quarterly basis. The complexity of these provisions and of the applicable Treasury Regulations is greater in the case of a REIT, like PREIT, that holds assets through an operating partnership. The determination of various factual matters and circumstances not entirely within PREIT’s control may affect its ability to qualify as a REIT.

If PREIT loses its REIT status it will face serious tax consequences that would substantially reduce its cash available for distribution, including cash available to pay Holders, because:

•

it would be subject to U.S. federal income tax on its net income at the regular corporate rate for the years it did not qualify for taxation as a REIT (and, for such years, would not be allowed a deduction for dividends paid to stockholders in computing its taxable income);

•

unless it is entitled to relief under applicable statutory provisions, neither it nor any “successor” company could elect to be taxed as a REIT until the fifth taxable year following the year during which it was disqualified; and

•

for five years following re-election of REIT status, upon a taxable disposition of an asset owned as of such re-election, it could be subject to corporate level tax with respect to any built-in gain inherent in such asset at the time of re-election.

As a result of all these factors, PREIT’s failure to qualify as a REIT could materially adversely affect certain Holders.

2.	In Certain Circumstances, Even if PREIT Qualifies as a REIT, It And Its Subsidiaries May be Subject to Certain U.S. Federal, State, and Other Taxes

In order to qualify as a REIT, PREIT will be required each year to distribute to stockholders at least 90% of its net taxable income (determined without regard to the dividends paid deduction and by excluding any net capital gain). In addition, it will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions made by it with respect to the calendar year are less than the sum of (i) 85% of its ordinary income, (ii) 95% of its capital gain net income for that year, and (iii) any undistributed taxable income from prior periods. PREIT intends to make distributions to its stockholders to comply with the 90% distribution requirement and to avoid the nondeductible excise tax. However, differences in timing between taxable income and cash available for distribution could require it to borrow funds or to issue additional equity to enable it to meet the 90% distribution requirement (and therefore to maintain its REIT status) and to avoid the nondeductible excise tax. There can be no assurance that any of these sources of funds, if available at all, would be available to meet PREIT’s distribution and tax obligations.

C.	Certain U.S. Federal Income Tax Consequences of the Plan to the Debtors and the Reorganized Debtors

In general, absent an exception, a debtor will realize and recognize cancellation of debt (“COD”) income for U.S. federal income tax purposes if its outstanding indebtedness is satisfied for total consideration less than the amount of such indebtedness. In general, the amount of COD income is the excess of (a) the adjusted issue price of the satisfied indebtedness over (b) the sum of (i) the amount of Cash paid, (ii) the issue price of any new indebtedness of the debtor issued, and (iii) the fair market value of any other new consideration (including stock of the debtor or a party related to the debtor), in each case, given in satisfaction of such indebtedness at the time of the exchange.

The Debtors may incur COD income as a result of the implementation of the Plan. Certain Debtors are treated as “disregarded entities” for U.S. federal income tax purposes. The U.S. federal income tax consequences of the Plan described in this section will generally not be borne by such Debtors and instead will be borne by their respective direct or indirect equity holders (which themselves may be Debtors) which are regarded entities for U.S. federal income tax purposes. Additionally, certain Debtors are treated as partnerships for U.S. federal income tax purposes. When an entity that is taxed as a partnership realizes income (including COD income), for U.S. federal income tax purposes such income “flows through” and the entity’s equity holders (and not the entity itself) are treated as recognizing their allocable share of such income. If an entity treated as a partnership is owned by another partnership or chain of partnerships, the allocable share of COD income from the lower level entity would flow through the partnership (or chain or partnerships) up to a U.S. federal income taxpayer (such as an individual or corporation). Thus, the tax consequences of any COD income incurred by a Debtor treated as a partnership for U.S. federal income tax purposes will generally not be borne by such entity and instead will be borne by the entity’s direct and indirect equity holders (who themselves may be Debtors).

Any Debtors classified for U.S. federal income taxes as “taxable REIT subsidiaries” are treated as corporations for U.S. federal income tax purposes. As described above, these Debtors may realize COD income both on their own account and on account of equity interests they hold in lower level Debtors treated as disregarded entities or partnerships.

Certain Debtors, including PREIT, are classified for U.S. federal income tax purposes as REITs. As discussed above, qualification as a REIT requires satisfaction of numerous requirements, including the 75% and 95% incomes tests, which respectfully provide that the REIT must derive at least 75% and 95% of its gross income in any year from certain qualifying sources. In addition, a REIT must pay dividends to its stockholders aggregating annually at least 90% of the REIT’s taxable income (determined without regard to the dividends paid deduction and by excluding capital gains) and must satisfy specified asset tests on a quarterly basis. COD income is excluded from gross income for purposes of both the 75% and 95% gross income tests, but is generally subject to the REIT distribution requirement, subject to certain rules that apply to excess non-cash income, or a REIT would incur corporate income tax and a 4% nondeductible excise tax with respect to any COD income.

However, COD income is excluded from income to the extent that a corporate borrower is a debtor in a bankruptcy case and the discharge occurs pursuant to a court order or a plan approved by the court. Generally, under the Tax Code, any COD income excluded from income of a taxpayer in bankruptcy under this exception must be applied against and reduce certain tax attributes of the taxpayer. Unless the taxpayer elects to have such reduction apply first against the basis of its depreciable property, such reduction is first applied against the taxpayer’s NOLs (including NOLs from the taxable year of discharge and any NOL carryover to such taxable year), and then to certain tax credits, capital loss and capital loss carryovers, and tax basis. Any reduction in tax attributes in respect of excluded COD income does not occur until after the determination of the taxpayer’s income or loss for the taxable year in which the COD income is realized.

D.	U.S. Federal Income Tax Consequences to U.S. Holders of Certain Claims.

1.	U.S. Federal Income Tax Consequences to U.S. Holders of Allowed Class 2 Claims

The federal income tax consequences of the implementation of the plan to a U.S. Holder of an Allowed Class 2 Claim will depend, among other things, upon the origin of the Holder’s Claim, when the Holder receives payment in respect of such Claim, whether the Holder reports income using the accrual or cash method of tax accounting, whether the Holder acquired its Claim at a discount, or whether the Holder has treated such Claim as worthless.

Generally, the U.S. Holder of an Allowed Class 2 Claim that elects to exercise its contractual rights to liquidate, terminate or accelerate under the applicable Swap Agreement will realize gain or loss on the exchange under the Plan of its Allowed Claim for Cash or other property in an amount equal to the difference between (i) the issue price of its loans under the New Second Lien Term Loan Facility, and (ii) the U.S. Holder’s adjusted tax basis of such Allowed Claim. Each U.S. Holder of an Allowed Class 2 Claim should consult its own tax advisor to determine whether gain or loss recognized by such Holder will be long-term capital gain or loss and the specific tax effect thereof on such Holder.

2.	U.S. Federal Income Tax Consequences to U.S. Holders of Allowed Class 5 Claims

The federal income tax consequences of the implementation of the Plan to a U.S. Holder of an Allowed Class 5 Claim will depend, among other things, upon the origin of the Holder’s Allowed Claim, when the Holder receives payment in respect of such Allowed Claim, whether the Holder reports income using the accrual or cash method of tax accounting, whether the Holder acquired its Allowed Claim at a discount, or whether the Holder has taken a bad debt deduction or worthless security deduction with respect to such Allowed Claim.

Generally, the U.S. Holder of an Allowed Class 5 Claim will realize gain or loss on the exchange under the Plan of its Allowed Claim for Cash or other property in an amount equal to the difference between (i)(A) the sum of (a) the amount of any Cash received, including the Exit Commitment Fee, (b) the issue price of its loans under the New Senior Secured Term Loan Facility, and (c) the issue price of its loans under the New Second Lien Term Loan Facility, or (B) the issue price of its loans under the New Second Lien Term Loan Facility, and (ii) the U.S. Holder’s adjusted tax basis of such claim (other than basis attributable to accrued but unpaid interest previously included in the U.S. Holder’s taxable income). With respect to the treatment of accrued but unpaid interest and amounts allocable thereto, See Section Article XIII.D.2.a—“Distributions in discharge of accrued interest or OID” below. Each U.S. Holder of an Allowed Class 5 Claim should consult its own tax advisor to determine whether gain or loss recognized by such Holder will be long-term capital gain or loss and the specific tax effect thereof on such Holder.

a.	Distributions in Discharge of Accrued Interest or OID

A portion of the consideration received by a U.S. Holder may be attributable to accrued but untaxed interest on its Claim. Such amount should be taxable to the U.S. Holder as ordinary interest income if such accrued interest has not been previously included in the U.S. Holder’s gross income for U.S. federal income tax purposes. To the extent any amount received by a U.S. Holder of a surrendered Claim under the Plan is attributable to accrued but untaxed interest or original issue discount (“OID”) on debt instruments constituting the surrendered Claim, such amount should be taxable to the U.S. Holder as ordinary interest income. Conversely, a U.S. Holder may be able to recognize a deductible loss to the extent any accrued interest on its Claim was previously included in the U.S. Holder’s gross income but was not paid in full by the Debtors.

Except as otherwise provided in the Plan, to the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount (as determined for federal income tax purposes) of the Claim and then to accrued but unpaid interest.

b.	Market Discount

Where gain is recognized by a holder in respect of its claim, the character of such gain as capital gain or ordinary income will be determined by a number of factors, including whether the Claim was acquired at a market discount. A U.S. Holder that purchased its Claim from a prior Holder at a market discount may be subject to the market discount rules of the Tax Code. In general, a debt instrument is considered to have been acquired with market discount if it is acquired other than on original issue and if the U.S. Holder’s adjusted tax basis in such instrument is less than (i) the sum of all remaining payments to be made on the debt instrument, excluding “qualified stated interest,” or (ii) in the case of a debt instrument issued with OID, its adjusted issue price, in each case, by at least a de minimis amount (equal to the product of 0.25% of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, and the number of remaining whole years to maturity).

Under the market discount rules, assuming that the U.S. Holder has made no election to amortize the market discount into income on a current basis with respect to any market discount instrument, any gain recognized on the exchange of such claim (subject to a de minimis rule) generally would be characterized as ordinary income to the extent of the accrued market discount on such Claim as of the date of the exchange.

Any market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition of such Claims to their maturity date, unless the holder irrevocably elected to compute the accrual on a constant yield basis.

c.	Limitation on Use of Capital Losses

A U.S. Holder of an Allowed Claim who recognizes capital losses as a result of the implementation of the Plan will be subject to limits on the use of such capital losses. For a non-corporate holder, capital losses may be used to offset any capital gains (without regard to holding periods), and also ordinary income to the extent of the lesser of (1) $3,000 ($1,500 for married individuals filing separate returns) or (2) the excess of the capital losses over the capital gains. A non-corporate Holder may carry over unused capital losses and apply them against future capital gains and a similar portion of their ordinary income for an unlimited number of years. For corporate Holders, capital losses may only be used to offset capital gains. A corporate Holder that has more capital losses than may be used in a tax year may carry back unused capital losses to the three years preceding the capital loss year, but may carry over unused capital losses for only the five years following the capital loss year.

THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR NON-U.S. TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

XIV.	RECOMMENDATION

In the opinion of the Debtors, the Plan is preferable to all other available alternatives and provides for a larger distribution to the Debtors’ creditors than would otherwise result in any other scenario. Accordingly, the Debtors recommend that holders of Claims entitled to vote on the Plan vote to accept the Plan and support Confirmation of the Plan.

Schedule 1

Pennsylvania Real Estate Investment Trust (6339)	PR CC II LLC (N/A)
PREIT Associates, L.P. (5032)	PR Capital City LLC (4283)
PREIT-RUBIN, Inc. (4920)	PR Capital City Limited Partnership (7775)
PR Fin Delaware, LLC (N/A)	PR CC I LLC (N/A)
PR Valley View OP-DSG/CEC, LLC (N/A)	PR CC Limited Partnership (2620)
PR Springfield Town Center LLC (9679)	PR Prince George’s Plaza LLC (6377)
PR Moorestown Anchor-L&T, LLC (N/A)	PR Hyattsville LLC (3110)
PR Cumberland Outparcel LLC (N/A)	PR Plymouth Anchor-M, LLC (N/A)
PR Woodland Anchor-S, LLC (N/A)	PR Plymouth Anchor-M, L.P. (N/A)
PR Valley Anchor-S, LLC (N/A)	PR Valley Anchor-M, LLC (N/A)
PR Swedes Square LLC (N/A)	PR Valley Anchor-M Limited Partnership (N/A)
PR Magnolia LLC (5017)	PR TP LLC (N/A)
PR Financing II LLC (N/A)	PR TP LP (N/A)
PR Financing I LLC (N/A)	PR Exton LLC (N/A)
PR Cherry Hill Office GP, LLC (N/A)	PR Exton Limited Partnership (2620)
Bala Cynwyd Associates, L.P. (8913)	XGP LLC (N/A)
PR Valley LLC (4705)	PR Exton Square Property L.P. (7997)
PR Valley Limited Partnership (5123)	PR Plymouth Meeting LLC (N/A)
Plymouth Ground Associates LLC (N/A)	PR Plymouth Meeting Limited Partnership (8280)
Plymouth Ground Associates, LP (N/A)	PR Moorestown LLC (N/A)
PR AEKI Plymouth LLC (N/A)	PR Moorestown Limited Partnership (7661)
PR AEKI Plymouth, L.P. (N/A)	Moorestown Mall LLC (8051)
PR Gainesville LLC (N/A)	PR Moorestown Anchor-M LLC (N/A)
PR GV LLC (N/A)	PR PM PC Associates LLC (N/A)
PR GV LP (N/A)	PR PM PC Associates LP (N/A)
PR Gainesville Limited Partnership (N/A)	PR Plymouth Meeting Associates PC LP (N/A)
PR Valley View Anchor-M, LLC (N/A)	PR BVM LLC (N/A)
PR Valley View Anchor-M Limited Partnership (N/A)	PR Valley Solar LLC (N/A)
PR Exton Outparcel GP, LLC (N/A)	PREIT-RUBIN OP, Inc. (4799)
PR Exton Outparcel Holdings, LP (N/A)	PR Sunrise Outparcel 2, LLC (4373)
PR Exton Outparcel Limited Partnership (N/A)	PR Monroe Old Trail, LLC (N/A)
PR JK LLC (N/A)	PR Monroe Old Trail Limited Partnership (N/A)
PR Jacksonville LLC (4726)	PR Monroe Old Trail Holdings, LLC (N/A)
PR Jacksonville Limited Partnership (N/A)	PR Monroe Old Trail Holdings, L.P. (N/A)
PR Financing Limited Partnership (4892)

Exhibit A

(Plan of Reorganization)

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

x
In re: Pennsylvania Real Estate Investment Trust, et al.,[1] Debtors.	: : : : :	Chapter 11 Case No. 20- ( ) (Joint Administration to Be Requested)
x

JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF PENNSYLVANIA REAL ESTATE INVESTMENT TRUST AND CERTAIN OF ITS DIRECT AND INDIRECT SUBSIDIARIES

THIS CHAPTER 11 PLAN OF REORGANIZATION IS BEING SOLICITED FOR ACCEPTANCE OR REJECTION IN ACCORDANCE WITH BANKRUPTCY CODE SECTION 1125 AND WITHIN THE MEANING OF BANKRUPTCY CODE SECTION 1126. THIS CHAPTER 11 PLAN WILL BE SUBMITTED TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING SOLICITATION AND THE DEBTORS’ FILING FOR CHAPTER 11 BANKRUPTCY.

DLA PIPER LLP (US)

Stuart M. Brown, Esq. (#4050)

Aaron Applebaum, Esq. (#5587)

1201 N. Market Street, Suite 2100

Wilmington, Delaware 19801

Telephone: (302) 468-5700

Facsimile: (302) 394-2341

stuart.brown@us.dlapiper.com

aaron.applebaum@us.dlapiper.com

Richard A. Chesley, Esq.

Daniel M. Simon, Esq.

Oksana Koltko Rosaluk, Esq.

David Avraham, Esq.

Tara Nair, Esq.

444 West Lake Street, Suite 900

Chicago, Illinois 60606

Telephone: (312) 368-4000

Facsimile: (312) 236-7516

Emails:  richard.chesley@us.dlapiper.com

              daniel.simon@us.dlapiper.com

              oksana.koltko@us.dlapiper.com

              david.avraham@us.dlapiper.com

              tara.nair@us.dlapiper.com

Counsel to Pennsylvania Real Estate Investment Trust

and Its Direct and Indirect Subsidiaries

Dated: October 9, 2020

[1]

A list of the debtors in these Chapter 11 Cases, along with the last four digits of each debtor’s federal tax identification number, is attached hereto as Schedule 1. The corporate headquarters and the mailing address for the Debtors listed above is 2005 Market Street, Suite 1000, Philadelphia, PA 19103.

TABLE OF CONTENTS

ARTICLE I.	DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW	1

1.1	Defined Terms	1

1.2	Rules of Interpretation	15

1.3	Computation of Time	16

1.4	Governing Law	16

1.5	Reference to Monetary Figures	16

1.6	Reference to the Debtors or the Reorganized Debtors	16

1.7	Consent Rights of Requisite Consenting Lenders and Requisite Consenting Bridge Lenders	16

1.8	Controlling Document	17

ARTICLE II.	ADMINISTRATIVE CLAIMS, PRIORITY TAX CLAIMS AND STATUTORY FEES	17

2.1	Administrative Claims	17

2.2	DIP Claims	18

2.3	Professional Fee Claims	18

2.4	Priority Tax Claims	19

2.5	Statutory Fees	19

2.6	Restructuring Expenses	19

ARTICLE III.	CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS	20

3.1	Classification of Claims and Interests	20

3.2	Summary of Classification for the Reorganized Debtor	20

3.3	Classification and Treatment of Claims and Interests	21

3.4	Special Provisions Regarding Reinstated Unimpaired Claims	24

3.5	Voting Classes, Presumed Acceptance by Non-Voting Classes	25

3.6	Elimination of Vacant Classes	25

3.7	Controversy Concerning Impairment	25

3.8	Intercompany Interests	25

3.9	Subordinated Claims	25

3.10	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code	26

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ARTICLE IV.	MEANS FOR IMPLEMENTATION OF THE PLAN	26

4.1	Restructuring Transactions	26

4.2	Sources of Consideration for Plan Distributions	27

4.3	Reinstatement of Corporate Guarantees	29

4.4	Continued Corporate Existence	29

4.5	Governance Documents	29

4.6	Members of the Governing Bodies	29

4.7	Vesting of Assets in the Reorganized Debtors	30

4.8	Section 1145 Exemption	30

4.9	Cancellation and Surrender of Instruments and Agreements	30

4.10	Corporate Action	31

4.11	Section 1146 Exemption from Certain Taxes and Fees	31

4.12	Preservation of Causes of Action	32

4.13	Single Satisfaction of Claims	32

ARTICLE V.	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES	33

5.1	Assumption and Rejection of Executory Contracts and Unexpired Leases	33

5.2	Cure of Defaults for Executory Contracts and Unexpired Leases Assumed	33

5.3	Modifications, Amendments, Supplements, Restatements or Other Agreements	34

5.4	Reservation of Rights	35

5.5	Contracts and Leases Entered Into After the Petition Date	35

5.6	Assumption of Insurance Policies	35

5.7	Assumption of the Employee Compensation and Benefits Program	35

5.8	Indemnification Obligations	36

5.9	Nonoccurrence of Effective Date	36

ARTICLE VI.	PROVISIONS GOVERNING DISTRIBUTIONS	36

6.1	Record Date for Distributions	36

6.2	Timing of Distributions	36

6.3	Disbursing Agent	37

6.4	Delivery of Distributions and Undeliverable or Unclaimed Distributions	37

6.5	Fractional Distributions	37

6.6	Undeliverable Distributions and Unclaimed Property	38

6.7	Compliance with Tax Requirements and Allocations	38

6.8	Allocation Between Principal and Interest	39

6.9	Setoffs and Recoupment	39

6.10	No Postpetition Interest on Claims	39

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ARTICLE VII.	SETTLEMENT, RELEASE, INJUNCTION AND RELATED PROVISIONS	39

7.1	General Compromise and Settlement of Claims, Interests and Controversies	39

7.2	Releases by the Debtor	40

7.3	Releases by Holders of Claims and Interests	41

7.4	Discharge of Claims	42

7.5	Exculpation	43

7.6	Injunction	43

7.7	Term of Injunctions or Stays	44

7.8	Protection Against Discriminatory Treatment	44

7.9	Release of Liens, Claims and Interests	44

ARTICLE VIII.	CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN AND THE EFFECTIVE DATE	45

8.1	Conditions Precedent to Confirmation	45

8.2	Conditions Precedent to the Effective Date	45

8.3	Waiver of Conditions	47

8.4	Effect of Failure of Conditions	47

8.5	Substantial Consummation	47

ARTICLE IX.	MODIFICATION, REVOCATION OR WITHDRAWAL OF THE PLAN	47

9.1	Modification and Amendments	47

9.2	Effect of Confirmation on Modifications	48

9.3	Revocation or Withdrawal of the Plan	48

ARTICLE X.	RETENTION OF JURISDICTION	48

ARTICLE XI.	MISCELLANEOUS PROVISIONS	50

11.1	Tax Structure	50

11.2	Immediate Binding Effect	50

11.3	Additional Documents	51

11.4	Reservation of Rights	51

11.5	Successors and Assigns	51

11.6	Notices	51

11.7	Entire Agreement	53

11.8	Severability of Plan Provisions	53

11.9	Exhibits	53

11.10	Votes Solicited in Good Faith	53

11.11	Closing of Chapter 11 Cases	54

11.12	Document Retention	54

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INTRODUCTION

The Debtors propose this Plan for the resolution of the outstanding Claims against and Interests in the Debtors pursuant to chapter 11 of the Bankruptcy Code. Capitalized terms used in the Plan and not otherwise defined shall have the respective meanings set forth in Section 1.1 of the Plan. Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor for the resolution of outstanding Claims and Interests pursuant to the Bankruptcy Code. Each Debtor is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code. The classifications of Claims and Interests set forth in Article III of the Plan shall be deemed to apply separately with respect to each Plan proposed by each Debtor, as applicable. The Plan does not contemplate substantive consolidation of any of the Debtors. Reference is made to the Disclosure Statement for a discussion of the Debtors’ history, business, properties and operations, projections, risk factors, a summary and analysis of the Plan and certain related matters.

ALL HOLDERS OF CLAIMS AGAINST THE DEBTORS, TO THE EXTENT APPLICABLE, ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE I.

DEFINED TERMS, RULES OF INTERPRETATION,

COMPUTATION OF TIME AND GOVERNING LAW

1.1    Defined Terms

Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form:

1.    “Administrative Claim” means any right to payment constituting a cost or expense of administration incurred during the Chapter 11 Cases of a kind specified in sections 503(b) of the Bankruptcy Code and entitled to priority under sections 507(a)(2), 507(b) or 1114(e)(2) of the Bankruptcy Code, including the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors, other than (i) the Professional Fee Claims and (ii) the DIP Claims.

2.    “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

3.    “Agent” means Wells Fargo Bank, National Association, as administrative agent under the Prepetition Unsecured Credit Agreements and the Prepetition Bridge Credit Agreement.

4.    “Allowed” means with respect to any Claim or Interest, except as otherwise provided in the Plan: (i) any Claim or Interest arising on or before the Effective Date (a) as to which no objection to allowance has been interposed within the time period set forth in the Plan or (b) as to which any objection has been determined by a Final Order of the Bankruptcy Court to the extent such objection is determined in favor of the respective Holder, (ii) any Claim or Interest as to which the liability of the Debtors and the amount thereof are determined by a Final Order of a court of competent jurisdiction other than the Bankruptcy Court, (iii) any Claim or Interest as to which the Debtors and the Holder of the Claim or Interest agree as to the amount of the Claim or Interest or (iv) any Claim or Interest that is expressly allowed under the Plan; provided, however, that notwithstanding the foregoing, each Reorganized Debtor will retain all claims and defenses with respect to Allowed Claims and Allowed Interests that are Reinstated, retained or otherwise Unimpaired pursuant to the Plan. For the avoidance of doubt, there is no requirement to file a proof of claim (or move the Bankruptcy Court for allowance) to be an Allowed Claim under the Plan.

5.    “Approved Annual Business Plan” means an annual financial and business plan prepared by the Debtors for each calendar year through the maturity of the Exit Facilities with the initial Approved Annual Business Plan to be filed as part of the Plan Supplement, with the content thereof subject to approval by Requisite Consenting Lenders, which plan may be updated by the Debtors within forty-five (45) days after the end of any fiscal quarter subject to the approval of such update by the Agent, and in any event which shall be updated on an annual basis within one hundred and twenty (120) days after the end of each fiscal year.

6.    “Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination or other Claims, Causes of Action or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including Claims, Causes of Action or remedies under sections 502, 510, 542, 544, 545, 547 through 553, and 724(a) of the Bankruptcy Code or under similar local, state, federal or foreign statutes and common law, including fraudulent transfer laws.

7.    “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended from time to time.

8.    “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware and, to the extent of the withdrawal of the reference under 28 U.S.C. § 157, the United States District Court for the District of Delaware.

9.    “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, promulgated by the Supreme Court of the United States under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as well as the general, local and chambers rules of the Bankruptcy Court, as now in effect or hereafter amended.

10.    “Board of Trustees” means the Governing Body of PREIT, pursuant to the Amended and Restated Trust Agreement, dated December 18, 2008 (as subsequently amended).

11.    “Bridge Facility Claim” means any Claim for obligations arising under, derived from or relating to the Prepetition Bridge Facility, including any Claim for all principal amounts outstanding, interest, fees, expenses, costs and other charges arising under or related to the Prepetition Bridge Credit Agreement.

12.    “Business Day” means any day other than a Saturday, a Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

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13.    “Cash” or “$” means the legal tender of the United States of America or the equivalent thereof, including bank deposits, checks and other similar items.

14.    “Cause of Action” means any action, claim, cross-claim, third-party claim, cause of action, controversy, dispute, demand, right, Lien, indemnity, contribution, guaranty, suit, obligation, liability, loss, debt, fee or expense, damage, interest, judgment, cost, account, defense, remedy, offset, power, privilege, proceeding, license or franchise of any kind or character whatsoever, known or unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively (including any alter ego theories), whether arising before, on or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law (including under any state or federal securities laws). For the avoidance of doubt, the term “Cause of Action” also includes (i) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity, (ii) the right to object to Claims or Interests, (iii) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code, (iv) any claim or defense, including fraud, mistake, duress and usury and any other defenses set forth in section 558 of the Bankruptcy Code, and (v) any state law fraudulent transfer claim.

15.    “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all the Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court.

16.    “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors.

17.    “Claims Register” means the official register of Claims against and Interests in the Debtors maintained by the Solicitation Agent.

18.    “Class” means a category of Claims or Interests as set forth in Article III pursuant to section 1122(a) of the Bankruptcy Code.

19.    “Company” means Pennsylvania Real Estate Investment Trust together with its direct and indirect subsidiaries.

20.    “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

21.    “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

22.    “Confirmation Hearing” means the hearing held by the Bankruptcy Court on Confirmation of the Plan, pursuant to Bankruptcy Rule 3020(b)(2) and sections 1128 and 1129 of the Bankruptcy Code, as such hearing may be continued from time to time.

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23.    “Confirmation Order” means the order of the Bankruptcy Court approving the Disclosure Statement and confirming the Plan in the Chapter 11 Cases pursuant to section 1129 of the Bankruptcy Code.

24.    “Consenting Lender” means each Prepetition Lender and Prepetition Bridge Lender that is party to the Restructuring Support Agreement.

25.    “Consummation” means the occurrence of the Effective Date.

26.    “Cure Claim” means a Claim based upon a monetary default, if any, by a Debtor on an Executory Contract or Unexpired Lease at the time such contract or lease is assumed by such Debtor pursuant to sections 365 or 1123 of the Bankruptcy Code.

27.    “D&O Liability Insurance Policies” means all insurance policies of either the Debtors or the Reorganized Debtors for directors’, trustees’, managers’ and officers’ liability.

28.    “Debtor Borrower Group” means, collectively, PREIT, PREIT Associates and PREIT-Rubin.

29.    “Debtor Releases” means the release set forth in Section 7.2.

30.    “Debtors” means, collectively, each of the Entities identified on Schedule 1 attached hereto, as may be supplemented with the additional Entities, as debtors and debtors in possession in these Chapter 11 Cases.

31.    “Definitive Documents” means (i) the Plan (including all exhibits and supplements hereto), (ii) the Disclosure Statement and all other solicitation materials in respect of this Plan, (iii) the DIP Orders, (iv) the motion seeking approval of the DIP Orders, (v) the Confirmation Order, (vi) the Revolving Exit Facility Documents, (vii) the New Senior Secured Term Loan Facility Documents, (viii) the New Second Lien Term Loan Facility Documents and (ix) all first day pleadings or papers, in each case, which are satisfactory in form and substance to the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders.

32.    “DIP Agent” means Wells Fargo Bank, National Association, in its capacities as administrative and collateral agent under the DIP Credit Agreement, its successors, assigns or any replacement agent appointed pursuant to the terms of the DIP Credit Agreement.

33.    “DIP Claims” means any Claim held by the DIP Lenders or the DIP Agent arising under, derived from or relating to the DIP Credit Agreement or the DIP Orders, including any and all fees, interests paid in kind and accrued but unpaid interest and fees arising under the DIP Credit Agreement.

34.    “DIP Credit Agreement” means a senior-secured, super priority debtor-in-possession credit agreement to be dated after the Petition Date, by and among the Debtors party thereto, as borrowers or guarantors, the DIP Agent and the DIP Lenders, on terms mutually acceptable to the Debtors, DIP Agent and the DIP Lenders, as approved by the DIP Orders, with any amendments, modifications or supplements thereto as permitted by the DIP Orders.

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35.    “DIP Facility” means a debtor-in-possession credit facility to be provided by the DIP Lenders on the terms and conditions to be set forth in the DIP Facility Documents, which facility shall include the roll-up of the Prepetition Bridge Facility Indebtedness, that shall finance these Chapter 11 Cases, subject to the terms and conditions of the DIP Facility Documents and DIP Orders.

36.    “DIP Facility Documents” means the DIP Credit Agreement, together with any notes, certificates, agreements, security agreements, documents or instruments (including any amendments, restatements, supplements or modifications of any of the foregoing) related to or executed in connection with the DIP Credit Agreement, as may be amended, restated, supplemented or otherwise modified from time to time.

37.    “DIP Lenders” means the lenders under the DIP Credit Agreement.

38.    “DIP Orders” means, collectively, the Interim DIP Order and the Final DIP Order.

39.    “Disbursing Agent” means the Reorganized Debtors or the Entity or Entities chosen by the Reorganized Debtors to make or facilitate distributions pursuant to the Plan, which Entity may include the Claims and Noticing Agent.

40.    “Disclosure Statement” means the disclosure statement in respect of the Plan, including any exhibits, appendices, schedules, ballots and related documents thereto, as amended, supplemented or modified from time to time, as approved or ratified by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

41.    “Distribution Date” means the date occurring as soon as reasonably practicable after the Effective Date when distributions under the Plan shall commence.

42.    “Distribution Record Date” means the record date for purposes of making distributions under the Plan on account of Allowed Claims and Allowed Interests, which date shall be the first Business Day after the day on which the Confirmation Order is entered by the Bankruptcy Court.

43.    “Effective Date” means the first Business Day after which all provisions, terms and conditions specified in Section 8.2 have been satisfied or waived pursuant to Section 8.3.

44.    “Enjoined Party” means all Entities who have held, hold or may hold Claims or Interests that have been released or discharged or are subject to exculpation pursuant to the Plan.

45.    “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

46.    “Equity Security” means any equity security, as defined in section 101(16) of the Bankruptcy Code, in a Debtor.

47.    “Estate” means, individually or collectively, the estate of a Debtor or estates of the Debtors created under section 541 of the Bankruptcy Code.

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48.    “Excluded Claims” means any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, any Restructuring Transactions or any document, instrument or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the Revolving Exit Facility, the New Senior Secured Term Loan Facility and the New Second Lien Term Loan Facility, or any Claim or obligation arising under the Plan.

49.    “Exculpated Claim” means any Cause of Action related to any act or omission in connection with, relating to or arising out of the formulation, preparation, dissemination or negotiation of the Restructuring Support Agreement and related prepetition and postpetition transactions, these Chapter 11 Cases, the formulation, preparation, dissemination, negotiation or filing of the Disclosure Statement, the Plan, the Plan Supplement, DIP Facility Documents, the Revolving Exit Facility Documents, the New Senior Secured Term Loan Facility Documents, the New Second Lien Term Loan Facility Documents and any other contract, instrument, release or other agreement or document created or entered into before or during the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including, to the extent applicable, the issuance of securities pursuant to the Plan, or the distribution of property under the Plan, or upon any other related act or omission, transaction, agreement, event or other occurrence taking place prior to, on or after the Petition Date.

50.    “Exculpated Party” means, collectively, and in each case in its capacity as such: (i) the Debtors, (ii) the Reorganized Debtors, (iii) the Consenting Lenders, (iv) the Agent, (v) the DIP Agent, (vi) the DIP Lenders, (vii) each Related Party with respect to each of the foregoing in clauses (i) through (vi) and (viii) any other Person entitled to the protections of section 1125(e) of the Bankruptcy Code.

51.    “Exculpation” means the exculpation provision set forth in Section 7.5 hereof.

52.    “Executory Contract” means a contract to which any of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

53.    “Existing Equity Holder” means a Holder of Existing Equity Interests immediately prior to the Effective Date.

54.    “Existing Equity Interests” means the Interests in PREIT, together with any and all outstanding and unexercised or unvested warrants, options or rights to acquire PREIT’s outstanding equity immediately prior to the Effective Date.

55.    “Exit Commitment Fee” means a Cash exit commitment fee to be paid on the Effective Date pursuant to the terms of the Restructuring Term Sheet.

56.    “Exit Facilities” means the Revolving Exit Facility, the New Senior Secured Term Loan Facility and the New Second Lien Term Loan Facility.

57.    “Exit Facilities Agent” means Wells Fargo Bank, National Association or its successor or assignee, as the administrative agent or collateral agent, as the case may be, under each of the following: the Revolving Exit Facility Credit Agreement, the New Senior Secured Term Loan Credit Agreement and the New Second Lien Term Loan Credit Agreement.

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58.    “Exit Facilities Documents” means, collectively, the Revolving Exit Facility Documents, the New Senior Secured Term Loan Facility Documents and the New Second Lien Term Loan Facility Documents.

59.    “Fashion District Facility” means that certain prepetition senior term loan facility in the aggregate principal amount of $350 million extended to PM Gallery LP as the borrower on the terms of and pursuant to the Term Loan Agreement, dated as of January 22, 2018 (as subsequently amended and modified).

60.    “Final DIP Order” means an order entered on a final basis by the Bankruptcy Court approving certain or all of the Debtors’ entry into the DIP Facility and incorporating the terms and conditions set forth in the DIP Credit Agreement and any and all documents related thereto.

61.    “Final Order” means an order, ruling or judgment of the Bankruptcy Court (or any other court of competent jurisdiction) entered by the clerk of the Bankruptcy Court on the docket in the Chapter 11 Cases (or by the clerk of such other court of competent jurisdiction on the docket of such court), which has not been reversed, stayed, modified, amended or vacated, and as to which (i) the time to appeal, petition for certiorari or move for a new trial, stay, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, stay, reargument or rehearing shall be pending or (ii) if an appeal, writ of certiorari, new trial, stay, reargument or rehearing thereof has been sought, such order or judgment of the Court (or other court of competent jurisdiction) shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, stay, reargument or rehearing shall have expired.

62.    “General Unsecured Claim” means any unsecured Claim against the Debtors that is not an Unsecured Credit Facility Claim, an Intercompany Claim or a Claim that is Secured, subordinated or entitled to priority under the Bankruptcy Code.

63.    “Governance Documents” means each Debtor’s (or Reorganized Debtor’s, as context requires) respective certificate of incorporation, certificate of formation, bylaws, charter, trust agreement, indenture, limited liability company agreement, partnership agreement, shareholder agreement and such other formation and constituent documents, either in effect prior to the Effective Date or as amended, restated or otherwise modified as of the Effective Date, as the context requires.

64.    “Governing Body” means, in each case in its capacity as such, the board of directors, board of trustees, board of managers, manager, managing member, general partner, investment committee, special committee or such similar governing body of any of the Debtors or the Reorganized Debtors, as applicable.

65.    “Governmental Unit” means any domestic, foreign, provincial, federal, state, local or municipal (a) government, (b) governmental agency, commission, department, bureau, ministry or other governmental entity or (c) any other governmental unit as defined in section 101(27) of the Bankruptcy Code.

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66.    “Holder” means any Entity that is the legal or beneficial owner of a Claim as of the applicable date of determination.

67.    “Impaired” means any Claim or Interest in an Impaired Class.

68.    “Impaired Class” means a Class that is impaired within the meaning of section 1124 of the Bankruptcy Code. For the avoidance of doubt, Impaired Classes under the Plan are Class 2 and Class 5.

69.    “Insurance Policies” means any insurance policies, insurance settlement agreements, coverage-in-place agreements or other agreements related to the provision of insurance entered into by or issued to or for the benefit of the Debtors or their predecessors.

70.    “Insurer” means a counterparty to any Insurance Policy that is not a Debtor, its predecessors, or Affiliates.

71.    “Intercompany Claim” means a Claim against a Debtor held by (i) another Debtor or (ii) non-Debtor Affiliate of the Debtors.

72.    “Intercompany Interest” means an Interest held by a Debtor in another Debtor.

73.    “Interest” means collectively, (i) any Equity Security, or any other equity or ownership interest (including any such interest in a partnership, limited liability company or other Entity), in any Debtor, (ii) any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable or exchangeable securities or other agreements, arrangements or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor, and (iii) any and all Claims that are otherwise determined by the Bankruptcy Court to be an equity interest, including any Claim or debt that is recharacterized as an equity interest or subject to subordination as an equity interest pursuant to section 510(b) of the Bankruptcy Code.

74.    “Interim DIP Order” means an interim order entered by the Bankruptcy Court approving the Debtors’ entry into the DIP Facility and incorporating the terms and conditions set forth in the DIP Credit Agreement.

75.    “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

76.    “Local Rules” means the Local Rules for the United States Bankruptcy Court for the District of Delaware.

77.    “New Second Lien Term Loan Credit Agreement” means that certain loan agreement, memorializing the New Second Lien Term Loan Facility, which shall be entered into among one or more of the Reorganized Debtors, the Exit Facilities Agent and the Consenting Lenders, as may be amended, restated, supplemented or otherwise modified from time to time.

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78.    “New Second Lien Term Loan Facility” means the new second lien secured term loan credit facility in an aggregate principal amount of $319 million, which aggregate principal amount shall be subject to the New Senior Term Loan Facility Adjustment (as set forth in Section 4.2 hereof), consistent with the terms and conditions set forth in the Restructuring Term Sheet and entered into on and as of the Effective Date on the terms and conditions set forth in the New Second Lien Term Loan Facility Documents.

79.    “New Second Lien Term Loan Facility Documents” means, collectively, the New Second Lien Term Loan Credit Agreement and any other agreements or documents memorializing the New Second Lien Term Loan Facility, including any amendments, modifications and supplements thereto, and together with any related notes, certificates, agreements, intercreditor agreements, security agreements, mortgages, deeds of trust, documents and instruments (including any amendments, restatements, supplements or modifications of any of the foregoing) related to or executed in connection with the New Second Lien Term Loan Facility, as may be amended, restated, supplemented or otherwise modified from time to time.

80.    “New Senior Secured Term Loan Credit Agreement” means that certain loan agreement, memorializing the New Senior Secured Term Loan Facility, which shall be entered into among one or more of the Reorganized Debtors, the Exit Facilities Agent and the Consenting Lenders, as may be amended, restated, supplemented or otherwise modified from time to time.

81.    “New Senior Secured Term Loan Facility” means the new first lien secured term loan credit facility in an aggregate principal amount of $600 million, which aggregate principal amount shall be subject to the New Senior Term Loan Facility Adjustment (as set forth in Section 4.2 hereof), consistent with the terms and conditions set forth in the Restructuring Term Sheet and entered into on and as of the Effective Date on the terms and conditions set forth in the New Senior Secured Term Loan Facility Documents.

82.    “New Senior Secured Term Loan Facility Documents” means, collectively, the New Senior Secured Term Loan Credit Agreement and any other agreements or documents memorializing the New Senior Secured Term Loan Facility, including any amendments, modifications and supplements thereto, and together with any related notes, certificates, agreements, intercreditor agreements, security agreements, mortgages, deeds of trust, documents and instruments (including any amendments, restatements, supplements or modifications of any of the foregoing) related to or executed in connection with the New Senior Secured Term Loan Facility, as may be amended, restated, supplemented or otherwise modified from time to time.

83.    “Notice and Claims Agent” means Prime Clerk LLC retained as the Debtors’ notice, claims and solicitation agent.

84.    “Omnibus Swap Amendment” means that certain amendment to the Swap Agreement(s) between one or more Debtors and the Holder of an Allowed Specified Derivatives Claim, providing for, among other things, the rescission by such Holders of any early termination or automatic early termination of the transactions under the Swap Agreement(a) where and to the extent applicable, and which amendment will be entered into and be effective as of the Effective Date between the Reorganized Debtors and the Holder of such Allowed Specified Derivatives Claim.

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85.    “Other Priority Claim” means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than: (i) an Administrative Claim, (ii) a Professional Fee Claim or (ii) a Priority Tax Claim.

86.    “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

87.    “Petition Date” means the date on which the Debtors commenced their Chapter 11 Cases.

88.    “Plan” means this Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Certain of Its Direct and Indirect Subsidiaries, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Restructuring Support Agreement or the terms hereof, as the case may be, and the Plan Supplement, which is incorporated herein by reference, including all exhibits and schedules hereto and thereto.

89.    “Plan Supplement” means the compilation of documents and forms of documents, agreements, schedules and exhibits to the Plan (in each case, as may be altered, amended, modified or supplemented from time to time in accordance with the terms hereof and in accordance with the Bankruptcy Code and Bankruptcy Rules) to be filed by the Debtors, to the extent reasonably practicable, no later than seven (7) days before the Confirmation Hearing or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, including, among other things, as applicable: (i) the Governance Documents of the Reorganized Debtors (solely to the extent that such documents are materially modified from their current form); (ii) the identities of the members of the Board of Trustees of the Reorganized PREIT; (iii) the Schedule of Retained Causes of Action; (iv) the Revolving Exit Facility Documents; (v) the New Senior Secured Term Loan Facility Documents; (vi) the Approved Annual Business Plan; (vii) the New Second Lien Term Loan Facility Documents; and (viii) the Omnibus Swap Amendment; provided that, through the Effective Date, the Debtors, with the consent of the Requisite Consenting Lenders, shall have the right to amend documents contained in, and exhibits to, the Plan Supplement in accordance with the terms of this Plan and the Restructuring Support Agreement.

90.    “Postpetition Senior Secured Facilities” means, collectively, the New Senior Secured Term Loan Facility and Revolving Exit Facility.

91.    “PREIT” means Pennsylvania Real Estate Investment Trust.

92.    “PREIT Associates” means PREIT Associates, L.P.

93.    “PREIT-Rubin” means PREIT-Rubin, Inc.

94.    “Prepetition Bridge Credit Agreement” means that certain Credit Agreement, dated as of August 11, 2020, among the Debtor Borrower Group and certain of the Prepetition Lenders party thereto.

95.    “Prepetition Bridge Facility” means the prepetition secured credit facility in the aggregate principal amount of $30 million under the Prepetition Bridge Credit Agreement.

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96.    “Prepetition Bridge Facility Indebtedness” means outstanding obligations of the Debtor Borrower Group in connection with the Prepetition Bridge Facility under and pursuant to the Prepetition Bridge Credit Agreement and any documents ancillary thereto.

97.    “Prepetition Bridge Lenders” means certain of the Prepetition Lenders party to the Prepetition Bridge Credit Agreement.

98.    “Prepetition Lenders” means, collectively, the Prepetition Seven-Year Term Lenders and the Prepetition Revolver/TL Lenders.

99.    “Prepetition Revolver/TL Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of May 24, 2018 (as amended from time to time), by and among the Debtor Borrower Group, Prepetition Revolver/TL Lenders and the Agent.

100.    “Prepetition Revolver/TL Credit Facility” means the prepetition unsecured facility in the aggregate principal amount of $675 million, consisting of $375 million revolving facility and $300 million term loan facility, provided under the Prepetition Revolver/TL Credit Agreement.

101.    “Prepetition Revolver/TL Lenders” means the financial institutions from time to time party to the Prepetition Revolver/TL Credit Agreement.

102.    “Prepetition Seven-Year Term Credit Agreement” means that certain prepetition Seven-Year Term Loan Agreement, dated as of January 8, 2014 (as amended from time to time), by and among the Debtor Borrower Group, the Prepetition Seven-Year Term Loan Lenders and the Agent.

103.    “Prepetition Seven-Year Term Lenders” means the financial institutions from time to time party to the Prepetition Seven-Year Term Credit Agreement.

104.    “Prepetition Seven-Year Term Loan Facility” means the prepetition unsecured credit facility in the aggregate principal amount of $250 million provided under the Prepetition Seven-Year Term Credit Agreement.

105.    “Prepetition Unsecured Credit Agreements” means, collectively the Prepetition Seven-Year Term Credit Agreement and the Prepetition Revolver/TL Credit Agreement.

106.    “Prepetition Unsecured Credit Facilities” means, collectively, the Prepetition Seven-Year Term Loan Facility and Prepetition Revolver/TL Credit Facility.

107.    “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

108.    “Professional” means an Entity: (a) retained pursuant to a Final Order in accordance with sections 327, 363 or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Confirmation Date, pursuant to sections 327, 328, 329, 330, 331 and 363 of the Bankruptcy Code or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

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109.    “Professional Fee Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses of Professionals that such Professionals estimate they have incurred or will incur in rendering services to the Debtors as set forth in Article II of the Plan.

110.    “Professional Fee Claim” means a Claim by a Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code.

111.    “Professional Fee Escrow Account” means an interest-bearing account funded by the Debtors with Cash on the Effective Date in an amount equal to the Professional Fee Amount.

112.    “Reinstated” means, with respect to Claims, that the Claim shall not be discharged hereunder and the Holder’s legal, equitable and contractual rights on account of such Claim shall remain unaltered by Consummation, rendering such Claim unimpaired in accordance with section 1124 of the Bankruptcy Code. “Reinstate” or “Reinstatement” shall have correlative meanings.

113.    “Related Party” means, each of, and in each case in its capacity as such, current and former directors, trustees, managers, officers, investment committee members, special or other committee members, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, managers, employees, agents, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director, trustee or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives and other professionals and advisors and any such Person’s or Entity’s respective heirs, executors, estates and nominees.

114.    “Released Party” means, collectively, and in each case in its capacity as such: (i) the Debtors, (ii) the Reorganized Debtors, (iii) the Consenting Lenders, (iv) the Agent, (v) the DIP Agent, (vi) the DIP Lenders and (vii) each Related Party with respect to each of the foregoing in clauses (i) through (vi).

115.    “Releasing Party” means, collectively, and in each case in their capacity as such: (i) each Released Party; (ii) each Holder of Impaired Claims that are not Released Parties, except any such Holder that voted to reject, or abstained from voting on, the Plan and has also checked the box on the applicable ballot indicating that they opt out of granting the releases provided in the Plan (including, for the avoidance of doubt, the Holders of all Claims whose vote to accept or reject the Plan is solicited but who do not vote either to accept or to reject the Plan and do not opt out of granting the releases set forth herein); (iii) the Holders of all Claims or Interests that are Unimpaired under the Plan; and (iv) each Related Party with respect to each of the foregoing in clauses (i) through (iii).

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116.    “Reorganized Debtors” means, collectively, a Debtor or any successor thereto, by merger, consolidation or otherwise, as reorganized pursuant to or under this Plan, on or after the Effective Date.

117.    “Reorganized PREIT” means Pennsylvania Real Estate Investment Trust, as reorganized pursuant to or under this Plan, on or after the Effective Date.

118.    “Requisite Consenting Bridge Lenders” means, as of the date of determination, Consenting Lenders holding at least a majority of the aggregate principal amount of the Prepetition Bridge Facility Indebtedness.

119.    “Requisite Consenting Lenders” means, as of the date of determination, Consenting Lenders holding at least a majority of the aggregate principal amount of the Unsecured Indebtedness held by all Consenting Lenders.

120.    “Restructuring Expenses” means the reasonable and documented fees and expenses accrued since the inception of their respective engagements related to the representation of the Agent in connection with implementation of the Restructuring Transactions and not previously paid by, or on behalf of, the Debtors of: (i) Jones Day, as counsel to the Agent, (ii) any local counsel to the Agent and (iii) FTI Consulting, Inc., as financial advisor to the Agent, in each case, in accordance with the terms of their respective engagement letters, if any, and in each case, without further order of, or application to, the Bankruptcy Court by such consultant or professionals.

121.    “Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of October 7, 2020, by and among the Debtors party thereto and the other parties thereto, as may be amended, modified or supplemented from time to time in accordance with its terms.

122.    “Restructuring Term Sheet” means the Restructuring Term Sheet attached hereto as Exhibit 1.

123.    “Restructuring Transactions” means the transactions set forth on the Restructuring Term Sheet that shall be implemented on or prior to the Effective Date.

124.    “Retained Equity” means the Existing Equity Interest in PREIT, as retained by the Existing Equity Holders pursuant to the terms of the Plan as of the Effective Date.

125.    “Revolving Exit Facility” means the new first lien senior secured revolving credit facility in an aggregate principal amount of $150 million, which shall include a $10 million letter of credit sub-facility consistent with the terms and conditions set forth in the Restructuring Term Sheet and entered into on and as of the Effective Date on the terms and conditions set forth in the Revolving Exit Facility Documents.

126.    “Revolving Exit Facility Credit Agreement” means that certain loan agreement, memorializing the Revolving Exit Facility, which shall be entered into among one or more of the Reorganized Debtors, the Exit Facilities Agent and the Revolving Exit Facility Lenders, as may be amended, restated, supplemented or otherwise modified from time to time.

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127.    “Revolving Exit Facility Documents” means, collectively, the Revolving Exit Facility Credit Agreement and any other agreements or documents memorializing the Revolving Exit Facility, including any amendments, modifications and supplements thereto, and together with any related notes, certificates, agreements, intercreditor agreements, security agreements, mortgages, deeds of trust, documents and instruments (including any amendments, restatements, supplements or modifications of any of the foregoing) related to or executed in connection with the Revolving Exit Facility, as may be amended, restated, supplemented or otherwise modified from time to time.

128.    “Revolving Exit Facility Lenders” means those lenders party to the Revolving Exit Facility Credit Agreement.

129.    “Revolving Exit Facility Option” has the meaning given to it in Article IV.

130.    “Schedules” means, collectively, the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases and statements of financial affairs filed by the Debtors with the Bankruptcy Court and in substantial accordance with the Official Bankruptcy Forms, as the same may have been amended, modified or supplemented from time to time, solely to the extent such filing is not waived pursuant to an order of the Bankruptcy Court.

131.    “Secured” means, when referring to a Claim: (a) secured by a Lien on property in which an Estate of a Debtor against which the Claim is asserted has an interest, which Lien is valid, perfected and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, to the extent of the value of the creditor’s interest in the Estate’s interest in such property as determined pursuant to section 506(a) of the Bankruptcy Code; (b) subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the property subject to setoff; or (c) otherwise Allowed pursuant to the Plan as a Secured Claim.

132.    “Secured Claim” means any Secured Claim other than (i) a Secured Property-Level Debt Claim or (ii) a DIP Claim. For the avoidance of doubt, the Secured Claims include the Bridge Facility Claims.

133.    “Secured Property-Level Debt” means, to the extent applicable, certain project-level secured indebtedness of the Debtors as memorialized in applicable loan agreement, guarantee, mortgage, deed of trust, assignment of rents, lien or other security and related documents (including any amendments, restatements, supplements or modifications of any of the foregoing) related to or executed in connection with such secured property-level debt, as may be amended, restated, supplemented or otherwise modified from time to time. For the avoidance of doubt, the term “Secured Property-Level Debt” shall include any guaranty given by PREIT Associates, or any other Debtor, in connection with any Secured Property-Level Debt.

134.    “Secured Property-Level Debt Claim” means a Claim arising in connection with Secured Property-Level Debt.

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135.    “Specified Derivatives Claim” means a Claim arising under a Swap Agreement entered into by and between as a Swap Participant and any of the Debtors.

136.    “Swap Agreement” has the meaning set forth in section 101(53B) of the Bankruptcy Code.

137.    “Swap Participant” has the meaning set forth in section 101(41) of the Bankruptcy Code.

138.    “Third-Party Release” means the release set forth in Section 7.3 of this Plan.

139.    “Unexpired Lease” means a lease to which any Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

140.    “Unimpaired” means a Claim or Interest that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

141.    “Unsecured Credit Facility Claim” means any Claim for all principal amounts outstanding and interest accrued but unpaid under the Prepetition Unsecured Credit Agreements.

142.    “Unsecured Indebtedness” means outstanding obligations of the Debtor Borrower Group in connection with the Prepetition Unsecured Credit Facilities under and pursuant to the Prepetition Unsecured Credit Agreements and any documents ancillary thereto.

143.    “U.S. Trustee” means the Office of the United States Trustee for the District of Delaware.

144.    “Voting Deadline” means 5 p.m. (prevailing Eastern Time) on October 18, 2020.

1.2    Rules of Interpretation

For purposes of this Plan: (i) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neutral gender shall include the masculine, feminine and neutral gender; (ii) unless otherwise specified, any reference herein to a contract, lease, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (iii) unless otherwise specified, any reference herein to an existing document or exhibit having been filed or to be filed shall mean that document or exhibit, as it may thereafter be amended, modified or supplemented; (iv) unless otherwise specified, all references herein to “Sections” and “Articles” are references to Sections and Articles hereof or hereto; (v) unless otherwise stated, the words “herein,” “hereof” and ‘‘hereto’’ refer to the Plan in its entirety rather than to a particular portion of the Plan; (vi) captions, headings to Articles and subheadings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (vii) all references to statutes, regulations, orders, rules of courts and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (viii) any term used in capitalized form herein that is not otherwise defined

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but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (ix) any immaterial effectuating provisions may be interpreted by the Debtors or Reorganized Debtors, as applicable, in a manner that is consistent with the overall purpose and intent of the Plan without further Bankruptcy Court order; (x) subject to the provisions of any contract, certificate of incorporation, by-law, instrument, release or other agreement or document created or entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with, the applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; and (xi) unless otherwise specified, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply.

1.3    Computation of Time

The provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein.

1.4    Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Delaware, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction and implementation of the Plan, any agreements, documents, instruments or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided, however, that governance matters relating to the Debtors or the Reorganized Debtors, as applicable, shall be governed by the laws of the jurisdiction of incorporation of the Debtors or Reorganized Debtors, as applicable.

1.5    Reference to Monetary Figures

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein.

1.6    Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Company, the Debtors or the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

1.7    Consent Rights of Requisite Consenting Lenders and Requisite Consenting Bridge Lenders

Notwithstanding anything herein to the contrary, any and all consent rights of the Requisite Consenting Lenders and Requisite Bridge Lenders, as applicable and as set forth in the Restructuring Support Agreement (or otherwise) with respect to the form and substance of this Plan, the Plan Supplement and the other Definitive Documents, including any amendments, restatements, supplements or other modifications to such documents, or with respect to any other

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document, actions or anything else referred to herein, and any consents, waivers or other deviations under or from any such documents, shall be incorporated herein by this reference (including to the applicable definitions in Section 1.1 hereof) and fully enforceable as if stated in full herein.

1.8    Controlling Document

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between this Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control unless otherwise specified in such Plan Supplement document or the Confirmation Order. In the event of an inconsistency between this Plan and any other instrument or document created or executed pursuant to this Plan, other than documents contained in the Plan Supplement, the Plan shall control. The provisions of this Plan and of the Confirmation Order shall be construed in a manner consistent with each other so as to effectuate the purposes of each; provided, that if there is determined to be any inconsistency between any provision of this Plan and any provision of the Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order shall govern, and any such provisions of the Confirmation Order shall be deemed a modification of this Plan.

ARTICLE II.

ADMINISTRATIVE CLAIMS, PRIORITY TAX CLAIMS AND STATUTORY FEES

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Claims, Professional Fee Claims and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III, are not entitled to vote on the Plan and shall receive the following treatment:

2.1    Administrative Claims

Except to the extent that a Holder of an Allowed Administrative Expense Claim and the Debtors or Reorganized Debtors, as applicable, agree to a less favorable treatment, or as otherwise provided in the Plan, each Holder of an Allowed Administrative Claim against any of the Debtors shall receive in full and final satisfaction of its Allowed Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (i) if an Administrative Claim is Allowed on or prior to the Effective Date, within five (5) Business Days after the Effective Date, or as soon as reasonably practicable thereafter, (ii) if such Administrative Claim is not Allowed as of the Effective Date, no later than five (5) Business Days after such Administrative Claim is Allowed, or as soon as reasonably practicable thereafter; or (iii) at such time and upon such terms as set forth in an order of the Bankruptcy Code; provided that Administrative Claims incurred by any Debtor in the ordinary course of such Debtor’s business may be paid in the ordinary course of business by such applicable Debtor, consistent with past practice and in accordance with such applicable terms and conditions relating thereto without further notice to or order of the Bankruptcy Court.

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2.2    DIP Claims

On the Effective Date, except to the extent that a Holder of an Allowed DIP Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release and discharge of, and in exchange for, each Allowed DIP Claim, each Holder of an Allowed DIP Claim shall receive payment in full, in Cash, of such Holder’s Allowed DIP Claim from the proceeds of the Revolving Exit Facility.

2.3    Professional Fee Claims

1.	Final Fee Application and Payment of Professional Fee Claims

All requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be filed no later than forty-five (45) days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court in the Chapter 11 Cases. The Reorganized Debtors shall pay Professional Fee Claims in Cash in the amount the Bankruptcy Court allows, including from (but not limited by the estimates provided for in Section 2.3.3) the Professional Fee Escrow Account.

2.	Professional Fee Escrow Account

Prior to the Effective Date, the Reorganized Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals. Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. When all Allowed amounts owing to Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtors without any further action or order of the Bankruptcy Court.

3.	Professional Fee Amount Estimates

Professionals shall reasonably estimate their unpaid Professional Fee Claims and other unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Effective Date and shall deliver such estimate to the Debtors no later than one (1) Business Day before the Effective Date. If a Professional does not provide an estimate, the Debtors or Reorganized Debtors may estimate the unpaid and unbilled fees and expenses of such Professional.

4.	Post-Confirmation Fees and Expenses

Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional or other fees and expenses related to implementation of the Plan and Consummation, incurred by the Debtors. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363 and 1103 of the Bankruptcy Code in

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seeking retention or compensation for services rendered after such date shall terminate, and the Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order or approval of the Bankruptcy Court.

2.4    Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive, at the option of the Debtors, one of the following treatments: (i) Cash in an amount equal to the amount of such Allowed Priority Tax Claim within five (5) Business Days after the Effective Date; (ii) Cash in an aggregate amount of such Allowed Priority Tax Claim payable in regular installments over a period not to exceed five (5) years after the Petition Date, pursuant to section 1129(a)(9)(C) of the Bankruptcy Code; or (iii) such other treatment as may be agreed upon by such Holder and the Debtors or otherwise determined upon an order of the Bankruptcy Court.

2.5    Statutory Fees

The Debtors shall pay in full, in Cash, any fees due and owing to the U.S. Trustee, including quarterly fees payable under 28 U.S.C. §1930(a)(6), plus interest due and payable under 31 U.S.C. § 3717 (if any), on all disbursements, including Plan payments and disbursements in and outside the ordinary course of the Debtors’ business at the time of Confirmation. On and after the Effective Date, to the extent any Chapter 11 Case remains open, and for so long as any Reorganized Debtor remains obligated to pay quarterly fees, such Reorganized Debtor shall pay the applicable U.S. Trustee fees for that Reorganized Debtor when due in the ordinary course until such time as the Bankruptcy Court enters a final decree in such Reorganized Debtor’s Chapter 11 Case.

2.6    Restructuring Expenses

The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date shall be paid in full in Cash on the Effective Date or as reasonably practicable thereafter (to the extent not previously paid during the course of the Chapter 11 Cases) in accordance with, and subject to, the terms set forth herein and in the Restructuring Support Agreement, without any requirement to file a fee application with the Bankruptcy Court and without any requirement for Bankruptcy Court’s review or approval. All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors at least one (1) Business Day before the anticipated Effective Date; provided, however, that such estimates shall not be considered an admission or limitation with respect to such Restructuring Expenses. Within five (5) Business Days of the Effective Date, final invoices for all Restructuring Expenses incurred prior to and as of the Effective Date shall be submitted to the Debtors. In addition, the Debtors and the Reorganized Debtors (as applicable) shall continue to pay pre- and post-Effective Date Restructuring Expenses, when due and payable in the ordinary course, related to implementation, consummation and defense of the Plan, whether incurred before, on or after the Effective Date.

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ARTICLE III.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

3.1    Classification of Claims and Interests

This Plan constitutes a separate Plan proposed by each Debtor. Except for the Claims addressed in Article II of the Plan, all Claims and Interests are classified in the Classes set forth below in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Interest is in a particular Class for the purposes of voting on, and receiving distributions pursuant to, the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Claim or Interest has not been paid, released, withdrawn or otherwise settled before the Effective Date. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class.

3.2    Summary of Classification for the Reorganized Debtor

The following chart represents the general classification of Claims and Interests for the Debtors pursuant to the Plan. To the extent there are no Allowed Claims or Allowed Interests in a particular Class, such Class is deemed to be omitted with respect to the Debtors.

Class	Claim	Impairment	Entitled to Vote
1	Secured Claims	Unimpaired	No (deemed to accept)
2	Specified Derivatives Claims	Impaired	Yes
3	Secured Property-Level Debt Claims	Unimpaired	No (deemed to accept)
4	Other Priority Claims	Unimpaired	No (deemed to accept)
5	Unsecured Credit Facility Claims	Impaired	Yes
6	General Unsecured Claims	Unimpaired	No (deemed to accept)
7	Intercompany Claims	Unimpaired	No (deemed to accept)
8	Intercompany Interests	Unimpaired	No (deemed to accept)
9	Existing Equity Interests	Unimpaired	No (deemed to accept)

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3.3    Classification and Treatment of Claims and Interests

Subject to Section 3.4 to the extent applicable, each Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release and discharge of and in exchange for such Holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by the Reorganized Debtors and the Holder of such Allowed Claim or Allowed Interest, as applicable. Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter or as soon as practicable after a particular Claim or Interest becomes Allowed.

1.	Class 1 – Secured Claims

Classification: Class 1 consists of any Secured Claims against any Debtor.

Treatment: Each Holder of an Allowed Secured Claim shall receive at the option of the applicable Debtor or Reorganized Debtor, either:

(i)

payment in full in Cash of its Allowed Secured Claim, and, to the extent such Allowed Secured Claim is oversecured, interest as applicable from and after the later of the date such Claim (I) became due in the ordinary course of business or (II) was invoiced to the Debtors;

(ii)	the collateral securing its Allowed Secured Claim;

(iii)	Reinstatement of its Allowed Secured Claim; or

(iv)	such other treatment rendering its Allowed Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

Impairment and Voting: Class 1 is Unimpaired under the Plan. Holders of Allowed Claims in Class 1 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Secured Claims.

2.	Class 2 - Specified Derivatives Claims

Classification: Class 2 consists of all Allowed Specified Derivatives Claims against any Debtor.

Treatment: The Reorganized Debtors shall assume the Swap Agreements, as amended by the Omnibus Swap Amendment, with any obligations of the Reorganized Debtors under the Swap Agreements so assumed secured pari passu with the Postpetition Senior Secured Facilities; provided, however, that if a Holder of an Allowed Specified Derivatives Claim is not a Consenting Lender, such Holder may elect to exercise its contractual rights to liquidate, terminate or accelerate under

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the applicable Swap Agreement in accordance with section 560 of the Bankruptcy Code by marking an election on its Class 2 ballot by the Voting Deadline, with such Holder receiving, on account of any resulting payment amounts or termination values due and owing by the Debtors (after offset) to such Holder as of the Petition Date, the principal amount of loans under the New Second Lien Term Loan Facility in an amount equal to the amount of its Allowed Specified Derivatives Claim.

Impairment and Voting: Class 2 is Impaired under the Plan, and the Holders thereof are entitled to vote to accept or reject the Plan.

3.	Class 3 – Secured Property-Level Debt Claims

Classification: Class 3 consists of all Secured Property-Level Debt Claims against any Debtor.

Treatment: Each Holder of an Allowed Claim in Class 3 shall have its Allowed Secured Property-Level Debt Claim Reinstated.

Impairment and Voting: Class 3 is Unimpaired, and Holders of Class 3 Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 3 Claims are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Secured Property-Level Debt Claims.

4.	Class 4 – Other Priority Claims

Classification: Class 4 consists of all Other Priority Claims against any Debtor.

Treatment: Each Holder of an Allowed Other Priority Claim shall receive Cash in an amount equal to such Allowed Other Priority Claim.

Impairment and Voting: Class 4 is Unimpaired, and Holders of Class 4 Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 4 Claims are not entitled to vote to accept or reject the Plan, and the votes of such Holders will not be solicited with respect to such Other Priority Claims.

5.	Class 5 – Unsecured Credit Facility Claims

Classification: Class 5 consists of all Unsecured Credit Facility Claims against any Debtor.

Allowance: Class 5 Claims shall be Allowed Claims pursuant to the Plan in the aggregate principal amount of $913 million plus any accrued but unpaid interest under the Prepetition Unsecured Credit Agreements.

Treatment: Each Holder of an Allowed Unsecured Credit Facility Claim shall receive on a dollar-for-dollar basis on account of such Holder’s Allowed Unsecured

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Credit Facility Claim the principal amount of loans under the New Second Lien Term Loan Facility in a principal amount equal to such Holder’s Allowed Unsecured Credit Facility Claim; provided, however, that any Holder of an Allowed Unsecured Credit Facility Claim that exercises the Exit Facility Option by making such an election on its Class 5 ballot by the Voting Deadline shall receive: (a) a payment in Cash of such Holder’s pro rata share (calculated based on such Holder’s commitment of loans under the Revolving Exit Facility) of the Exit Commitment Fee; plus (b) first, on a dollar-for-dollar basis on account of such Holder’s Allowed Unsecured Credit Facility Claim its pro rata share (calculated based on such Holder’s commitment of loans under the Revolving Exit Facility) of the principal amount of loans under the New Senior Secured Term Loan Facility; and (c) second, on a dollar-for-dollar basis on account of such Holder’s remaining Allowed Unsecured Credit Facility Claim (if any), the principal amount of loans under the New Second Lien Term Loan Facility in a principal amount equal to such Holder’s remaining Allowed Unsecured Credit Facility Claim.

Impairment and Voting: Class 5 Claims are Impaired, and the Holders thereof are entitled to vote to accept or reject the Plan.

6.	Class 6 – General Unsecured Claims

Classification: Class 6 consists of all General Unsecured Claims against any Debtor.

Treatment: Each Holder of an Allowed Claim in Class 6 shall have its Claim Reinstated, consistent with the provisions in Section 3.4 hereof.

Impairment and Voting: Class 6 is Unimpaired, and Holders of Class 6 Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 6 Claims are not entitled to vote to accept or reject the Plan, and the votes of such Holders will not be solicited with respect to such General Unsecured Claims.

7.	Class 7 – Intercompany Claims

Classification: Class 7 consists of all Intercompany Claims against any Debtor.

Treatment: Each Allowed Intercompany Claim shall be Reinstated.

Impairment and Voting: Class 7 is Unimpaired, and Holders of Class 7 Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 7 Claims are not entitled to vote to accept or reject the Plan, and the votes of such Holders will not be solicited with respect to such Intercompany Claims.

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8.	Class 8 – Intercompany Interests

Classification: Class 8 consists of all Intercompany Interests.

Treatment: Each Intercompany Interest shall be retained under the Plan.

Impairment and Voting: Class 8 is Unimpaired, and Holders of Class 8 Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 8 Interests are not entitled to vote to accept or reject the Plan, and the votes of such Holders will not be solicited with respect to such Intercompany Interests.

9.	Class 9 – Existing Equity Interests

Classification: Class 9 consists of any and all Existing Equity Interests in PREIT.

Treatment: Each Holder in Class 9 shall retain its Existing Equity Interests, including any legal, equitable or contractual rights held thereunder, and such Existing Equity Interests shall not be modified, canceled, discharged or otherwise impaired under section 1124 of the Bankruptcy Code.

Impairment and Voting: Class 9 is Unimpaired, and Holders of Class 9 Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 9 Interests are not entitled to vote to accept or reject the Plan, and the votes of such Holders will not be solicited with respect to such Existing Equity Interests.

3.4    Special Provisions Regarding Reinstated Unimpaired Claims

Except as otherwise provided in the Plan, nothing in the Plan shall affect any, and the Debtors and the Reorganized Debtors shall retain, all rights regarding legal and equitable defenses, counterclaims, rights to setoff, and rights to recoupment, if any, as to Unimpaired Claims that are Reinstated. Holders of Unimpaired Claims that are Reinstated shall not be required to file a proof of claim with the Bankruptcy Court and shall retain all their rights under applicable non-bankruptcy law to pursue their Unimpaired Claims. Notwithstanding anything to the contrary in the Plan, subject to Article VII, Unimpaired Claims shall not be deemed settled, satisfied, resolved, released, discharged, barred or enjoined by any provision of the Plan, unless and until such Unimpaired Claim has been either (a) paid in full (i) on terms agreed to between the Holder of such Unimpaired Claim and the Debtors or the Reorganized Debtors, as applicable, (ii) in the Allowed amount of such Unimpaired Claim as determined by applicable law or (iii) in accordance with the terms and conditions of the applicable documentation or laws giving rise to such Unimpaired Claim or (b) otherwise satisfied or disposed of as determined by a court of competent jurisdiction. If the Debtors or the Reorganized Debtors, as applicable, dispute any Unimpaired Claim, such dispute shall be determined, resolved or adjudicated pursuant to applicable non-bankruptcy law.

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3.5    Voting Classes, Presumed Acceptance by Non-Voting Classes

Pursuant to section 1126(c) of the Bankruptcy Code, and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted the Plan if the holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class actually voting have voted to accept the Plan.

If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Holders of such Claims or Interests in such Class shall be deemed to have accepted the Plan.

3.6    Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

3.7    Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

3.8    Intercompany Interests

To the extent retained under the Plan, distributions on account of Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests but solely for administrative convenience and due to the importance of maintaining the prepetition corporate structure.

3.9    Subordinated Claims

The allowance, classification and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to Section 510 of the Bankruptcy Code, and subject to the Restructuring Support Agreement, the Debtors or the Reorganized Debtors, as applicable, reserve the right to re-classify any Allowed Claim in accordance with any contractual, legal or equitable subordination relating thereto.

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3.10    Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

The Debtors reserve the right, subject to the prior consent of the Requisite Consenting Lenders, to modify the Plan in accordance with Article IX hereof to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including to modify the treatment applicable to a Class of Claims to render such Class of Claims Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

4.1    Restructuring Transactions

On the Effective Date, and pursuant to the Plan, the Debtors or the Reorganized Debtors, as applicable, shall (as agreed to by the Requisite Consenting Lenders consistent with the terms of the Restructuring Support Agreement) consummate the Restructuring Transactions set forth on Exhibit 1 in order to effectuate the Debtors’ financial reorganization consistent with the terms of this Plan.

Without limiting the foregoing, before, on or as soon as reasonably practicable after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, and their respective officers and members of the Governing Bodies, may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan that are consistent with and pursuant to the terms and conditions of the Plan, including: (i) the execution, delivery, filing, registration or recordation of any appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, formation, organization, dissolution, or liquidation containing terms that are consistent with the terms of the Plan, the Plan Supplement and the Restructuring Support Agreement; (ii) the execution, delivery, filing, registration or recordation of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan, the Plan Supplement and the Restructuring Support Agreement and having other terms to which the applicable Entities may agree; (iii) the execution, delivery and filing, if applicable, of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable state law, including any applicable modified, restated or amended Governance Documents; (iv) the entry into, execution and delivery of the Exit Facilities Documents and performance of any and all obligations in connection with the Exit Facilities; (v) the continuation and validation of the Existing Equity Interests as set forth in the Plan; (vi) such other transactions that are required to effectuate the Restructuring Transactions; and (vii) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law; provided that all such actions are consented to by the Requisite Consenting Lenders.

Pursuant to sections 363 and 1123 of the Bankruptcy Code, the Confirmation Order shall be deemed to authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by or necessary to effectuate the Plan. The authorizations and approvals contemplated by this Section 4.1 shall be effective notwithstanding any requirements under non-bankruptcy law.

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4.2	Sources of Consideration for Plan Distributions

1.     Exit Facilities

On the Effective Date, the Reorganized Debtors shall enter into the Exit Facilities, the terms of which will be set forth in the Exit Facilities Documents. Confirmation of the Plan shall be deemed to provide (i) approval of the Exit Facilities and the Exit Facilities Documents, as applicable, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, expenses and other payments provided for therein and (ii) authorization of the Reorganized Debtors to enter into and execute the Exit Facilities Documents and such other documents as may be required to effectuate the treatment afforded by the Exit Facilities.

On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Facilities Documents (i) shall be deemed to be granted, (ii) shall be legal, binding and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facilities Documents, (iii) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit Facilities Documents, (iv) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and (v) shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the Persons and Entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

The Exit Facilities shall consist of three separate facilities: (i) the Revolving Exit Facility; (ii) the New Senior Secured Term Loan Facility; and (iii) the New Second Lien Term Loan Facility.

•

Subject to the terms of Article III of the Plan, each Prepetition Lender shall be granted the option to commit itself or its Affiliate-designee for all, but not less than all, of such Prepetition Lender’s full pro rata share (based on its holdings of loans under the Credit Agreements) of the Revolving Exit Facility (the “Revolving Exit Facility Option”). Subject to the terms and conditions of the Revolving Exit Facility Documents, (A) on the Effective Date, the proceeds of the Revolving Exit Facility shall be used to satisfy the DIP Claims; and (B) after the Effective Date, the available proceeds of the Revolving Exit Facility shall be used for working capital, general corporate purposes and other permitted uses of the Reorganized Debtors, consistent with the Approved Annual Business Plan.

•	On the Effective Date, (A) the New Senior Secured Term Loan Facility and the New Second Lien Term Loan Facility shall be used to refinance the Prepetition Unsecured

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Credit Facilities as set forth in Article III of the Plan and pursuant to the terms and conditions of the respective New Senior Secured Term Loan Facility Documents and the New Second Lien Term Loan Facility Documents; (B) the Prepetition Unsecured Credit Agreements and any documents ancillary thereto shall be cancelled; and (C) each Holder of an Allowed Unsecured Credit Facility Claim shall become bound by the New Senior Secured Term Loan Facility Documents and/or New Second Lien Term Loan Facility Documents (as applicable).

•

On the Effective Date, the aggregate principal amount of the New Senior Secured Term Loan Facility may be decreased such that the aggregate principal amount of the Postpetition Senior Secured Facilities (including undrawn commitments under the Revolving Exit Facility) on the Effective Date does not exceed the lesser of (a) 85% LTV and (b) a Senior Debt Yield (which, solely for the purposes of determining the aggregate principal amount of the New Senior Secured Term Loan Facility on the Effective Date, shall include undrawn commitments under the Revolving Exit Facility) of 9.00%. Any principal amount by which the New Senior Secured Term Loan Facility is decreased (or increased) will result in a corresponding dollar-for-dollar increase (or decrease) of the New Second Lien Term Loan Facility; provided that the New Second Lien Term Loan Facility shall be increased by the amount of the Allowed Specified Derivatives Claims of the Holders that are not Consenting Lenders and that elected to exercise their respective contractual rights to terminate their Swap Agreements in accordance with Section 3.3.2. hereof. The foregoing adjustment to the amount of the New Senior Secured Term Loan Facility is hereby referred to as the “New Senior Term Loan Facility Adjustment.”

2.     Retained Equity

On the Effective Date, each Existing Equity Interest shall be unmodified and shall remain as an outstanding Equity Security in Reorganized PREIT, and the Existing Equity Interests shall continue to be subject to the Governance Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their terms. Although PREIT is currently out of compliance with the continued listing requirements of the New York Stock Exchange (“NYSE”), it intends to request that the NYSE make an exception, given its restructuring, to maintain the listing of the Existing Equity Interests (and the Retained Equity) on the NYSE. If PREIT or Reorganized PREIT is unable to obtain an exception to remain listed on the NYSE, Reorganized PREIT shall, as soon as reasonably practicable after the Effective Date, seek to be relisted on the NYSE (or listed on the National Association of Securities Dealers Automated Quotations (“NASDAQ”)), so long as Reorganized PREIT is able to satisfy the initial listing requirements thereof. If unable to relist on either the NYSE or NASDAQ within a reasonable period of time, Reorganized PREIT may seek listing on an alternative exchange as Reorganized PREIT may reasonably determine.

3.     Cash on Hand

The Debtors or Reorganized Debtors, as applicable, shall use Cash on hand to fund distributions to certain Holders of Allowed Claims, consistent with the terms of the Plan.

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4.3	Reinstatement of Corporate Guarantees

On the Effective Date or as soon as reasonably practicable thereafter, any corporate guaranty previously issued by any of the Debtors in connection with the Secured Property-Level Debt shall be Reinstated as of the Effective Date.

4.4	Continued Corporate Existence

Except as otherwise provided in this Plan, each Debtor, as a Reorganized Debtor, shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership or other form, as applicable, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the Governance Documents in effect prior to the Effective Date, except to the extent such Governance Documents are amended under the Plan or otherwise.

4.5	Governance Documents

The Governance Documents of the Debtors in effect prior to the Effective Date shall remain in full force and effect after the Effective Date in accordance with this Section 4.5. Solely to the extent required under the Plan or applicable non-bankruptcy law or necessary to effectuate the transactions contemplated by the Plan, on or immediately prior to the Effective Date, the Reorganized Debtors shall modify (in a manner acceptable to the Debtors and the Requisite Consenting Lenders) and file the Governance Documents with the applicable Secretary of State and/or other applicable authorities in the state of incorporation or formation (as the case may be) in accordance with the applicable state laws of the respective state. To the extent the Governance Documents are modified or amended, such documents shall be deemed to be amended pursuant to the Plan and shall require no further action or approval (other than any requisite filings required under applicable non-bankruptcy law). The modified Governance Documents shall be in the form filed with the Plan Supplement.

After the Effective Date, the Reorganized Debtors may amend and restate their Governance Documents, as applicable, and may file such documents as permitted by the laws of the respective states without further authorization from the Bankruptcy Court.

4.6	Members of the Governing Bodies

As of the Effective Date, and subject to the Restructuring Support Agreement, the existing members of each Reorganized Debtor’s Governing Body (including the trustees of the Board of Trustees of PREIT) shall remain in their current capacities as members of the Governing Body of the applicable Reorganized Debtor, unless or until replaced or removed in accordance with the Governance Documents of such Reorganized Debtor in the sole discretion of such Reorganized Debtor. For the avoidance of doubt, the identities of the trustees of the Board of Trustees and officers of Reorganized PREIT shall be set forth in the Plan Supplement. To the extent any such trustee or officer of Reorganized PREIT is an “insider” as defined in section 101(31) of the Bankruptcy Code, the nature of any compensation to be paid to such trustee and officer shall also be disclosed in the Plan Supplement.

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4.7	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan, the Restructuring Support Agreement or any agreement, instrument or other document incorporated therein, on the Effective Date, all property in each Estate and all Causes of Action (except those released pursuant to the Debtor Releases) shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges or other encumbrances (except for Liens, if any, granted to secure the Reorganized Debtors’ obligations under this Plan). On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire or dispose of property and compromise or settle any Claims, Interest or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules other than restrictions expressly imposed by this Plan or the Confirmation order.

4.8	Section 1145 Exemption

Since the Existing Equity Interests are retained (thus, riding through Unimpaired) under the Plan and will not be reissued or traded by virtue of the Plan, no transfer of securities will occur or be deemed to have occurred requiring registration of such equity interests under the Securities Act or an exemption therefrom (whether under section 1145 of the Bankruptcy Code or otherwise). For the avoidance of doubt, the Retained Equity (i) will not be restricted securities as defined in Rule 144(a)(3) under the Securities Act and (ii) will be freely tradable and transferable in the United States by the recipients thereof that are not, and have not been within 90 days of such transfer, an “affiliate” of the Debtors as defined in Rule 144(a)(1) under the Securities Act, subject to and compliance with applicable securities laws and any rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments and subject to any restrictions in the Governance Documents.

4.9	Cancellation and Surrender of Instruments and Agreements

On the Effective Date, except as otherwise specifically provided for in the Plan and other than as to any Existing Equity Interests: (i) the obligations of the Debtors in connection with the Prepetition Bridge Facility, the Prepetition Unsecured Credit Facilities and any other certificate, share, note, bond, indenture, purchase right, option, warrant or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of the Debtors giving rise to any Claim (other than any Existing Equity Interests), shall be cancelled as to the Debtors and the Debtors shall not have any continuing obligations thereunder, and each Holder of Bridge Facility Claims and Unsecured Credit Facility Claims shall be deemed to have surrendered all documents and instruments evidencing such Claims; and (ii) any and all notes or loans or other documentation underlying the Prepetition Bridge Facility, the Prepetition Unsecured Credit Facilities or any other loans or obligations canceled, released or refinanced under the Plan, shall be deemed surrendered as of the Effective Date; provided, however, notwithstanding Confirmation or the occurrence of the Effective Date, that any such deed, indenture or agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of allowing such Holders to receive distributions under the Plan as provided herein; provided, further, however, that

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the preceding proviso shall not affect the discharge of Claims pursuant to the Bankruptcy Code, the Confirmation Order or the Plan, or result in any expense or liability to the Reorganized Debtors, except to the extent set forth in or provided for under this Plan.

4.10	Corporate Action

Upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects, including (i) to the extent undertaken, selection and appointment of the members of the Governing Bodies and officers of the Reorganized Debtors; (ii) adoption of or modification to the Governance Documents, if required; (iii) the assumption or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; (iv) execution of and entry into the Exit Facilities Documents; (v) the retention of the Existing Equity Interests as provided herein; (vi) implementation of the Restructuring Transactions; and (vii) all other actions contemplated by the Plan (whether to occur before, on or after the Effective Date). All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan (including the grant of security interests set forth in the Plan) shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, the members of the Governing Bodies or officers of the Debtors or the Reorganized Debtors. On or (as applicable) prior to the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and (as applicable) directed to issue, execute and deliver the agreements, documents, securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtors. The authorizations and approvals contemplated by this Section 4.10 shall be effective notwithstanding any requirements under nonbankruptcy law.

4.11	Section 1146 Exemption from Certain Taxes and Fees

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (i) the issuance, reinstatement, distribution, transfer or exchange of any debt, Equity Security, or other interest in the Debtors or the Reorganized Debtors; (ii) the Restructuring Transactions; (iii) the creation, modification, consolidation, termination, refinancing and/or recording of any mortgage, deed of trust, or other security interest or the securing of additional indebtedness by such or other means; (iv) the making, assignment or recording of any lease or sublease; (v) the grant of collateral as security for any or all of the Exit Facilities; or (vi) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments or other instrument of transfer executed in connection with any transaction arising out of, contemplated by or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments

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or other documents without the payment of any such tax, recordation fee or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

4.12	Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, and except where such Causes of Action have been expressly released (including, for the avoidance of doubt, pursuant to the Debtor Releases provided in Section 8.2 hereof), each Reorganized Debtor shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, and such Reorganized Debtor’s rights to commence, prosecute or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. Each Reorganized Debtor may pursue such Causes of Action, as appropriate, in accordance with the best interests of such Reorganized Debtor. No Entity may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against them. Except with respect to Causes of Action as to which the Debtors or Reorganized Debtors have released any Person or Entity on or before the Effective Date (including pursuant to the Debtor Releases), the Debtors or Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches, shall apply to such Causes of Action as a consequence of the Confirmation or Consummation. The Reorganized Debtors shall have the exclusive right, authority and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order or approval of the Bankruptcy Court. Notwithstanding the foregoing, upon the Effective Date, all Avoidance Actions shall be released by the Debtors and shall not vest in the Reorganized Debtors.

4.13	Single Satisfaction of Claims

Holders of Allowed Claims may assert such Claims against the Debtors and such Claims shall be entitled to share in the recovery provided for the applicable Class of Claims against the Debtors based upon the full Allowed amount of the Claim. Notwithstanding the foregoing, in no case shall the aggregate value of all property received or retained under the Plan on account of Allowed Claims exceed 100% of the underlying Allowed Claim plus applicable interest.

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ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

5.1	Assumption and Rejection of Executory Contracts and Unexpired Leases

Except as otherwise provided herein, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, each of the Debtors’ Executory Contracts and Unexpired Leases shall be deemed assumed (or assumed and assigned to the respective Reorganized Debtor, as applicable) pursuant to sections 365(a) and 1123 of the Bankruptcy Code as of the Effective Date, unless such Executory Contract or Unexpired Lease: (i) was previously assumed or rejected by a Debtor, pursuant to Final Order of the Bankruptcy Court; (ii) previously expired or terminated pursuant to its own terms; or (iii) is the subject of a motion to reject filed on or before the Effective Date.

Entry of the Confirmation Order shall constitute a Bankruptcy Court order approving the assumptions, assumptions and assignments, or rejections of such Executory Contracts or Unexpired Leases as set forth in the Plan, all pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Unless otherwise indicated, all assumptions or assumptions and assignments of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party on or before the Effective Date shall revest in and be fully enforceable by the Reorganized Debtors in accordance with its terms, except as such terms may have been modified by such order. All assumed Executory Contracts or Unexpired Leases shall be enforceable by the Reorganized Debtors or such party such Executory Contract or Unexpired Lease was assigned to in accordance with their terms notwithstanding any provision in such contract or lease that prohibits, restricts or conditions assumption, assignment or transfer. Any provision in any such contract or lease that permits a Person to terminate or modify such agreement or to otherwise modify the rights of the Debtors or the Reorganized Debtors or assignee, as applicable, based on the filing of the Chapter 11 Cases or the financial condition of the Debtors or the Reorganized Debtors, as applicable, shall be unenforceable. To the extent any provision in any Executory Contract or Unexpired Lease assumed, or assumed and assigned, pursuant to the Plan (including any “change of control” provision) restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the Debtors’ assumption, or assumption and assignment, of such Executory Contract or Unexpired Lease, then such provision will be deemed modified such that the transactions contemplated by the Plan will not entitle the non-Debtor party or parties thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. After the Effective Date, the Reorganized Debtors shall have the right to terminate, amend or modify any contracts, including intercompany contracts, leases or other agreements without approval of the Bankruptcy Court.

5.2	Cure of Defaults for Executory Contracts and Unexpired Leases Assumed

Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed (or assumed and assigned to the respective Reorganized Debtor, as applicable) pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash upon assumption thereof. At least fourteen (14) days before the Confirmation Hearing, the Debtors shall have served a notice on parties to Executory Contracts and Unexpired

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Leases to be assumed reflecting the Debtors’ intention to assume or assume and assign the Executory Contract or Unexpired Lease in connection with this Plan and setting forth the proposed cure amount (if any). If a counterparty to any Executory Contract or Unexpired Lease that the Debtors or Reorganized Debtors intend to assume does not receive such a notice, the proposed cure amount for such executory contract or unexpired lease shall be deemed to be zero dollars ($0).

In the event of a dispute regarding (i) the amount of any payments to cure such a default, (ii) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed or (iii) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption. The cure notices shall include procedures for objecting to proposed assumptions of Executory Contracts and Unexpired Leases and any amounts of Cure Claims to be paid in connection therewith and resolution of disputes by the Bankruptcy Court. Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or related cure amount must be filed, served and actually received by counsel to the Debtors at least four (4) Business Days before the Confirmation Hearing. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or cure amount will be deemed to have assented to such assumption or cure amount.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the effective date of the assumption.

Any proof of claim filed with respect to an Executory Contract or Unexpired Lease that is assumed shall be deemed disallowed and expunged, without further notice to or action, order or approval of the Bankruptcy Court.

5.3	Modifications, Amendments, Supplements, Restatements or Other Agreements

Unless otherwise provided in the Plan or specifically provided in the Plan Supplement, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority or amount of any Claims that may arise in connection therewith.

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5.4	Reservation of Rights

Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the relevant Debtor or Reorganized Debtor, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

5.5	Contracts and Leases Entered Into After the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by any Debtor (or assumed and assigned, as applicable), will be performed by such Debtor or Reorganized Debtor, or the Entity to which such Executory Contract or Unexpired Lease was assigned, as applicable, in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

5.6	Assumption of Insurance Policies

Notwithstanding anything in the Plan or the Confirmation Order, including any provision that purports to be preemptory or supervening, the Insurance Policies (including all of the D&O Liability Insurance Policies) are hereby treated as Executory Contracts under the Plan and, on the Effective Date, shall be deemed assumed (and assigned to the Reorganized Debtors) under section 365 of the Bankruptcy Code and will revest in the Reorganized Debtors. Regardless of whether any Insurance Policy is an Executory Contract, on and after the Effective Date, the Insurance Policies will remain valid and enforceable in accordance with their terms and shall not be impaired by the Plan or Confirmation Order, and the Debtors, the Reorganized Debtors or any such assignee, as applicable, and the Insurers will perform their respective obligations to one another, if any, under the Insurance Policies.

After the Effective Date, to the extent consistent with applicable law and Governance Documents, the Reorganized Debtors (or any such assignee) may increase, reduce, restrict, or otherwise modify, in their sole discretion, the coverage under any D&O Liability Insurance Policy (including such tail coverage liability insurance) in effect as of the Effective Date, and all members, managers, directors, trustees and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy (and all tail coverage related thereto) regardless of whether such members, managers, directors, and/or officers remain in such positions after the Effective Date.

5.7	Assumption of the Employee Compensation and Benefits Program

Unless otherwise provided in the Plan (or the Plan Supplement), the Confirmation Order or any other order of the Bankruptcy Court in these Chapter 11 Cases, all employment agreements, severance policies, indemnification agreements, compensation and benefit plans, policies, and programs of the Company including, without limitation, all workers’ compensation programs,

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savings plans, retirement plans, deferred compensation plans, SERP plans, rabbi trusts, healthcare plans, disability plans, severance benefit plans, incentive plans, life and accidental death and dismemberment insurance plans or other agreements with or applicable to any of its current or former employees, retirees, members of any Governing Body, officers or managers of the Debtors shall be treated as Executory Contracts under the Plan and deemed assumed (or assumed and assigned to the respective Reorganized Debtor, as applicable) pursuant to section 365(a) of the Bankruptcy Code as of the Effective Date. For the avoidance of doubt, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

5.8	Indemnification Obligations

Consistent with applicable law, all indemnification provisions in place as of the Effective Date (whether in the by-laws, trust agreements, certificates of incorporation or formation, limited liability company agreements, limited partnership agreements, other governance documents, board resolutions, indemnification agreements, employment contracts or otherwise) for the current and former members of any Governing Body, directors, trustees, officers, managers, employees, attorneys, accountants, investment bankers and other professionals of, or acting on behalf of, the Debtors, as applicable, shall be reinstated and remain intact, irrevocable, and shall survive the Effective Date on terms no less favorable to such current and former members of any Governing Body, directors, trustees, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Debtors than the indemnification provisions in place prior to the Effective Date.

5.9	Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases, if any, pursuant to section 365(d)(4) of the Bankruptcy Code.

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

6.1	Record Date for Distributions

With respect to Impaired Claims, on the Distribution Record Date, the Claims Register and the various transfer registers for each of the Classes of Claims, as maintained by the Debtors or their agents, shall be deemed closed, and there shall be no further changes made to reflect any new record holders of any Claims. The Debtors shall have no obligation to recognize any transfer of Claims occurring on or after the Distribution Record Date.

6.2	Timing of Distributions

Except as otherwise provided in the Plan, on the Effective Date (or if a Claim or Interest is not an Allowed Claim or Interest on the Effective Date, on the date that such a Claim or Interest becomes an Allowed Claim or Interest, or as soon as reasonably practicable thereafter), each

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Holder of an Allowed Claim against or an Allowed Interest in the Debtors shall receive the full amount of the distributions that the Plan provides for such an Allowed Claim or such an Allowed Interest in the applicable Class and in the manner provided herein. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. Except as otherwise provided herein, Holders of Claims shall not be entitled to interest, dividends or accruals on the distributions provided for herein, regardless of whether such distributions are delivered on or at any time after the Effective Date.

6.3	Disbursing Agent

Except as otherwise provided herein, all distributions under the Plan shall be made by the Reorganized Debtors as Disbursing Agent or such other Entity designated by the Reorganized Debtors as a Disbursing Agent on the Effective Date.

The Disbursing Agent shall be empowered to: (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Plan; (ii) make all distributions contemplated hereby; (iii) employ professionals to represent it with respect to its responsibilities; and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors.

6.4	Delivery of Distributions and Undeliverable or Unclaimed Distributions

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims or Allowed Interests shall be made to Holders of record as of the Distribution Record Date by the Disbursing Agent at the last known addresses of such Holder or representative thereof or to any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf. Distributions under the Plan on account of Allowed Claims and Allowed Interests shall not be subject to levy, garnishment, attachment or like legal process, so that each Holder of an Allowed Claim or Interest shall have and receive the benefit of the distributions in the manner set forth in the Plan. None of the Debtors, the Reorganized Debtors and the applicable Disbursing Agent shall incur any liability whatsoever on account of any distributions under the Plan.

6.5	Fractional Distributions

Whenever any payment of a fraction pursuant to the Plan would otherwise be required, the actual payment shall reflect a rounding of such fraction to the nearest whole share (up or down), with half or less being rounded down. Whenever any payment of Cash of a fraction of a dollar pursuant to the Plan would otherwise be required, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.

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6.6	Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any Holder of Claim or Interest is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent has determined the then current address of such Holder, at which time such distribution shall be made as soon as practicable after such distribution has become deliverable or has been claimed to such Holder without interest; provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and forfeited at the expiration of six months from the applicable Distribution Date. After such date, all “unclaimed property” or interests in property shall revert to the Reorganized Debtors (notwithstanding any applicable federal or state escheat, abandoned or unclaimed property laws to the contrary), and the Claim of any Holder to such property or Interest in property shall be discharged and forever barred. Notwithstanding the foregoing under of the Plan, Unimpaired Claims shall not be deemed settled, satisfied, resolved, released, discharged, barred or enjoined by any provision of the Plan, unless and until such Unimpaired Claim has been either (a) paid in full (i) on terms agreed to between the holder of such Unimpaired Claim and the Debtors or the Reorganized Debtors, as applicable, (ii) in the Allowed amount of such Unimpaired Claim as determined by applicable law or (iii) in accordance with the terms and conditions of the applicable documentation or laws giving rise to such Unimpaired Claim or (b) otherwise satisfied or disposed of as determined by a court of competent jurisdiction. If the Debtors or the Reorganized Debtors dispute any Unimpaired Claim, such dispute shall be determined, resolved or adjudicated pursuant to applicable non-bankruptcy law.

6.7	Compliance with Tax Requirements and Allocations

In connection with the Plan and all instruments issued in connection therewith, to the extent applicable, the Reorganized Debtors and the Disbursing Agent shall comply with all tax withholding and reporting requirements imposed on them by any federal, state or local taxing authority, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Disbursing Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right, in their sole discretion, to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, other spousal awards, Liens, and encumbrances.

Any Holder of an Impaired Claim entitled to receive any property as an issuance or distribution under the Plan shall, upon request by the Disbursing Agent, provide an appropriate Form W-9 or (if the payee is a foreign Person) Form W-8. If such request is made and such Holder of an Impaired Claim fails to comply before the date that is 180 days after the request is made, the amount of such distribution shall irrevocably revert to the Debtors or the Reorganized Debtors, as applicable, and any Claim in respect of such distribution shall be discharged and forever barred from assertion against the Debtors, the Reorganized Debtors and their respective property.

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6.8	Allocation Between Principal and Interest

For U.S. federal income tax purposes, distributions shall be allocated first to the principal amount of such Allowed Claims (as determined for U.S. federal income tax purposes), with any excess allocated to unpaid interest that accrued on such Claims.

6.9	Setoffs and Recoupment

The Debtors and the Reorganized Debtors may withhold (but not set off except as set forth in this Plan) from the distributions called for under the Plan on account of any Allowed Claim an amount equal to any claims, equity interests, rights and Causes of Action of any nature that the Debtors or the Reorganized Debtors may hold against the Holder of any such Allowed Claim or Interest. In the event that any such claims, equity interests, rights and Causes of Action of any nature that the Debtors or the Reorganized Debtors may hold against the holder of any such Allowed Claim or Interest are adjudicated by Final Order or otherwise resolved, the Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim or Interest and the distributions to be made pursuant hereto on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim or Interest) the amount of any adjudicated or resolved claims, equity interests, rights and Causes of Action of any nature that the Debtors or the Reorganized Debtors may hold against the Holder of any such Allowed Claim or Interest, but only to the extent of such adjudicated or resolved amount. Neither the failure to effect such a setoff nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claims, equity interests, rights and Causes of Action that the Debtors or the Reorganized Debtors may possess against any such holder, except as specifically provided herein.

6.10	No Postpetition Interest on Claims

Unless otherwise specifically provided for in the Plan or the Confirmation Order, or required by applicable bankruptcy or non-bankruptcy law, postpetition interest shall not accrue or be paid on any prepetition Claims against the Debtors, and no Holder of a prepetition Claim against the Debtors shall be entitled to interest accruing on or after the Petition Date on any such prepetition Claim.

ARTICLE VII.

SETTLEMENT, RELEASE, INJUNCTION AND RELATED PROVISIONS

7.1	General Compromise and Settlement of Claims, Interests and Controversies

As discussed in detail in the Disclosure Statement and as otherwise provided herein, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the classification, distributions, releases and other benefits provided pursuant to the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests and controversies relating to the contractual, legal and subordination rights that

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a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made or treatment provided on account of such Allowed Claim or Interest, as set forth in the Restructuring Support Agreement and as between the Consenting Lenders and the Debtors.

The Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests and controversies pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates and Holders of Claims and Interests and is fair, equitable and reasonable. Subject to Article VI hereof, all treatment of Holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be and shall be final.

In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019(a), without any further notice to or action, order or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against and Interests in the Debtors and their Estates and Causes of Action against other Entities.

7.2	Releases by the Debtor

Effective as of the Effective Date, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is hereby deemed to be conclusively, absolutely, unconditionally, irrevocably and forever released and discharged by the Debtors, the Reorganized Debtors and their Estates, in each case on behalf of themselves and their respective successors, assigns and representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for or because of the foregoing Entities, from any and all Causes of Action, including any derivative claims, asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort or otherwise, that the Debtors, the Reorganized Debtors or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of a Holder of any Claim against, or Interest in, a Debtor or other Entity, based on or relating to or in any manner arising from, in whole or in part, the Debtors (including the Debtors’ capital structure, management, ownership or operation thereof), the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions between or among a Debtor or an Affiliate of a Debtor and another Debtor or Affiliate of a Debtor, the Chapter 11 Cases, the formulation, preparation, dissemination or negotiation of the Restructuring Support Agreement, the DIP Facility Documents, the Disclosure Statement, the Revolving Exit Facility, the New Senior Secured Term Loan Facility Documents, the New Second Lien Term Loan Facility Documents, the Plan (including, for the avoidance of doubt, the Plan Supplement), or any Restructuring Transactions, contract, instrument, release or other agreement or document created or

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entered into in connection with the Restructuring Support Agreement, the DIP Facility, the Disclosure Statement, the Revolving Exit Facility, New Senior Secured Term Loan Facility, the New Second Lien Term Loan Facility, the Plan Supplement, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, to the extent applicable, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date, except for claims or liabilities arising out of or relating to any act or omission by a Released Party that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct or gross negligence.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release the (i) Excluded Claims or (ii) the rights of the Debtors with respect to any confidentiality provisions or covenants restricting competition in favor of the Debtors under any employment agreement with a current or former employee of the Debtors.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Releases, which include by reference each of the related provisions and definitions contained in the Plan, and further shall constitute the Bankruptcy Court’s finding that the Debtor Releases are: (i) in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the Restructuring Transactions and implementing the Plan; (ii) a good faith settlement and compromise of the Claims released by the Debtor Releases; (iii) in the best interests of the Debtors and all Holders of Claims and Interests; (iv) fair, equitable and reasonable; (v) given and made after due notice and opportunity for hearing; and (vi) a bar to any of the Debtors, the Reorganized Debtors or the Debtors’ Estates asserting any Cause of Action released pursuant to the Debtor Releases.

7.3	Releases by Holders of Claims and Interests

Effective as of the Effective Date, except as otherwise expressly set forth in this Plan or the Confirmation Order, on and after the Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged by each Releasing Party from any and all Causes of Action, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort or otherwise, including any derivative claims asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the capital structure, management, ownership or operation thereof), the subject matter of or the transactions or events giving rise to any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor any other Released Party, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions between or among a

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Debtor or an affiliate of a Debtor and another Debtor or affiliate of a Debtor, the Chapter 11 Cases, the formulation, preparation, dissemination or negotiation of the Restructuring Support Agreement, the DIP Facility Documents, the Revolving Exit Facility, the New Senior Secured Term Loan Facility Documents, the New Second Lien Term Loan Facility Documents, the Disclosure Statement, the Plan (including, for the avoidance of doubt, the Plan Supplement), or any Restructuring Transactions, contract, instrument, release, or other agreement or document relating to any of the foregoing, created or entered into in connection with the Restructuring Support Agreement, the DIP Facility, the Disclosure Statement, the Revolving Exit Facility, New Senior Secured Term Loan Facility, the New Second Lien Term Loan Facility, the Plan Supplement, before or during the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, to the extent applicable, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date, except for claims or liabilities arising out of or relating to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct or gross negligence.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release the (i) Excluded Claims, (ii) the rights of any current employee of the Debtors under any employment agreement or plan or (iii) the rights of Holders of Allowed Claims or Allowed Interests to receive distributions under the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is: (i) consensual; (ii) essential to the confirmation of the Plan; (iii) given in exchange for the good and valuable consideration provided by the Released Parties; (iv) a good faith settlement and compromise of the Claims released by the Third-Party Release; (v) in the best interests of the Debtors and their Estates; (vi) fair, equitable and reasonable; (vii) given and made after due notice and opportunity for hearing; and (viii) a bar to any of the Releasing Parties asserting any claim or Cause of Action released pursuant to the Third-Party Release.

7.4	Discharge of Claims

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or the Confirmation Order, the distributions, rights and treatment that are provided in the Plan shall be in full and final satisfaction, settlement, release and discharge, effective as of the Effective Date, of all Claims, Interests and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests,

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including Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not: (i) a proof of claim or Interest based upon such Claim, debt, right or Interest is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (ii) a Claim or Interest based upon such Claim, debt, right or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring, except as otherwise expressly provided in the Plan.

7.5	Exculpation

As of the Effective Date, except as otherwise specifically provided in the Plan or Confirmation Order, no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from, any Exculpated Claim other than those arising out of or relating to any act by or omission of an Exculpated Party that have been determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon Consummation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes on the Plan, distribution of consideration pursuant to the Plan and, to the extent applicable, the offer, issuance and sale or purchase of securities pursuant to the Plan and, therefore, are not, and on account of such solicitation, distribution and issuance shall not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan, such distributions made pursuant to the Plan and issuance of securities pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the exculpations set forth above do not release the (i) Excluded Claims, (ii) the rights of any current employee of the Debtors under any employment agreement or plan or (iii) the rights of Holders of Allowed Claims or Allowed Interests to receive treatment in accordance with the Plan.

7.6	Injunction

Effective as of the Effective Date, except as otherwise expressly provided in this Plan or the Confirmation Order or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Enjoined Parties are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties or the Released Parties and their respective assets and properties: (i) commencing or continuing in any manner any action, suit or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (ii) enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (iii) creating, perfecting or enforcing any encumbrance of any kind against such Entities or the property or the Estates of such Entities on account of or in connection with or with respect to any such

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Claims or Interests; (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Holder has filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim or Interest or otherwise that such Holder asserts, has or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (v) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan.

7.7	Term of Injunctions or Stays

Unless otherwise provided in the Plan or the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

7.8	Protection Against Discriminatory Treatment

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, no Entities, including Governmental Units, shall discriminate against the Reorganized Debtors or deny, revoke, suspend or refuse to renew a license, permit, charter, franchise or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors or another Entity with whom such Reorganized Debtors have been associated, solely because the Debtors have been debtors under chapter 11 of the Bankruptcy Code, have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge) or have not paid a debt that is dischargeable in the Chapter 11 Cases.

7.9	Release of Liens, Claims and Interests

Except as otherwise provided herein or in any contract, instrument, release or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all Claims, Interests or Liens, including but not limited to mortgages, deeds of trust, Liens, pledges or other security interests, against or in any property of the Estates shall be fully released, discharged, terminated and extinguished, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Entity, and all of the right, title and interest of any holder of such mortgages, deeds of trust, Liens, pledges or other security interests shall revert to the Reorganized Debtors and its successors and assigns. Any Entity holding such Liens, Claims or Interests will, if necessary, pursuant to section 1142 of the Bankruptcy Code, promptly execute and deliver to the Reorganized Debtors such instruments of termination, release, satisfaction and/or assignment (in recordable form) as may be reasonably requested by the Reorganized Debtors and shall incur

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no liability to any Entity in connection with its execution and delivery of any such instruments. Any Holder of a Secured Claim (and the applicable agents for such Holder) shall be authorized and directed to release any collateral or other property of any Debtors (including any cash collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder), and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

ARTICLE VIII.

CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN AND THE

EFFECTIVE DATE

8.1	Conditions Precedent to Confirmation

It shall be a condition to Confirmation hereof that the following provisions, terms and conditions shall have been satisfied or waived pursuant to the provisions of Section 8.3.

1.     The Restructuring Support Agreement shall not have been terminated by any party thereto and shall not have been rejected by the Debtors.

2.     The Bankruptcy Court shall have entered a Final Order, in form and substance reasonably acceptable to the Debtors, the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders, approving the Disclosure Statement with respect to the Plan as containing adequate information within the meaning of section 1125 of the Bankruptcy Code (which, for the avoidance of doubt, may be the same order as the order confirming the Plan).

3.     The Plan and the Plan Supplement, including any schedules, documents, agreements, supplements and exhibits thereto (in each case in form and substance reasonably acceptable to the Debtors, the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders) shall have been filed.

8.2	Conditions Precedent to the Effective Date

It shall be a condition to the Effective Date that the following provisions, terms and conditions shall have been satisfied or waived pursuant to the provisions of Section 8.3.

1.     Each document or agreement constituting the Definitive Documents shall have been executed and/or effectuated and shall be in form and substance consistent with the Restructuring Support Agreement, including any consent rights included therein.

2.     The Bankruptcy Court has entered the Confirmation Order in form and substance consistent with the Restructuring Support Agreement, including any consent rights included therein, and such Confirmation Order has not been stayed, modified, vacated, appealed or subjected to an injunction.

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3.     The Bankruptcy Court shall have entered one or more Final Orders (which may include the Confirmation Order) authorizing the assumption, assumption and assignment, and rejection, as applicable, of Executory Contracts and Unexpired Leases by the Debtors as contemplated herein.

4.     All (i) governmental approvals, clearances and consents necessary and legally required, if any, under applicable non-bankruptcy law and (ii) material third-party consents and approvals, if any, in each case in connection with the transactions provided for in this Plan have been obtained, are not subject to unfulfilled conditions, and are in full force and effect, and all applicable waiting periods have expired without any action having been taken by any competent authority that restrains, prevents or enjoins the Restructuring Transactions.

5.     All statutory fees and obligations then due and payable to the Office of the U.S. Trustee have been paid and satisfied.

6.     To the extent invoiced at least one (1) Business Day before the Effective Date, all amounts on account of invoiced and unpaid Restructuring Expenses have been paid in full.

7.     The Professional Fee Escrow Account has been established and funded with the Professional Fee Amount in accordance with Section 2.3.

8.     The Exit Facilities Documents shall be in form and substance satisfactory to the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders, as applicable, and, as required under the Restructuring Support Agreement, shall have been executed and delivered by all of the Entities that are parties thereto, consummated in accordance with the terms thereof, and in full force and effect (with all conditions precedent thereto having been satisfied or waived, other than the occurrence of the Effective Date or certification by the Debtors that the Effective Date has occurred).

9.     The Debtors have delivered to the Agent the Approved Annual Business Plan.

10.     The transactions contemplated in the Restructuring Transactions shall have been executed and completed by all of the Entities that are parties thereto.

11.     The Revolving Exit Facility shall have been executed and delivered by all of the Entities that are parties thereto, and all conditions precedent to the consummation thereof shall have been satisfied, and funding pursuant to the Revolving Exit Facility shall have occurred.

12.     To the extent any amendments, restatements or modifications are necessary or required, the Governance Documents have been filed with the appropriate governmental authority.

13.     The Restructuring Support Agreement is not terminated as of immediately prior to the Effective Date.

14.     The Fashion District Facility shall have been amended or otherwise resolved in a manner satisfactory to the Debtors, the DIP Lenders, the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders; and

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15.    Such other conditions precedent to the Effective Date as are necessary to consummate the Restructuring Transactions and otherwise reasonably acceptable to the Debtors, the DIP Lenders, the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders.

8.3	Waiver of Conditions

The conditions to Confirmation of the Plan and to Consummation of the Plan set forth in this Article VIII may be waived, in whole or in part, at any time by the Debtors, with the prior written consent of the Requisite Consenting Lenders (email shall suffice), without notice, leave or order of the Bankruptcy Court or any formal action; provided, however, that the Debtors may not waive entry of the Confirmation Order.

8.4	Effect of Failure of Conditions

If the Consummation of the Plan does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (i) constitute a waiver or release of any claims by or Claims against or Interests in any of the Debtors; (ii) prejudice in any manner the rights of any of the Debtors, any Holder of Claims or Interests or any other Entity; or (iii) constitute an admission, acknowledgment, offer or undertaking by any of the Debtors, any Holder or any other Entity in any respect.

8.5	Substantial Consummation

“Substantial Consummation” of the Plan, as defined in section 1101(2) of the Bankruptcy Code, shall be deemed to occur on the Effective Date.

ARTICLE IX.

MODIFICATION, REVOCATION OR WITHDRAWAL OF THE PLAN

9.1	Modification and Amendments

Except as otherwise provided in the Plan, the Debtors (with the consent of the Requisite Consenting Lenders in accordance with and to the extent required under the Restructuring Support Agreement) reserve the right to modify the Plan as to material and/or immaterial terms and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not re-solicit votes on such modified Plan. Subject to section 1127(b) of the Bankruptcy Code and Bankruptcy Rule 3019 and applicable restrictions on modifications set forth in the Plan, each of the Debtors (with the consent of the Requisite Consenting Lenders in accordance with and to the extent required under the Restructuring Support Agreement) expressly reserves its respective rights to revoke, withdraw, alter, amend or modify the Plan with respect to such Debtor, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend or modify the Plan or remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, in each case in such matters as may be necessary to carry out the purposes and intent of the Plan. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with this Article IX.

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Subject to section 1127 of the Bankruptcy Code and, to the extent applicable, sections 1122, 1123 and 1125 of the Bankruptcy Code, any alterations, amendments or modifications of the Plan proposed in writing by any of the Debtors at any time prior to or after the Confirmation Date, but prior to the Effective Date, and in all cases subject to the consent of the Requisite Consenting Lenders in accordance with and to the extent required under the Restructuring Support Agreement, Holders of Claims that have accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, without the re-solicitation if the proposed alteration, amendment or modification do not materially and adversely change the treatment of the Claim of such Holder; provided, however, that any Holders of Claims or Interests that were deemed to accept the Plan because such Claims or Interests were Unimpaired shall continue to be deemed to accept the Plan only if, after giving effect to such amendment or modification, such Claims continue to be Unimpaired

9.2	Effect of Confirmation on Modifications

Entry of a Confirmation Order, including under section 1127 of the Bankruptcy Code, shall mean that all modifications or amendments to the Plan occurring after the solicitation are approved pursuant to section 1127(a) of the Bankruptcy Code or section 1127(b) of the Bankruptcy Code, as applicable, and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

9.3	Revocation or Withdrawal of the Plan

To the extent permitted by the Restructuring Support Agreement, the Debtors reserve the right to revoke or withdraw the Plan before the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (i) the Plan shall be null and void in all respects; (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (iii) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer or undertaking of any sort by such Debtor or any other Entity.

ARTICLE X.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases, the Plan and all matters, arising out of or related to, the Chapter 11 Cases and the Plan, including jurisdiction to:

1.    allow, disallow, determine, liquidate, classify, estimate or establish the priority, Secured or Unsecured status or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or Unsecured status, priority, amount or allowance of Claims or Interests;

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2.    decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3.    resolve any matters related to: (i) the assumption, assumption and assignment or rejection of any Executory Contract or Unexpired Lease to which any Debtor is party or with respect to which any Debtor may be liable in any manner and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including Cure Claims pursuant to section 365 of the Bankruptcy Code or any other matter related to such Executory Contract or Unexpired Lease; (ii) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (iii) the Reorganized Debtors amending, modifying or supplementing, after the Effective Date, pursuant to Article IX, any Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed or rejected or otherwise; and (iv) any dispute regarding whether a contract or lease is or was executory or expired;

4.    ensure that distributions to Holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Plan;

5.    adjudicate, decide or resolve any and all motions, adversary proceedings, contested or litigated matters and any other matters, and grant or deny any applications involving any of the Debtors that may be pending on the Effective Date;

6.    adjudicate, decide or resolve any and all matters related to section 1141 of the Bankruptcy Code;

7.    enforce any order for the sale of property pursuant to sections 363, 1123 or 1146(a) of the Bankruptcy Code;

8.    resolve any and all cases, controversies, suits, disputes or Causes of Action that may arise in connection with the Consummation, interpretation or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

9.    issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

10.    resolve any and all cases, controversies, suits, disputes or Causes of Action with respect to existence, nature, scope or enforcement of any discharge, releases, injunctions, exculpations, indemnifications and other provisions contained in Article VII and enter such orders as may be necessary or appropriate to implement such releases, injunctions and other provisions;

11.    resolve any and all cases, controversies, suits, disputes or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim for amounts not timely repaid pursuant to Article VI;

12.    enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

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13.    determine any and all matters that may arise in connection with, relate to or be necessary to execute, implement or consummate, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement;

14.    adjudicate any and all disputes arising from or relating to distributions under the Plan;

15.    consider any and all modifications of the Plan, cure any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

16.    determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

17.    hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan or the Confirmation Order, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

18.    hear and determine any and all matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

19.    enforce any and all orders previously entered by the Bankruptcy Court;

20.    hear any other matter not inconsistent with the Bankruptcy Code; and

21.    enter an order and/or final decree concluding or closing the Chapter 11 Cases.

As of the Effective Date, notwithstanding anything in this Article X to the contrary, the Revolving Exit Facility Documents and the New Term Loan Documents shall be governed by the jurisdictional provisions therein and the Bankruptcy Court shall not retain any jurisdiction with respect thereto.

ARTICLE XI.

MISCELLANEOUS PROVISIONS

11.1	Tax Structure

As reasonably determined by the Debtors, upon emergence from the Chapter 11 Cases, the Company shall be structured as a real estate investment trust, and the Restructuring Transactions shall, subject to the terms and conditions of the Restructuring Support Agreement, be structured to achieve a tax-efficient structure, in a manner reasonably acceptable to the Reorganized Debtors.

11.2	Immediate Binding Effect

Subject to Section 8.2 hereof, and notwithstanding Bankruptcy Rules 3020(e), 6004(h) or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan (including, for the avoidance of doubt, the documents and instruments contained in the Plan Supplement) shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized

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Debtors and any and all Holders of Claims or Interests (irrespective of whether such Holders of Claims or Interests have, or are deemed to have, accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

11.3	Additional Documents

On or before the Effective Date, and consistent with the terms of the Restructuring Support Agreement, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or Reorganized Debtors, as applicable, and all Holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, to the extent commercially reasonable, prepare, execute and deliver any agreements or documents and take any other actions as may be reasonably necessary or advisable to effectuate the provisions and intent of the Plan.

11.4	Reservation of Rights

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order, and the Confirmation Order shall have no force or effect if the Effective Date does not occur. None of the Plan, any statement or provision contained in the Plan or any action taken or not taken by the Debtors with respect to the Plan, the Disclosure Statement or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

11.5	Successors and Assigns

The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign, Affiliate, officer, director, trustee, manager, agent, representative, attorney, beneficiaries or guardian, if any, of each Entity.

11.6	Notices

All notices, requests and demands to or upon the Debtors or Reorganized Debtors, as applicable, or any required by or in connection with the Plan shall be in writing (including by facsimile or electronic transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by

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facsimile and electronic transmission, when received and telephonically or electronically confirmed, addressed as follows:

If to the Debtors or Reorganized Debtors (as applicable)	With Copies to Counsel for the Debtors or Reorganized Debtors

PREIT Associates, L.P.

2005 Market Street, Suite 1000

Philadelphia, PA 19103

Attention: Andrew Ioannou

Telephone: (215) 875-0700

Telecopy:   (215) 546-7311

With a copy to:

PREIT Associates, L.P.

2005 Martket Street, Suite 1000

Philadelphia, PA 19103

Attention: Lisa Most

Telephone: (215) 875-0700

Telecopy:   (215) 546-7311

DLA Piper LLP (US)

444 West Lake Street, Suite 900

Chicago, IL 60606

Attn: Richard Chesley

            Daniel Simon

            Oksana Koltko Rosaluk

Richard.Chesley@us.dlapiper.com

Daniel.Simon@us.dlapiper.com

Oksana.Koltko@us.dlapiper.com

If to the Agent	With Copies to Counsel to the Agent

Wells Fargo Bank, National Association 10 South Wacker Drive, 32nd Floor Chicago, IL 60606 Attention: Brandon Barry Telecopy: (312) 782-0969

Jones Day

250 Vesey Street

New York, NY 10281

Attn: Ben Rosenblum

            Stacey Corr-Irvine

brosenblum@jonesday.com

scorrirvine@jonesday.com

Womble Bond Dickinson (US) LLP

1313 North Market Street

Suite 1200

Wilmington, DE 19801

Attn: Matthew Ward

Matthew.Ward@wbd-us.com

After the Effective Date, the Reorganized Debtors may, in their sole discretion, notify Entities that, in order to continue receiving documents pursuant to Bankruptcy Rule 2002, such Entities must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have filed such renewed requests.

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11.7	Entire Agreement

Except as otherwise indicated, the Plan (including, for the avoidance of doubt, the Plan Supplement) supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings and representations on such subjects, all of which have become merged and integrated into the Plan.

11.8	Severability of Plan Provisions

If, before Confirmation of the Plan, any term or provision of the Plan is held by the Bankruptcy Court or any other court exercising jurisdiction to be invalid, void or unenforceable, the Bankruptcy Court or other court exercising jurisdiction shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (i) valid and enforceable pursuant to its terms; (ii) integral to the Plan and may not be deleted or modified without the consent of the Debtors and the Consenting Lenders; and (iii) nonseverable and mutually dependent.

11.9	Exhibits

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are filed, copies of such exhibits and documents shall be available upon request to the Debtors’ counsel, by contacting DLA Piper LLP (US), 444 West Lake Street, Chicago, Illinois 60606 (Attn: Oksana Koltko Rosaluk, Esq.), at the Bankruptcy Court’s website at https://ecf.deb.uscourts.gov or at the website of the Notice and Claims Agent, at http://cases.primeclerk.com/preit. To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control.

11.10	Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code and any applicable non-bankruptcy law, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and its respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, trustees, employees, advisors and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale and purchase of Securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals or Reorganized Debtors will have any liability for the violation of any applicable law, rule or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale or purchase of the Securities offered and sold under the Plan and any previous plan.

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11.11	Closing of Chapter 11 Cases

As of the Effective Date, unless otherwise provided in the Confirmation Order, all of the Chapter 11 Cases, except for the case of Pennsylvania Real Estate Investment Trust (collectively, the “Fully Administered Cases”) shall be deemed closed, and the Clerk of the Bankruptcy Court shall make an appropriate entry on the relevant dockets providing that a final decree has been entered and the Fully Administered Cases are deemed closed as of the Effective Date. Notwithstanding the closing of the Fully Administered Cases, the case caption for all pleadings shall remain in the form of the case caption used in this Plan. In lieu of filing individual closing reports with respect to all of the Fully Administered Cases, a consolidated closing report shall be filed in the case of Pennsylvania Real Estate Investment Trust (the “Remaining Case”) pursuant to the requirements of Local Rule 3022-1. Notwithstanding the closing of the Fully Administered Cases, the Reorganized Debtors shall be authorized to, and shall retain all rights to, file applications, motions or other documents in the Remaining Case. The Reorganized Debtors shall, promptly after the full administration of the Remaining Case, file with the Bankruptcy Court all documents required by Bankruptcy Rule 3022, the Local Rules and any applicable order of the Bankruptcy Court to close the Remaining Case.

11.12	Document Retention

On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified or supplemented by the Reorganized Debtors.

[Remainder of page intentionally left blank.]

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Schedule 1

(Debtors)

Pennsylvania Real Estate Investment Trust (6339)	PR CC II LLC (N/A)
PREIT Associates, L.P. (5032)	PR Capital City LLC (4283)
PREIT-RUBIN, Inc. (4920)	PR Capital City Limited Partnership (7775)
PR Fin Delaware, LLC (N/A)	PR CC I LLC (N/A)
PR Valley View OP-DSG/CEC, LLC (N/A)	PR CC Limited Partnership (2620)
PR Springfield Town Center LLC (9679)	PR Prince George’s Plaza LLC (6377)
PR Moorestown Anchor-L&T, LLC (N/A)	PR Hyattsville LLC (3110)
PR Cumberland Outparcel LLC (N/A)	PR Plymouth Anchor-M, LLC (N/A)
PR Woodland Anchor-S, LLC (N/A)	PR Plymouth Anchor-M, L.P. (N/A)
PR Valley Anchor-S, LLC (N/A)	PR Valley Anchor-M, LLC (N/A)
PR Swedes Square LLC (N/A)	PR Valley Anchor-M Limited Partnership (N/A)
PR Magnolia LLC (5017)	PR TP LLC (N/A)
PR Financing II LLC (N/A)	PR TP LP (N/A)
PR Financing I LLC (N/A)	PR Exton LLC (N/A)
PR Cherry Hill Office GP, LLC (N/A)	PR Exton Limited Partnership (2620)
Bala Cynwyd Associates, L.P. (8913)	XGP LLC (N/A)
PR Valley LLC (4705)	PR Exton Square Property L.P. (7997)
PR Valley Limited Partnership (5123)	PR Plymouth Meeting LLC (N/A)
Plymouth Ground Associates LLC (N/A)	PR Plymouth Meeting Limited Partnership (8280)
Plymouth Ground Associates, LP (N/A)	PR Moorestown LLC (N/A)
PR AEKI Plymouth LLC (N/A)	PR Moorestown Limited Partnership (7661)
PR AEKI Plymouth, L.P. (N/A)	Moorestown Mall LLC (8051)
PR Gainesville LLC (N/A)	PR Moorestown Anchor-M LLC (N/A)
PR GV LLC (N/A)	PR PM PC Associates LLC (N/A)
PR GV LP (N/A)	PR PM PC Associates LP (N/A)
PR Gainesville Limited Partnership (N/A)	PR Plymouth Meeting Associates PC LP (N/A)
PR Valley View Anchor-M, LLC (N/A)	PR BVM LLC (N/A)
PR Valley View Anchor-M Limited Partnership (N/A)	PR Valley Solar LLC (N/A)
PR Exton Outparcel GP, LLC (N/A)	PREIT-RUBIN OP, Inc. (4799)
PR Exton Outparcel Holdings, LP (N/A)	PR Sunrise Outparcel 2, LLC (4373)
PR Exton Outparcel Limited Partnership (N/A)	PR Monroe Old Trail, LLC (N/A)
PR JK LLC (N/A)	PR Monroe Old Trail Limited Partnership (N/A)
PR Jacksonville LLC (4726)	PR Monroe Old Trail Holdings, LLC (N/A)
PR Jacksonville Limited Partnership (N/A)	PR Monroe Old Trail Holdings, L.P. (N/A)
PR Financing Limited Partnership (N/A)

Exhibit 1

(Restructuring Term Sheet)

Exhibit B

(Restructuring Support Agreement)

CONFIDENTIAL - SUBJECT TO FRE 408

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS RESTRUCTURING SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE SUPPORT EFFECTIVE DATE ON THE TERMS DESCRIBED IN THIS RESTRUCTURING SUPPORT AGREEMENT, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

THIS RESTRUCTURING SUPPORT AGREEMENT IS THE PRODUCT OF SETTLEMENT DISCUSSIONS AMONG THE PARTIES THERETO. ACCORDINGLY, THIS RESTRUCTURING SUPPORT AGREEMENT IS PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS.

THIS RESTRUCTURING SUPPORT AGREEMENT DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT TO THE COMPLETION OF DEFINITIVE DOCUMENTATION INCORPORATING THE TERMS SET FORTH HEREIN AND THE CLOSING OF ANY SUCH TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTATION AND THE APPROVAL RIGHTS OF THE PARTIES HERETO AS SET FORTH HEREIN AND IN SUCH DEFINITIVE DOCUMENTATION.

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of October 7, 2020, is entered into by and among:

(i)    Pennsylvania Real Estate Investment Trust (“PREIT”), PREIT Associates, L.P. (“PREIT Associates”), PREIT-RUBIN, Inc. (“PREIT-RUBIN”), and each of the subsidiary guarantors and affiliates identified on the signature pages hereto (together with PREIT, PREIT Associates and PREIT-RUBIN, each a “Company Party” and collectively, the “Company”);

(ii)    Wells Fargo Bank, National Association, as Administrative Agent under the Credit Agreements and the Bridge Facility Credit Agreement (each as defined below) (the “Agent”); and

(iii)    each of the lenders identified on the signature pages hereto (together with each of their respective successors and permitted assigns under this Agreement, each, a “Consenting Lender” and, collectively, the “Consenting Lenders”).

The Company, the Agent, each Consenting Lender, and any subsequent person or entity that becomes a party hereto in accordance with the terms hereof are referred herein as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, the Parties have engaged in good faith, arm’s length negotiations and have agreed to enter into certain transactions in furtherance of a restructuring of the Company’s indebtedness (the “Restructuring”), which is anticipated to be effected through either (i) an out-of-court restructuring on the terms set forth in the Out-of-Court Restructuring Term Sheet attached hereto as Exhibit A (the “Out-of-Court Restructuring Term Sheet” and the transactions contemplated thereby, the “Out-of-Court Transactions”) or (ii) a prepackaged plan of reorganization on the terms set forth in the Plan Term Sheet attached hereto as Exhibit B (the ”Plan Term Sheet” and the plan of reorganization described therein, the “Plan”), a solicitation of votes therefor (the “Solicitation”), and the commencement by the Company of voluntary cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, as of the date hereof, the Consenting Lenders hold, in the aggregate, approximately (i) 74.43933823% of the aggregate outstanding principal amount of the indebtedness under that certain Seven-Year Term Loan Agreement, dated as of January 8, 2014, by and among PREIT, PREIT Associates and PREIT-RUBIN, as Borrowers, each of the financial institutions from time to time party thereto (collectively, the “7-Year TL Lenders”), and the Agent (as amended through the date hereof, the “7-Year Term Loan Agreement”), (ii) 83.03571429% of the aggregate outstanding principal amount of the indebtedness under that certain Amended and Restated Credit Agreement, dated as of May 24, 2018, by and among PREIT, PREIT Associates and PREIT-RUBIN, as borrowers, each of the financial institutions from time to time party thereto (collectively, the “Revolver/TL Lenders”, and together with the 7-Year TL Lenders, collectively, the “Lenders”), and the Agent (as amended through the date hereof, the “Revolver/TL Credit Agreement”, and together with the 7-Year Term Loan Agreement, each a “Credit Agreement” and collectively, the “Credit Agreements”), and (iii) 100% of the aggregate outstanding principal amount of the indebtedness under that certain Credit Agreement, dated as of August 11, 2020, among the Borrowers and certain of the Lenders (as amended through the date hereof, the “Bridge Credit Agreement” and the credit facility issued thereunder, the “Bridge Credit Facility”);

WHEREAS, the Parties desire to express to each other their mutual support and commitment in respect of the matters discussed in the Out-of-Court Restructuring Term Sheet or, in the alternative, the Plan Term Sheet and hereunder; and

WHEREAS, the Parties have agreed to take certain actions in furtherance of the Restructuring on the terms and conditions set forth in this Agreement.

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NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.	Certain Definitions

As used in this Agreement, the following terms have the following meanings:

(a)    “Agent Advisors” means Agent Counsel and FTI Consulting, Inc., as financial advisor to the Agent.

(b)    “Agent Counsel” means Jones Day, as counsel to the Agent.

(c)    “Bridge Facility Indebtedness” means the indebtedness incurred by the Company under the Bridge Credit Agreement and any documents ancillary thereto.

(d)    “Claims” has the meaning set forth in section 101(5) of the Bankruptcy Code and shall include, for the avoidance of doubt, any claims arising from the Indebtedness, Bridge Facility Indebtedness or Derivative Transactions.

(e)    “Company Counsel” means DLA Piper LLP as counsel to the Company.

(f)    “Closing Date” means the date on which the Out-of-Court Transactions are consummated.

(g)    “Confirmation Order” means the order of the Bankruptcy Court approving the Disclosure Statement and confirming the Plan in the Chapter 11 Cases, which order will be in form and substance satisfactory to the Requisite Consenting Lenders, the Requisite Consenting Bridge Lenders and the Company.

(h)    “Derivative Transaction” means a “swap agreement” as defined in Section 101 of the Bankruptcy Code.

(i)    “Disclosure Statement” means the disclosure statement in respect of the Plan, including, without limitation, the ballots and all other exhibits and schedules thereto, as supplemented from time to time.

(j)    “Effective Date” means the date upon which all conditions to the effectiveness of the Plan have been satisfied or waived in accordance with the terms thereof and the Plan becomes effective.

(k)    “Exit Facility” means a $150 million first lien senior secured revolving credit facility, which shall include a $10 million letter of credit sub-facility, the proceeds of which shall be used to, among other things, repay the Bridge Facility on the Effective Date.

(l)    “Exit Facility Documents” means the credit agreement documenting the Exit Facility and any related security agreement, mortgages, deeds of trust, collateral agreement or other ancillary documents.

(m)    “Financing Orders” means, to the extent a debtor-in-possession financing is sought, (i) an interim order of the Bankruptcy Court authorizing the Company to enter into a debtor-in-possession financing facility on an interim basis, which shall be in form and substance acceptable

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to the agent and lenders under the debtor-in-possession financing facility and (ii) the final order of the Bankruptcy Court authorizing the Company to enter into the a debtor-in-possession financing facility, which shall be in form and substance acceptable to the agent and lenders under the debtor-in-possession financing facility.

(n)    “In-Court Definitive Documents” means, if the Plan Transactions are being pursued, (i) the Plan (including any ballots, supplements, or other material documents directly relating thereto not specified herein), (ii) the Disclosure Statement, (iii) the Financing Orders, to the extent a debtor-in-possession financing is sought, (iv) the motion seeking approval of the Financing Orders, (v) the Confirmation Order, (vi) the Exit Facility Documents, (vii) the Senior Term Loan Facility Documents, (viii) the Second Lien Term Loan Facility Documents and (ix) all first day pleadings or papers, in each of case (i), (ii), (iii), (iv), (v) and (ix), which are satisfactory in form and substance to the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders, and in each of case (vi), (vii) and (xiii), which are satisfactory in form and substance the Consenting Lenders holding at least two-thirds of the aggregate principal amount outstanding of the Indebtedness held by all Consenting Lenders and the Requisite Consenting Bridge Lenders.

(o)    “Indebtedness” means the indebtedness incurred by the Company under the Credit Agreements and any documents ancillary thereto.

(p)    “Interest” means any equity security (as defined in section 101(16) of the Bankruptcy Code) of a Company Party, including all shares, common stock, preferred stock, or other instrument evidencing any fixed or contingent ownership interest in any Company Party, including any option, warrant, or other right, contractual or otherwise, to acquire any such interest in a Company Party, whether or not transferable and whether fully vested or vesting in the future.

(q)    “Out-of-Court Definitive Documents” means, if the Out-of-Court Transactions are being pursued, (i) the Senior Term Loan Facility Documents, (ii) the Revolving Facility Documents, and (iii) the Second Lien Term Loan Facility Documents, in each case, which are satisfactory in form and substance to the Consenting Lenders holding at least two-thirds of the aggregate principal amount outstanding of the Indebtedness held by all Consenting Lenders and the Requisite Consenting Bridge Lenders.

(r)    “Outside Support Period Termination Date” means December 31, 2020.

(s)    “Petition Date” means the date on which the Company files with the Bankruptcy Court voluntary petitions for relief under chapter 11 of the Bankruptcy Code and any and all other documents necessary to commence the Chapter 11 Cases of the Company.

(t)    “Plan Transactions” means the restructuring transactions described in the Plan Term Sheet, which shall be effectuated pursuant to the Chapter 11 Cases.

(u)     “Requisite Consenting Bridge Lenders” means, as of the date of determination, Consenting Lenders holding at least a majority of the aggregate principal amount outstanding of the Bridge Facility Indebtedness held by all Consenting Lenders.

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(v)    “Requisite Consenting Lenders” means, as of the date of determination, Consenting Lenders holding at least a majority of the aggregate principal amount outstanding of the Indebtedness held by all Consenting Lenders.

(w)    “Revolving Facility Documents” means the credit agreement documenting the Revolving Facility (as defined in the Out-of-Court Restructuring Term Sheet) and any related security agreement, mortgages, deeds of trust, collateral agreement or other ancillary document.

(x)    “Second Lien Term Loan Facility Documents” means the credit agreement documenting the Second Lien Term Loan Facility (as defined in the Plan Term Sheet and Out-of-Court Restructuring Term Sheet, as applicable) and any related security agreement, mortgages, deeds of trust, collateral agreement or other ancillary document.

(y)    “Securities Act” means the Securities Act of 1933, as amended.

(z)    “Senior Term Loan Facility Documents” means the credit agreement documenting the Senior Term Loan Facility (as defined in the Plan Term Sheet and Out-of-Court Restructuring Term Sheet, as applicable) and any related security agreement, mortgages, deeds of trust, collateral agreement or other ancillary document.

(aa)    “Solicitation Materials” means all solicitation materials in respect of the Plan together with the Disclosure Statement, which Solicitation Materials shall be in accordance with this Agreement and the In-Court Definitive Documents.

(bb)    “Support Effective Date” means the date on which:

(i)    counterpart signature pages to this Agreement shall have been executed and delivered by (A) the Company (B) the Agent and (C) Consenting Lenders holding (I) at least 66 2⁄3% in aggregate principal amount outstanding of the Indebtedness and (II) at least 66 2⁄3% in aggregate principal amount outstanding of the Bridge Facility Indebtedness, in accordance with Section 10;

(ii)    all of the reasonable and documented fees and expenses of the Agent Advisors (including any applicable local counsel) incurred and outstanding as of the day immediately prior to the Support Effective Date shall have been paid in full in cash (except as otherwise agreed by the applicable Agent Advisor) to the extent invoiced at least one (1) business day prior to the anticipated Support Effective Date; and

(cc)     “Support Period” means the period commencing on the Support Effective Date and ending on the earlier of the (i) date on which this Agreement is terminated in accordance with Section 5 hereof, (ii) Effective Date (in the event the Plan Transactions are consummated) or Closing Date (in the event the Out-of-Court Transactions are consummated), and (iii) the Outside Support Period Termination Date.

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2.	Certain Interpretations

For purposes of this Agreement:

(a)    when a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section, Exhibit or Schedule, respectively, of or attached to this Agreement unless otherwise indicated;

(b)    the headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement;

(c)    unless the context of this Agreement otherwise requires, (i) words using the singular or plural also include the plural or singular, respectively, (ii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, (iii) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation,” (iv) the word “or” shall not be exclusive and shall be read to mean “and/or” and (v) any reference to dollars or “$” shall be to United States dollars;

(d)    capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form; and

(e)    the Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

3.	Agreements of the Consenting Lenders

(a)    Each Consenting Lender agrees that, during the Support Period, such Consenting Lender shall:

(i)    support and take all commercially reasonable actions necessary or reasonably requested by the Company, Agent or any other Consenting Lender in order to facilitate the finalization, implementation and consummation of the Out-of-Court Transactions or Plan Transactions, as applicable, and refrain from taking any actions inconsistent with, and not fail or omit to take an action that is required by this Agreement, applicable law, or the In-Court Definitive Documents or Out-of-Court Definitive Documents, as applicable;

(ii)    give any notice, order, instruction or direction to the Agent necessary or appropriate to give effect to the Restructuring Transactions;

(iii)    not directly or indirectly object to, delay, impede, or take any other action that may reasonably be expected to interfere with the implementation and consummation of the Out-of-Court Transactions or Plan Transactions, including, for the avoidance of doubt and without limitation, declaring any default under the Credit Agreements or accelerating the Company’s obligations under the Credit Agreements, in each case, as a result of the Out-of-Court Transactions or Plan Transactions;

(iv)    not direct the Agent (or any successor thereto) to take any action inconsistent with such Consenting Lender’s or Agent’s obligations under this Agreement;

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(v)    negotiate in good faith each of the In-Court Definitive Documents and Out-of-Court Definitive Documents, as applicable, and execute, deliver and perform thereunder to implement the Out-of-Court Transactions or Plan Transactions, as applicable;

(vi)    in the event the Out-of-Court Transactions are pursued, on the Closing Date (and thereafter on the terms provided in the Revolving Facility Documents), timely fund its pro rata share of the Revolving Facility (as defined in the Out-of-Court Restructuring Term Sheet);

(vii)    in the event the Chapter 11 Cases are pursued:

(1)    (A) timely vote or cause to be voted its Claims (including, without limitation, all claims arising under the Credit Agreements and Bridge Credit Agreement) that are solicited to accept the Plan by delivering its duly executed and completed ballot or ballots, as applicable, accepting the Plan on a timely basis, and (B) not change or withdraw such vote (or cause or direct such vote to be changed or withdrawn);

(2)    support and take all reasonable actions necessary or appropriate to implement and consummate the Exit Facility, including by exercising the Exit Facility Option (as defined in the Plan Term Sheet); provided that the Exit Facility Documents are in form and substance reasonably acceptable to the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders;

(3)    not file, or have filed, any motion, pleading, objection, complaint commencing an adversary proceeding or other document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is materially inconsistent with this Agreement or the Plan;

(4)    timely vote (or cause to be voted) its Claims against any plan, plan proposal, restructuring proposal, offer of dissolution, assignment for the benefit of creditors, winding up, liquidation, sale or disposition, reorganization, merger, business combination, joint venture, debt or equity financing or re-financing, recapitalization or other restructuring of the Company other than the Plan (each, an “Alternative Restructuring”); and

(5)    not directly or indirectly, through any person or entity (including, without limitation, any administrative agent or collateral agent), seek, solicit, propose, support, assist, engage in negotiations in connection with or participate in the formulation, preparation, filing or prosecution of any Alternative Restructuring or object to or take any other action that is inconsistent with or that would reasonably be expected to prevent, interfere with, delay or impede the Solicitation or the confirmation and consummation of the Plan and the consummation of the Restructuring.

(b)    Transfers. Each Consenting Lender agrees that, during the Support Period, such Consenting Lender shall not sell, transfer, loan, issue, pledge, hypothecate, assign, permit a

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participation in or otherwise dispose of (each, a “Transfer”), directly or indirectly, in whole or in part, any ownership (including any beneficial ownership, as this term is defined in the Rule 13d-3 under the Exchange Act) of its Claims or any option thereon or any right or interest therein or any other claims against or interests in the Company (including the grant of any proxy or the deposit of any Claims against or interests in the Company into a voting trust or the entry into a voting agreement with respect thereto), unless the transferee thereof either (i) is a Consenting Lender or (ii) prior to such Transfer, agrees in writing for the benefit of the Parties to become a Consenting Lender and to be bound by all of the terms of this Agreement applicable to Consenting Lenders (including with respect to any and all claims or interests it already may hold against or in the Company prior to such Transfer) by executing a joinder agreement, a form of which is attached hereto as Exhibit C (a “Joinder Agreement”), and delivering an executed copy thereof within two (2) business days of such execution, to (A) Company Counsel and (B) Agent Counsel, in which event (x) the transferee (including the Consenting Lender transferee, if applicable) shall be deemed to be a Consenting Lender hereunder and (y) the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of such transferred rights and obligations.

(c)    Additional Claims or Interests. To the extent any Consenting Lender (i) acquires additional Indebtedness, Bridge Facility Indebtedness or other Claims, (ii) holds or acquires any other claims against the Company entitled to vote on the Plan (in the event the Plan Transactions are pursued), (iii) holds or acquires any Interests in the Company or (iv) Transfers any Claims, then, in each case, each such Consenting Lender shall promptly (in no event less than three (3) business days following such acquisition or transaction) notify Company Counsel and Agent Counsel of such transaction (including the aggregate principal amount of additional Claims acquired) in writing and each such Consenting Lender agrees with respect to (i) through (iii) above that such additional Indebtedness, Bridge Facility Indebtedness, Claims or other claims or Interests shall be subject to this Agreement (automatically and immediately upon acquisition by a Consenting Lender, regardless of when or whether notice of such acquisition is given to the Company), and that, for the duration of the Support Period, should the Company pursue the Chapter 11 Cases, such Consenting Lender shall vote (or cause to be voted) any such additional Claims or other claims or Interests entitled to vote on the Plan in a manner consistent with Section 3(a) hereof (and in the event the Solicitation has already commenced, no later than two (2) business days following the acquisition of such Claim, claims or Interests).

4.	Agreements of the Company

(a)    Covenants. The Company agrees that, during the Support Period, the Company shall (subject in all respects to its right to terminate pursuant to Section 5(c) in compliance with Section 4(e), herein):

(i)    negotiate in good faith each of the In-Court Definitive Documents and Out-of-Court Definitive Documents, as applicable, and execute, deliver and perform thereunder to implement the Out-of-Court Transactions or Plan Transactions, as applicable;

(ii)    use commercially reasonable efforts to obtain any and all required regulatory approvals for the Restructuring, if any;

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(iii)    not take any action that is inconsistent with or that would reasonably be expected to prevent, interfere with, delay or impede the consummation of the Restructuring;

(iv)    not, directly or indirectly, through any person or entity, take any action that is materially inconsistent with, or that would reasonably be expected to prevent, interfere with, delay or impede, consummation of the Restructuring, including, to the extent the Plan Transactions are pursued, the Solicitation and the confirmation and consummation of the Plan;

(v)    to the extent that any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the transactions contemplated in this Agreement, negotiate in good faith appropriate and commercially reasonable additional or alternative provisions to address any such impediment, in consultation with the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders;

(vi)     maintain good standing under the laws of the state or other jurisdiction in which they are incorporated or organized;

(vii)    as soon as reasonably practicable, notify the Consenting Lenders in writing of any governmental or third-party complaints, litigations, investigations, or hearings (or communications indicating that the same may be contemplated or threatened), relating to or involving or otherwise affecting, in each case in any material respect, the Restructuring;

(viii)    if the Company Parties know of a material breach by any Company Party or any Consenting Lender of the obligations, representations, warranties, or covenants of the Company Parties as set forth in this Agreement, furnish prompt written notice (and in any event within one (1) business day of such actual knowledge) to the Consenting Lenders and, with respect to a material breach by any Company Party, promptly take all reasonable and practicable remedial action necessary to cure such material breach by any such Company Party;

(ix)    (A) pay in cash all reasonable and documented fees and out-of-pocket expenses for which invoices or receipts are furnished by Agent Advisors (including any applicable local counsel) incurred on and after the Support Effective Date from time to time, but in any event within seven (7) days of delivery to the Company of any applicable invoice or receipt and (B) on the Effective Date (in the event the Plan Transactions are consummated) or the Closing Date (in the event the Out-of-Court Transactions are consummated), pay in cash all reasonable and documented fees and out-of-pocket expenses of the Agent Advisors (including any applicable local counsel) incurred and outstanding in connection with the Restructuring;

(x)    to the extent the Plan Transactions are being pursued, deliver draft copies of all material motions or applications and other material documents related to the Plan Transactions that the Company intends to file with the Bankruptcy Court to Agent Counsel, at least two (2) business days prior to the date when the Company intends to file any such document (provided that if delivery of such document at least two (2) business days in

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advance is not reasonably practicable under the circumstances, such document shall be delivered as soon as otherwise practicable prior to filing) and shall consult in good faith with Agent Counsel regarding the form and substance of any such proposed filing with the Bankruptcy Court;

(b)    Commencement of Solicitation. The Company hereby agrees that, unless the Out-of-Court Transactions have been consummated, no later than October 8, 2020 (the “Outside Solicitation Date”), the Company shall commence Solicitation.

(c)    Commencement of the Chapter 11 Cases. The Company further agrees that, as soon as reasonably practicable, but in no event later than ten (10) calendar days after the commencement of Solicitation, the Company shall commence the Chapter 11 Cases by filing voluntary petitions seeking relief under chapter 11 of the Bankruptcy Code with the Bankruptcy Court. In the event the Chapter 11 Cases are commenced, (i) the Company shall file the Plan along with the Disclosure Statement, each in form and substance reasonably satisfactory to the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders, on the Petition Date and (ii) the Company shall use its commercially reasonable efforts to obtain confirmation of the Plan as soon as reasonably practicable following the Petition Date in accordance with the Bankruptcy Code and on terms consistent with this Agreement, and each Consenting Lender shall use its commercially reasonable efforts to cooperate fully in connection therewith.

(d)    Actions of the Company during the Chapter 11 Cases. The Company agrees that during the Support Period, if the Solicitation and Chapter 11 Cases are commenced, the Company shall (subject in all respects to its right to terminate pursuant to Section 5(c) in compliance with Section 4(e), herein):

(i)    timely file a formal objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order (A) directing the appointment of a trustee or examiner (with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code), (B) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (C) dismissing the Chapter 11 Cases, (D) modifying or terminating the debtors’ exclusive right to file and/or solicit acceptances of a plan of reorganization, as applicable, or (E) challenging the validity, enforceability, perfection, or priority of, or seeking avoidance or subordination of, any portion of the Indebtedness, Bridge Facility Indebtedness, or asserting any other cause of action against and/or with respect or relating to such Claims or the prepetition liens securing such Claims; and

(ii)    not seek, solicit, or support any Alternative Restructuring, other than the Restructuring, or cause or allow any of their agents or representatives to solicit any Alternative Restructuring.

(e)    Fiduciary Duties. Notwithstanding anything to the contrary contained in this Agreement, until the entry of the Confirmation Order, nothing in this Agreement shall restrict the Company or any director or officer of the Company (in such person’s capacity as a director or officer) from considering or accepting any alternative transaction that the Company has determined in good faith (after consultation with its legal and financial advisors and the receipt of advice from each of them) (A) can be consummated on the terms proposed, taking into account all

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financial, regulatory, legal, and other aspects (including certainty of closing), (B) to the extent financing is required, involves financing that is then fully committed, and (C) is on terms more favorable to the Company than the transactions contemplated by this Agreement, if the failure to solicit or consummate such alternative transaction would reasonably be expected to (based on the written advice of the Company’s legal advisors) constitute a breach of the Company’s, the directors’, and the officers’ fiduciary duties under applicable law. Prior to the earlier of (x) making a public announcement regarding their intention to accept an Alternative Restructuring or (y) entering into a definitive agreement with respect to an Alternative Restructuring, the Company shall have terminated this Agreement pursuant to Section 5(c). The Company shall, to the extent practicable and consistent with their fiduciary duties, give Agent Counsel not less than three (3) business days’ prior written notice before exercising such termination right in accordance with this Agreement. At all times prior to the date on which the Company enters into a definitive agreement in respect of such an Alternative Restructuring or makes a public announcement regarding its intention to do so, the Company shall provide to Agent Counsel a copy of any written offer or proposal (and notice and a description of any oral offer or proposal) for such Alternative Restructuring within two (2) calendar days of the Company or its advisors’ receipt of such offer or proposal. No action or inaction pursuant to this Section 4(e) shall be deemed to constitute a breach of this Agreement.

(f)    Automatic Stay. The Company acknowledges and agrees and shall not dispute that after the commencement of the Chapter 11 Cases, the giving of notice of default or termination of this Agreement by any Party pursuant to this Agreement or the exercising or any rights under this Agreement by any Party shall not be a violation of the automatic stay under section 362 of the Bankruptcy Code (and the Company hereby waives, to the fullest extent permitted by law, the applicability of the automatic stay to the giving of such notice); provided that nothing herein shall prejudice any Party’s rights to argue that the giving of notice of default or termination or the exercising of any rights was not proper under the terms of this Agreement.

5.	Termination of Agreement

(a)    This Agreement shall terminate three (3) business days following the delivery of notice, delivered in accordance with Section 21 hereof, from the Requisite Consenting Lenders or the Requisite Consenting Bridge Lenders to the other Parties at any time after and during the continuance of any Lender Termination Event. In addition, this Agreement shall terminate three (3) business days following the delivery of notice, delivered in accordance with Section 21 hereof, from the Company to the other Parties at any time after the occurrence and during the continuance of any Company Termination Event (defined below). No Party may exercise any of its respective termination rights as set forth herein if (i) such Party is in breach of this Agreement (unless such failure to perform or comply arises as a result of another Party’s actions or inactions), (ii) such breach has caused, or resulted in, the occurrence of a Lender Termination Event or Company Termination Event (as applicable), and (iii) such breach is continuing when such Party seeks to exercise any of its respective termination rights. In addition, this Agreement shall terminate automatically on the Effective Date or Closing Date (as applicable).

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(b)    A “Lender Termination Event” shall mean any of the following:

(i)    the material breach by the Company of any of the undertakings, representations, warranties or covenants of the Company set forth herein which remains uncured for a period of five (5) business days after the receipt of written notice and a description of such breach pursuant to Sections 5(a) and 21 hereof (as applicable);

(ii)    the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order, enjoining or reasonably expected to prevent the consummation of or render illegal the Restructuring, that remains in effect for ten (10) business days after such issuance; provided, however, that this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of this Agreement;

(iii)    any Out-of-Court Definitive Document or In-Court Definitive Document (as applicable) is either (I) materially inconsistent with the material terms of (A) this Agreement, (B) the Out-of-Court Restructuring Term Sheet or (C) the Plan Term Sheet or (II) not in form and substance satisfactory to the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders;

(iv)    In the event that the Out-of-Court Transactions are pursued, if as of 11:59 p.m. (prevailing Eastern Time) on October 31, 2020, or such later date determined by the Requisite Consenting Lenders, and the Requisite Consenting Bridge Lenders, the Closing Date has not occurred;

(v)    the entry by the Company into any material non-ordinary course transaction or payment by the Company of any material non-ordinary course payment in either case inconsistent with this Agreement or the Plan;

(vi)    the Company terminates its obligations under and in accordance with Section 5(c) of this Agreement; and

(vii)    In the event the Plan Transactions are pursued (and subject in all respects to its right to terminate pursuant to Section 5(c) in compliance with Section 4(e), herein):

(1)    if, as of 11:59 p.m. (prevailing Eastern Time) on the Outside Solicitation Date, the Company has not commenced the Solicitation;

(2)    if, as of 11:59 p.m. (prevailing Eastern Time) on the date that is 14 calendar days after the date Solicitation was commenced, the Chapter 11 Cases have not been filed;

(3)    if, as of 11:59 p.m. (prevailing Eastern Time) on the date that is three business days after the Petition Date, the Financing Order has not been entered by the Bankruptcy Court on an interim basis;

(4)    if, as of 11:59 p.m. (prevailing Eastern Time) on the date that is 28 days after the Petition Date, the Financing Order has not been entered by the Bankruptcy Court on a final basis;

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(5)    if, as of 11:59 p.m. (prevailing Eastern Time) on the date that is 30 days after the Petition Date, the Confirmation Order has not been entered by the Bankruptcy Court;

(6)    if, as of 11:59 p.m. (prevailing Eastern Time) on the date that is 35 days after the Petition Date, the Effective Date has not occurred;

(7)    the Company withdraws the Plan or Disclosure Statement, or the Company files any motion or pleading with the Bankruptcy Court that is materially inconsistent with this Agreement or the Plan and such motion or pleading has not been withdrawn prior to the earlier of (A) five (5) business days after the Company receives written notice from the Requisite Consenting Lenders or the Requisite Consenting Bridge Lenders that such motion or pleading is materially inconsistent with this Agreement or the Plan and (B) entry of an order of the Bankruptcy Court approving such motion or pleading;

(8)    the Company files any motion for the (A) conversion of one or more of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code; (B) appointment of an examiner with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code or a trustee or receiver in one or more of the Chapter 11 Cases, or (C) dismissal of one or more of the Chapter 11 Cases;

(9)    the Bankruptcy Court enters an order (A) directing the appointment of a trustee in the Chapter 11 Cases, (B) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (C) dismissing any of the Chapter 11 Cases (D) appointment of an examiner with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code or a trustee or receiver in one or more of the Chapter 11 Cases, or (E) invalidating or otherwise holding that this Agreement or material term thereof is unenforceable.;

(10)    the Company (A) files any motion seeking to avoid, disallow, subordinate, or recharacterize any Indebtedness and/or the Bridge Facility Indebtedness or (B) shall have affirmatively supported any application, adversary proceeding, or cause of action referred to in the immediately preceding clause (A) filed by a third party, or expressly consents to the standing of any such third party to bring such application, adversary proceeding or cause of action;

(11)    the Bankruptcy Court grants relief that (A) is inconsistent with this Agreement in any material respect or (B) would, or would reasonably be expected to, materially frustrate the purposes of this Agreement, including by preventing the consummation of the Plan Transactions, unless the Company has sought a stay of such relief within five business days after the date of such issuance, and such order is stayed, reversed, or vacated within fifteen business days after the date of such issuance;

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(12)    the Company files, propounds, or otherwise supports any plan of reorganization other than the Plan or any other Alternative Restructuring;

(13)    on the date that an order is entered by the Bankruptcy Court or a court of competent jurisdiction denying confirmation of the Plan or refusing to approve the Disclosure Statement;

(14)    the Company loses the exclusive right to file a Plan;

(15)    any Company Party (A) amending, or modifying, or filing a pleading seeking authority to amend or modify, any In-Court Definitive Document in a manner that is materially inconsistent with this Agreement; (B) suspending or revoking the Plan Transactions; or (C) publicly announcing its intention to take any such action listed in the foregoing clauses (A) and (B) of this subsection;

(16)    any Company Party filing any motion or application seeking authority to sell any assets having a fair market value in excess of $1 million without the prior written consent of the Requisite Consenting Creditors and the Requisite Consenting Bridge Lenders;

(17)    entry of an order granting relief from the automatic stay imposed by section 362 of the Bankruptcy Code authorizing any party to proceed against any material asset of the Company or that would materially and adversely affect the Company’s ability to operate its businesses in the ordinary course;

(18)    the entry of any order authorizing the use of cash collateral of the Consenting Bridge Lenders or the entry into a financing arrangement that is not in the form of the Financing Orders or otherwise consented to by the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders;

(19)    if (A) any of the Financing Orders are reversed, stayed, dismissed, vacated, reconsidered, modified, or amended without the consent of the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders or (B) a motion for reconsideration, reargument, or rehearing with respect to any such order has been filed and the Company has failed to object timely to such motion; and

(20)    if (A) the Confirmation Order is reversed, stayed, dismissed, vacated, reconsidered, modified, or amended without the consent of the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders or (B) a motion for reconsideration, reargument, or rehearing with respect to any such order has been filed and the Company has failed to timely object to such motion.

(c)    A “Company Termination Event” shall mean any of the following:

(i)    the breach by one or more of the Consenting Lenders of any of the undertakings, representations, warranties or covenants of the applicable Consenting Lenders set forth herein in any material respect which remains uncured for a period of five (5) business days after the receipt of written notice of such breach pursuant to Sections 7(a)

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and 21 hereof (as applicable), but only if the remaining non-breaching Consenting Lenders do not hold at least 66 2⁄3% of the aggregate principal amount of Claims arising from the Indebtedness and Bridge Facility Indebtedness;

(ii)    subject to the terms and provisions of Section 4(e), herein, the board of directors, trustees, managers, members or partners (or comparable governing body), as applicable, of any Company Party pursues an Alternative Transaction;

(iii)    if the Plan Transactions are being pursued and, as of 11:59 p.m. prevailing Eastern Time on October 31, 2020, the Exit Facility Documents are not agreed upon by the Parties.

(iv)    if, as of 11:59 p.m. prevailing Eastern Time on December 31, 2020, the Closing Date or Effective Date shall not have occurred;

(v)    the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order enjoining the consummation of or rendering illegal the Plan or the Restructuring, and such ruling, judgment or order has not been stayed, reversed or vacated within ten (10) business days after such issuance;

(vi)    any Consenting Lender terminating its obligations under and in accordance with Section 5(b) of this Agreement, but only if the remaining Consenting Lenders do not hold more than 66 2⁄3% of the aggregate principal amount of Claims arising from each of the Indebtedness and Bridge Facility Indebtedness; or

(vii)    in the event the Chapter 11 Cases have been filed, the Bankruptcy Court enters an order (A) directing the appointment of an examiner with expanded powers or a trustee in the Chapter 11 Cases, (B) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (C) dismissing any of the Chapter 11 Cases or (D) invalidating or otherwise holding that this Agreement or material term thereof is unenforceable.

(d)    Mutual Termination. This Agreement may be terminated by mutual agreement of the Company, the Requisite Consenting Bridge Lenders and the Requisite Consenting Lenders upon the receipt of written notice delivered in accordance with Section 21 hereof.

(e)    Effect of Termination. Upon the termination of this Agreement in accordance with this Section 5, and except as provided in Section 13 hereof, this Agreement shall forthwith become void and of no further force or effect and each Party shall, except as provided otherwise in this Agreement, be immediately released from its liabilities, obligations, commitments, undertakings and agreements under or related to this Agreement and shall have all the rights and remedies that it would have had and shall be entitled to take all actions, whether with respect to the Restructuring or otherwise, that it would have been entitled to take had it not entered into this Agreement, including all rights and remedies available to it under applicable law; provided, however, that in no event shall any such termination relieve a Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination. For the avoidance of doubt,

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nothing in this Agreement shall be construed as prohibiting a Company Party or any of the Consenting Lenders from contesting whether any such termination is in accordance with its terms or to seek enforcement of any rights under this Agreement that arose or existed before the date of such termination. Upon a termination of this Agreement, each Consenting Lender may, upon written notice to the Company and the other Parties, revoke its vote or any consents given prior to such termination, whereupon any such vote or consent shall be deemed, for all purposes, to be null and void ab initio and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring and this Agreement. If this Agreement has been terminated as to any Consenting Lender in accordance with Section 5 hereof at a time when permission of the Bankruptcy Court shall be required for a change or withdrawal (or cause to change or withdraw) of its vote to accept the Plan, the Company shall not oppose any attempt by such Consenting Lender to change or withdraw (or cause to change or withdraw) such vote at such time.

(f)    Individual Termination. Any Consenting Lender may terminate this Agreement as to itself only, upon written notice to the other Parties in accordance with Section 21 hereof, in the event that: (i) such Consenting Lender has transferred all (but not less than all) of its Claim, in accordance with Section 3(b) of this Agreement (such termination shall be effective on the date on which such Consenting Lender has effected such transfer, satisfied the requirements of Section 3(b) and provided the written notice required), or (ii) this Agreement or the Plan Term Sheet or Out-of-Court Restructuring Term Sheet is amended without its consent in such a way as to alter any of the material terms hereof in a manner that is disproportionately adverse to such Consenting Lender as compared to similarly situated Consenting Lender by giving ten (10) business days’ written notice to the other Parties in accordance with Section 21; provided, that such written notice shall be given by the applicable Consenting Lender within five (5) business days of such amendment, filing, or execution.

6.	Definitive Documents; Good Faith Cooperation; Further Assurances

(a)    Each Party, severally and not jointly, hereby covenants and agrees to cooperate with each other in good faith in connection with, and shall exercise commercially reasonable efforts with respect to the pursuit, approval, negotiation, execution, delivery, implementation and consummation of the Restructuring, as well as the negotiation, drafting, execution and delivery of the Out-of-Court Definitive Documents and In-Court Definitive Documents (as applicable) which will, after the Support Effective Date, remain subject to negotiation, including any motions or orders related thereto, and shall, upon completion, contain terms, conditions, representations, warranties and covenants consistent in all material respects with the terms of this Agreement (including the Exhibits and Schedules) and be in form and substance satisfactory to the Company, the Requisite Consenting Bridge Lenders and the Requisite Consenting Lenders.

(b)    Subject to the terms hereof, each of the Parties shall take such action as may be reasonably necessary or reasonably requested by the other Parties to carry out the purposes and intent of this Agreement, including making and filing any required regulatory filings, and shall, subject to the Company’s right to terminate pursuant to Section 5(c) due to its “fiduciary out” pursuant to Section 4(e) of this Agreement, refrain from taking any action that would frustrate the purposes and intent of this Agreement.

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(c)    The Company shall provide to the Agent Advisors, and shall direct its employees, officers, advisors, and other representatives to provide the Agent Advisors, (i) reasonable access (without any material disruption to the conduct of the Company’s businesses and upon reasonable prior notice) during normal business hours to (A) the Company’s books and records and (B) the management and advisors of the Company; and (ii) reasonable responses to all reasonable diligence requests, in each case, for the purposes of evaluating the Company’s assets, liabilities, operations, businesses, finances, strategies, prospects and affairs or entry into the Out-of-Court Transactions or Plan Transactions.

7.	Representations and Warranties

(a)    Each Party, severally and not jointly, represents and warrants to the other Parties that the following statements are true and correct as of the date hereof (or as of the date a Consenting Lender becomes a party hereto):

(i)    such Party is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all requisite corporate, partnership, limited liability company or similar authority to enter into this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder; and the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, limited liability company, partnership or other similar action on its part;

(ii)    the execution, delivery and performance by such Party of this Agreement does not and will not (A) violate any material provision of law, rule or regulation applicable to it or any of its subsidiaries or its charter or bylaws (or other similar governing documents) or those of any of its subsidiaries, or (B) conflict in material way with, result in a material breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party except, in the case of the Company, for the filing of the Chapter 11 Cases to the extent the Plan Transactions are being pursued;

(iii)    the execution, delivery and performance by such Party of this Agreement does not and will not require any material registration or filing with, consent or approval of, or notice to, or other action, with or by, any federal, state or governmental authority or regulatory body, except such (i) filings as may be necessary or required by the U.S. Securities and Exchange Commission or other securities regulatory authorities under applicable securities laws or (ii) approval as may be necessary or required by the Bankruptcy Court pursuant to the Bankruptcy Code in connection with the effectuation of the Plan Transactions;

(iv)    this Agreement is the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of the Bankruptcy Court (to the extent the Company commences the Chapter 11 Cases); and

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(v)    it is not party to any restructuring or similar agreements or arrangements with the other Parties to this Agreement that have not been disclosed to all Parties to this Agreement.

(b)    Each Consenting Lender severally (and not jointly) represents and warrants to the Company that, as of the date hereof (or as of the date such Consenting Lender becomes a party hereto), such Consenting Lender (i) is the beneficial owner of the principal amount of the Indebtedness and Bridge Facility Indebtedness set forth on its signature page hereto (or below its name on the signature page of a Joinder Agreement for any Consenting Lender that becomes a party hereto after the date hereof) and does not beneficially own any other indebtedness, (ii) has, with respect to the beneficial owners of such Indebtedness or Bridge Facility Indebtedness, (A) sole investment or voting discretion with respect thereto, (B) full power and authority to vote on and consent to matters concerning such Indebtedness, or Bridge Facility Indebtedness or to exchange, assign and transfer such Indebtedness or Bridge Facility Indebtedness, and (C) full power and authority to bind or act on the behalf of, such beneficial owners, and (iii) otherwise holds Claims that are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind that would adversely affect in any way such Consenting Lender’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed.

(c)    Each Consenting Lender severally (and not jointly) makes the representations and warranties, in each case, to the other Parties that it (i) is (A) a “qualified institutional buyer” as such term is defined in Rule 144A of the Securities Act, (B) a non-US person participating in the offering outside the United States in reliance on Regulation S under the Securities Act or (C) an “accredited investor” as such term is defined in Rule 501 of Regulation D of the Securities Act, (ii) understands that if it is to acquire any securities, as defined in the Securities Act, pursuant to the Restructuring, such securities have not been registered under the Securities Act and that such securities are, to the extent not acquired pursuant to section 1145 of the Bankruptcy Code, being offered and sold pursuant to an exemption from registration contained in the Securities Act, based in part upon such Consenting Lender’s representations contained in this Agreement and cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available, (iii) has such knowledge and experience in financial and business matters that such Consenting Lender is capable of evaluating the merits and risks of the securities to be acquired by it (if any) pursuant to the Restructuring and understands and is able to bear any economic risks with such investment and (iv) has made its own analysis and decision to enter into this Agreement.

8.	Disclosure; Publicity

The Company shall deliver drafts of any press releases that constitute disclosure of the existence or terms of this Agreement or any amendment to the terms hereof to the Consenting Lenders and Agent Advisors at least one (1) business day prior to making any such disclosure. Except as required by applicable law or otherwise permitted under the terms of any other agreement between the Company and any Consenting Lender, no Party or its advisors shall disclose to any person (including, for the avoidance of doubt, any other Party), other than advisors to the Company, the principal amount or percentage of any Indebtedness, or Bridge Facility Indebtedness or any other Claims against, or Interests in, the Company held by any Consenting

18

Lender, in each case, without such Consenting Lender’s consent; provided, however, that (i) if such disclosure is required by law, subpoena, or other legal process or regulation, the disclosing Party shall afford the relevant Consenting Lender a reasonable opportunity to review and comment in advance of such disclosure and shall take all reasonable measures to limit such disclosure (the expense of which, if any, shall be borne by the relevant Consenting Lender) and (ii) the foregoing shall not prohibit the disclosure of the aggregate percentage or aggregate principal amount of Indebtedness, or Bridge Facility Indebtedness held by all the Consenting Lenders, collectively. Any public filing of this Agreement, with the Bankruptcy Court or otherwise, and any version of this Agreement shared with Consenting Lenders generally, shall omit the Indebtedness, and Bridge Facility Indebtedness holdings of each individual Consenting Lender as set forth on such Consenting Lender’s signature page hereto or shall include such signature page only in redacted form with respect to the Indebtedness, and Bridge Facility Indebtedness holdings of each Consenting Lender (provided that the Indebtedness, and Bridge Facility Indebtedness holdings on such signature page(s) may be filed in unredacted form with the Bankruptcy Court under seal).

9.	Amendments and Waivers

(a)    Other than as set forth in Section 9(b), this Agreement, including any exhibits or schedules hereto, may not be modified, amended or supplemented or the performance of any obligation thereunder waived except with the written consent of the Company, the Requisite Consenting Bridge Lenders and the Requisite Consenting Lenders;

(b)    Notwithstanding Section 9(a):

(i)    any waiver, modification, amendment or supplement to this Section 9 shall require the written consent of all of the Parties;

(ii)    any modification, amendment or change to the definition of “Requisite Consenting Lenders” shall require the written consent of each Consenting Lender;

(iii)    any modification, amendment or change to the definition of “Requisite Consenting Bridge Lenders” shall require the written consent of each Consenting Lender that holds Bridge Facility Indebtedness;

(iv)    any change, modification or amendment to this Agreement or the Plan that treats or affects any Consenting Lender in a manner that is materially and adversely disproportionate, on an economic basis, to the manner in which any of the other Consenting Lenders are treated (after taking into account each of the Consenting Lenders’ respective Claims and Interests (as in effect on the date hereof)) shall require the written consent of such materially adversely and disproportionately affected Consenting Lender.

(v)    Any modification, amendment or change to the Outside Support Period Termination Date shall require the written consent of each Consenting Lender; and

(vi)    Any material modification, amendment or change to the terms of the Out-of-Court Restructuring Term Sheet or the Plan Term Sheet shall require the written consent of each Consenting Lender. For the avoidance of doubt, a material modification, amendment or change shall include, without limitation, any modification, amendment or change to the term or amount of the Revolving Exit Facility or the Revolving Facility.

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(c)    In the event that a materially adversely and disproportionately affected Consenting Lender (“Non-Consenting Lender”) does not consent to a waiver, change, modification or amendment to this Agreement requiring the consent of such Non-Consenting Lender, but such waiver, change, modification or amendment receives the consent of Consenting Lenders owning at least 66 2⁄3% of the outstanding Indebtedness, and Bridge Facility Indebtedness (as applicable), this Agreement shall be deemed to have been terminated only as to such Non-Consenting Lender, but this Agreement shall continue in full force and effect in respect to all other Consenting Lenders.

(d)    Any proposed modification, amendment, waiver or supplement that does not comply with this Section 9 shall be ineffective and void ab initio.

10.	Effectiveness

This Agreement shall become effective and binding upon each Party on the Support Effective Date; provided, however, that (a) signature pages executed by Consenting Lenders shall be delivered to other Consenting Lenders in a form that does not contain the details of the Consenting Lenders’ holdings and (b) the amount of Indebtedness, and Bridge Facility Indebtedness held by each Consenting Lender, as set forth on such Consenting Lender’s signature page hereto, which shall be delivered to Agent Counsel and Company Counsel on behalf of the Company, shall be kept strictly confidential by the Company (and to be held by Company Counsel on a professionals’ eyes only basis); provided, however, that the Company may disclose publicly the aggregate principal amount of Indebtedness, and Bridge Facility Indebtedness set forth on the signature pages hereto.

11.	GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL

(a)    This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York applicable to contracts made and to be performed in such state, without giving effect to the conflict of laws principles thereof.

(b)    Each of the Parties irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement brought by any party or its successors or assigns shall be brought and determined in any federal or state court in Delaware (“DE Courts”) and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such proceeding arising out of or relating to this Agreement or the Out-of-Court Transactions or Plan Transactions. Each of the Parties agrees not to commence any proceeding relating hereto or thereto except in the DE Courts other than proceedings in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any DE Courts. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any proceeding arising out of or relating to this Agreement or the Restructuring, (i) any claim that it is not personally subject to the jurisdiction of the DE Courts for any reason,

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(ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the proceeding in any such court is brought in an inconvenient forum, (B) the venue of such proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Notwithstanding the foregoing consent to jurisdiction in DE Courts, upon the commencement of the Chapter 11 Cases, each Party hereby agrees that, if the Chapter 11 Cases are pending, the Bankruptcy Court shall have exclusive jurisdiction over all matters arising out of or in connection with this Agreement. Each Party further agrees that it shall bring any action or proceeding contemplated by this Section 11(b) in the Bankruptcy Court, and solely in connection with claims arising under this Agreement: (i) irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court; (ii) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court; and (iii) waives any objection that the Bankruptcy Court is an inconvenient forum or does not have jurisdiction over any Party hereto.

(c)    EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

12.	Specific Performance/Remedies

It is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (including attorneys’ fees and costs) as a remedy of any such breach, without the necessity of proving the inadequacy of money damages as a remedy, including an order of the Bankruptcy Court requiring any Party to comply promptly with any of its obligations hereunder. Each Party also agrees that it will not seek, and will waive any requirement for, the securing or posting of a bond in connection with any Party seeking or obtaining such relief.

13.	Survival

Notwithstanding the termination of this Agreement pursuant to Section 5 hereof, the agreements and obligations of the Parties in this Section 13 and Sections 5(e), 11, 12, 14, 15, 16, 17, 18, 19 and 23 hereof (and any defined terms used in any such Sections) shall survive such termination and shall continue in full force and effect in accordance with the terms hereof; provided, however, that any liability of a Party for failure to comply with the terms of this Agreement shall survive such termination.

14.	Successors and Assigns; No Third-Party Beneficiaries

This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, executors, administrators and representatives; provided, however, that, during the Support Period, nothing contained in this Section 14 shall be deemed to permit Transfers of the Indebtedness, or Bridge Facility Indebtedness or claims arising

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under the Indebtedness, or Bridge Facility Indebtedness other than in accordance with the express terms of this Agreement. Unless expressly stated herein, there are no third-party beneficiaries under this Agreement.

15.	Severability; Several Obligations

If any provision of this Agreement, or the application of any such provision to any person or entity or circumstance, shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Agreement shall continue in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon any such determination of invalidity, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

16.	Relationship Among Parties

Notwithstanding anything herein to the contrary, (i) the duties and obligations of the Parties under this Agreement shall be several, not joint and several; (ii) no Party shall have any responsibility by virtue of this Agreement for any trading by any other entity; (iii) no prior history, pattern, or practice of sharing confidences among or between the Parties shall in any way affect or negate this Agreement; (iv) the Parties hereto acknowledge that this Agreement does not constitute an agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any equity securities of the Company Parties and the Parties do not constitute a “group” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended; (v) none of the Consenting Lenders shall have any fiduciary duty, any duty of trust or confidence in any form, or other duties or responsibilities in any kind or form to each other, the Company Parties or any of the Company Parties’ other lenders or stakeholders, including as a result of this Agreement or the transactions contemplated herein or in any exhibit hereto; and (vi) no action taken by any Party pursuant to this Agreement shall be deemed to constitute or to create a presumption by any of the Parties that the Parties are in any way acting in concert or as a “group.”

17.	Trading Wall

The Parties understand that the Consenting Lenders are engaged in a wide range of financial services and businesses. In furtherance of the foregoing, the Parties acknowledge and agree that, to the extent a Consenting Lender expressly indicates on its signature page hereto that it is executing this Agreement on behalf of specific trading desk(s) and/or business group(s) of the Consenting Lender, the obligations set forth in this Agreement shall only apply to such trading desk(s) and/or business group(s) and shall not apply to any other trading desk or business group of the Consenting Lender so long as they are not acting at the direction or for the benefit of such Consenting Lender or such Consenting Lender’s investment in the Company; provided, that the foregoing shall not diminish or otherwise affect the obligations and liability therefor of any legal entity that (i) executes this Agreement or (ii) on whose behalf this Agreement is executed by a Consenting Lender.

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18.	Administrative Agent

Except to the extent required by the terms of the Credit Agreements or applicable law, the Agent shall be permitted to exercise its duties and obligations under the Credit Agreements, and Bridge Credit Agreement in accordance with this Agreement. The Agent shall grant or withhold any consent or approval under this Agreement in accordance with the directions of the Required Lenders (as defined in each of the Credit Agreements, and Bridge Credit Agreement) under and in accordance with the Credit Agreements, and Bridge Credit Agreement as applicable, and each Consenting Lender shall act reasonably in so instructing the Agent; provided that, subject to its obligations under this Agreement, the Agent may grant or withhold its consent or approval without such instructions to the extent that the same shall affect the rights or liabilities of the Agent.

19.	Prior Negotiations; Entire Agreement

This Agreement, including the exhibits and schedules hereto (including the Plan Term Sheet and Out-of-Court Restructuring Term Sheet), constitutes the entire agreement of the Parties and supersedes all other prior negotiations, with respect to the subject matter hereof and thereof, except that the Parties acknowledge that any confidentiality agreements (if any) heretofore executed between the Company and each Consenting Lender shall continue in full force and effect solely with respect to any then-continuing obligations thereunder.

20.	Reservation of Rights; No Admission

(a)    Except as expressly provided in this Agreement or the Out-of-Court Restructuring Term Sheet or Plan Term Sheet, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict the ability of any Party to protect and preserve its rights, remedies and interests, including its claims against any of the other Parties (or their respective affiliates or subsidiaries).

(b)    Without limiting clause (a) of this Section 19 in any way, if the Out-of-Court Transactions or Plan Transactions are not consummated, or if this Agreement is terminated for any reason, nothing herein shall be construed as a waiver by any Party of any or all of such Party’s rights, remedies, claims and defenses, and the Parties expressly reserve any and all of their respective rights, remedies, claims and defenses. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms. This Agreement, the Plan, and any related document shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses which it has asserted or could assert.

21.	Counterparts

This Agreement may be executed and delivered in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement may be delivered by electronic mail or otherwise, which shall be deemed to be an original for the purposes of this paragraph.

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22.	Notices

All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier or by registered or certified mail (return receipt requested) to the following addresses (or at such other addresses as shall be specified by like notice):

(1)    If to the Company, to:

PREIT Associates, L.P.

2005 Market Street, Suite 1000

Philadelphia, PA 19103

Attention: Andrew Ioannou

Telephone:    (215) 875-0700

Telecopy:      (215) 546-7311

With a copy to:

PREIT Associates, L.P.

2005 Martket Street, Suite 1000

Philadelphia, PA 19103

Attention: Lisa Most

Telephone:    (215) 875-0700

Telecopy:      (215) 546-7311

and

DLA Piper LLP (US)

444 West Lake Street, Suite 900

Chicago, IL 60606

Attn: Richard Chesley

         Daniel Simon

         Oksana Koltko Rosaluk

Richard.Chesley@us.dlapiper.com

Daniel.Simon@us.dlapiper.com

Oksana.Koltko@us.dlapiper.com

(2)    If to the Agent, to:

Wells Fargo Bank, National Association

10 South Wacker Drive, 32nd Floor

Chicago, IL 60606

Attention: Brandon Barry

Telecopy: (312) 782-0969

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with copies to:

Wells Fargo Bank, National Association

10 South Wacker Drive, 32nd Floor

Chicago, IL 60606

Attention: Karen Turnbull Skutt

Telephone: (312) 269-4809

Telecopy: (312) 782-0969

Wells Fargo Bank, National Association

600 South 4th Street, 9th Floor

Minneapolis, MN 55415

MAC N9300-091

Attention: Anthony J. Gangelhoff

Telephone: (612) 316-0109

Telecopy: (877) 410-5023

and

Jones Day

250 Vesey Street

New York, NY 10281

Attn: Ben Rosenblum

         Stacey Corr-Irvine

brosenblum@jonesday.com

scorrirvine@jonesday.com

(3) If to a Consenting Lender, or a transferee thereof, to the addresses set forth below following the Consenting Lender’s signature (or as directed by any transferee thereof), as the case may be.

Any notice given by delivery, mail or courier shall be effective when received. Any notice given by electronic mail shall be effective upon oral, machine or electronic mail (as applicable) confirmation of transmission.

23.	No Solicitation

This Agreement is not and shall not be deemed to be a solicitation for votes in favor of the Plan in the Chapter 11 Cases from the Consenting Lenders. In the event the Plan Transactions are pursued, the acceptances of the Consenting Lenders with respect to the Plan will not be solicited until such Consenting Lenders have received the Solicitation Materials.

24.	Independent Due Diligence; Adequate Information; Counsel Representation

Each Party acknowledges and confirms that (i) its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions and prospects of the Company, (ii) it has had an opportunity to receive adequate information from the Company and (iii) it has been represented by counsel in connection with this

25

Agreement and the transactions contemplated hereby, and therefore any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.

25.	Other Support Agreements

During the Support Period, no Company Party shall enter into any other restructuring support agreement related to a partial or total restructuring of the Company unless such support agreement is consistent in all respects with the Plan Term Sheet or Out-of-Court Restructuring Term Sheet and is acceptable to the Requisite Consenting Lenders and the Requisite Consenting Bridge Lenders.

26.	Other Agents

For the avoidance of doubt, nothing herein shall bind U.S. Bank National Association in its capacity as agent under that certain Loan Agreement dated April 8, 2016, as amended, by and between PR Woodland Limited Partnership, U.S. Bank National Association, as administrative agent, and certain lenders.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

“COMPANY PARTIES”

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust,
its general partner

	By:	/s/ Andrew Ioannou
	Name:	Andrew Ioannou
	Title:	Executive Vice President, Finance & Acquisitions and Treasurer

PREIT-RUBIN, INC.

By:	/s/ Andrew Ioannou
Name:	Andrew Ioannou
Title:	Executive Vice President, Finance & Acquisitions and Treasurer

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By:	/s/ Andrew Ioannou
Name:	Andrew Ioannou
Title:	Executive Vice President, Finance & Acquisitions and Treasurer

[Signatures Continue on Following Page]

Signature Page to Restructuring Support Agreement

PR CHERRY HILL OFFICE GP, LLC
By:	PREIT Associates, L.P., sole member
BALA CYNWYD ASSOCIATES, L.P.
By:	PR Cherry Hill Office GP, LLC, general partner
	By:	PREIT Associates, L.P., sole member
PR MOORESTOWN ANCHOR-M, LLC
By:	PREIT Associates, L.P., sole member
PR MOORESTOWN LLC
By:	PREIT Associates, L.P., sole member
PR MOORESTOWN LIMITED PARTNERSHIP
By:	PR Moorestown LLC, general partner
	By:	PREIT Associates, L.P., sole member
MOORESTOWN MALL LLC
By:	PR Moorestown Limited Partnership, sole member
	By:	PR Moorestown LLC, general partner
		By:	PREIT Associates, L.P., sole member
PLYMOUTH GROUND ASSOCIATES LLC
By:	PREIT Associates, L.P., sole member
PLYMOUTH GROUND ASSOCIATES LP
By:	Plymouth Ground Associates LLC, general partner
	By:	PREIT Associates, L.P., sole member
PR AEKI PLYMOUTH LLC
By:	PREIT Associates, L.P., sole member
PR AEKI PLYMOUTH, L.P.
By:	PR AEKI Plymouth LLC, general partner
	By:	PREIT Associates, L.P., sole member
PR BVM, LLC
By:	PREIT Associates, L.P., sole member
PR CUMBERLAND OUTPARCEL LLC
By:	PREIT Associates, L.P., sole member
PR VALLEY VIEW OP-DSG/CEC, LLC
By:	PREIT Associates, L.P., sole member
PR MOORESTOWN ANCHOR-L&T, LLC
By:	PREIT Associates, L.P., sole member

By:	Pennsylvania Real Estate Investment Trust, general partner

By:	/s/ Andrew Ioannou
Name:	Andrew Ioannou
Title:	Executive Vice President, Finance & Acquisitions and Treasurer

[Signatures Continued on Next Page]

Signature Page to Restructuring Support Agreement

PR EXTON LLC
By:	PREIT Associates, L.P., sole member
PR EXTON LIMITED PARTNERSHIP
By:	PR Exton LLC, general partner
	By:	PREIT Associates, L.P., sole member
PR EXTON OUTPARCEL GP, LLC
By:	PREIT Associates, L.P., sole member
PR EXTON OUTPARCEL HOLDINGS, LP
By:	PR Exton Outparcel GP, LLC, general partner
	By:	PREIT Associates, L.P., sole member
PR EXTON OUTPARCEL LIMITED PARTNERSHIP
By:	PR Exton Outparcel GP, LLC, general partner
	By:	PREIT Associates, L.P., sole member
XGP LLC
By:	PR Exton Limited Partnership, sole member
	By:	PR Exton LLC, general partner
	By:	PREIT Associates, L.P., sole member
PR EXTON SQUARE PROPERTY L.P.
By:	XGP LLC, general partner
	By:	PR Exton Limited Partnership, sole member
		By:	PR Exton LLC, general partner
			By:	PREIT Associates, L.P., sole member
PR FIN DELAWARE, LLC
By:	PREIT Associates, L.P., sole member
PR FINANCING II LLC
By:	PREIT Associates, L.P., sole member
PR FINANCING I LLC
By:	PREIT Associates, L.P., member and
	By:	PR Financing II LLC, member
		By:	PREIT Associates, L.P., sole member
PR FINANCING LIMITED PARTNERSHIP,
By:	PR Financing I LLC, general partner
	By:	PREIT Associates, L.P., member and
	By:	PR Financing II, LLC, member
		By:	PREIT Associates, L.P., sole member

By:	Pennsylvania Real Estate Investment Trust, general partner

By:	/s/ Andrew Ioannou
Name:	Andrew Ioannou
Title:	Executive Vice President, Finance & Acquisitions and Treasurer

[Signatures Continued on Next Page]

Signature Page to Restructuring Support Agreement

PR GAINESVILLE LLC
By:	PREIT Associates, L.P., sole member
PR GAINESVILLE LIMITED PARTNERSHIP
By:	PR Gainesville LLC, general partner
	By:	PREIT Associates, L.P., sole member
PR GV LLC
By:	PREIT Associates, L.P., sole member
PR GV LP
By:	PR GV LLC, general partner
	By:	PREIT Associates, L.P., sole member
PR PRINCE GEORGE’S PLAZA LCC
By:	PREIT Associates, L.P., sole member
PR HYATTSVILLE LLC
By:	PR Prince George’s Plaza LLC, general partner
	By:	PREIT Associates, L.P., sole member
PR JK LLC
By:	PREIT Associates, L.P., sole member
PR JACKSONVILLE LLC
By:	PREIT Associates, L.P. member and
	By:	PR JK LLC, member
By: PREIT Associates, L.P., sole member
PR JACKSONVILLE LIMITED PARTNERSHIP
By:	PR Jacksonville LLC, general partner
	By:	PREIT Associates, L.P., member and
		By:	PR JK LLC, member
			By:	PREIT Associates, sole member
PR MAGNOLIA LLC
By:	PREIT Associates, L.P., sole member
PR VALLEY ANCHOR-S, LLC
By:	PREIT Associates, L.P., sole member
PR WOODLAND ANCHOR-S, LLC
By:	PREIT Services, LLC, manager
	By:	PREIT Associates, L.P., sole member

By:	Pennsylvania Real Estate Investment Trust, general partner

By:	/s/ Andrew Ioannou
Name:	Andrew Ioannou
Title:	Executive Vice President, Finance & Acquisitions and Treasurer

[Signatures Continued on Next Page]

Signature Page to Restructuring Support Agreement

PR PLYMOUTH ANCHOR-M, LLC
By:	PREIT Associates, L.P., sole member
PR PLYMOUTH ANCHOR-M, L.P.
By:	PR Plymouth Anchor-M, LLC, general partner
	By:	PREIT Associates, L.P., sole member
PR PM PC ASSOCIATES LLC
By:	PREIT Services, LLC, non-member manager
	By:	PREIT Associates, L.P., sole member
PR PLYMOUTH MEETING ASSOCIATES PC LP
By:	PR PM PC Associates LLC, general partner
	By:	PREIT Services, LLC, non-member manager
		By:	PREIT Associates, L.P., sole member
PR PLYMOUTH MEETING LLC
By:	PREIT Associates, L.P., sole member
PR PLYMOUTH MEETING LIMITED PARTNERSHIP
By:	PR Plymouth Meeting LLC, general partner
	By:	PREIT Associates, L.P., sole member
PR PM PC ASSOCIATES LP
By:	PR PM PC Associates LLC, general partner
	By:	PREIT Services, LLC, non-member manager
		By:	PREIT Associates, L.P., sole member

By:	Pennsylvania Real Estate Investment Trust, general partner

By:	/s/ Andrew Ioannou
Name:	Andrew Ioannou
Title:	Executive Vice President, Finance & Acquisitions and Treasurer

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Signature Page to Restructuring Support Agreement

PR SPRINGFIELD TOWN CENTER LLC
	By:	PREIT Associates, L.P., sole member
PR SWEDES SQUARE LLC
	By:	PREIT Associates, L.P., sole member
PR TP LLC
	By:	PREIT Associates, L.P., sole member
PR TP LP
	By:	PR TP LLC, general partner
		By:	PREIT Associates, L.P., sole member
PR VALLEY ANCHOR-M, LLC
	By:	PREIT Associates, L.P., sole member
PR VALLEY ANCHOR-M LIMITED PARTNERSHIP
	By:	PR Valley Anchor-M, LLC, general partner
		By:	PREIT Associates, L.P., sole member
PR VALLEY LLC
By:	PREIT Associates, L.P., sole member
PR VALLEY LIMITED PARTNERSHIP
By:	PR Valley LLC, its general partner
	By:	PREIT Associates, L.P., sole member
PR VALLEY VIEW ANCHOR-M, LLC
	By:	PREIT Associates, L.P., sole member
PR VALLEY VIEW ANCHOR-M LIMITED PARTNERSHIP
	By:	PR Valley View Anchor-M, LLC, its general partner
		By:	PREIT Associates, L.P., sole member

By:	Pennsylvania Real Estate Investment Trust, general partner

By:	/s/ Andrew Ioannou
Name:	Andrew Ioannou
Title:	Executive Vice President, Finance & Acquisitions and Treasurer

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Signature Page to Restructuring Support Agreement

PR MONROE OLD TRAIL, LLC
PR MONROE OLD TRAIL LIMITED PARTNERSHIP
By:	PR Monroe Old Trail, LLC, general partner
PR MONROE OLD TRAIL HOLDINGS, LLC
PR MONROE OLD TRAIL HOLDINGS, L.P.
By:	PR Monroe Old Trail Holdings, LLC, general partner
PR SUNRISE OUTPARCEL 2, LLC
PR VALLEY SOLAR LLC

By:	PREIT – RUBIN, Inc., sole member

By:	/s/ Andrew Ioannou
Name:	Andrew Ioannou
Title:	Executive Vice President, Finance
& Acquisitions and Treasurer

PREIT – RUBIN, INC.
PREIT – RUBIN OP, INC.

By:	/s/ Andrew Ioannou
Name:	Andrew Ioannou
Title:	Executive Vice President, Finance & Acquisitions and Treasurer

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Signature Page to Restructuring Support Agreement

PR CAPITAL CITY LIMITED PARTNERSHIP
By:	PR Capital City LLC, general partner
	By:	PREIT Associates, L.P., its member
		By:	PR CC II LLC, its member
			By:	PREIT Associates, L.P., its sole member
PR CC LIMITED PARTNERSHIP
By:	PR CC I LLC, general partner
	By:	PREIT Associates, L.P., its member
		By:	PR CC II LLC, its member
			By:	PREIT Associates, L.P., its sole member
PR CAPITAL CITY LLC
By:	PREIT Associates, L.P., its member
	By:	PR CC II LLC, its member
		By:	PREIT Associates, L.P., its sole member
PR CC I LLC
By:	PREIT Associates, L.P., its member
	By:	PR CC II LLC, its member
		By:	PREIT Associates, L.P., its sole member
PR CC II LLC
By:	PREIT Associates, L.P., its sole member

By:	Pennsylvania Real Estate Investment Trust, its general partner

By:	/s/ Andrew Ioannou
Name:	Andrew Ioannou
Title:	Executive Vice President, Finance & Acquisitions and Treasurer

Signature Page to Restructuring Support Agreement

“AGENT”

WELLS FARGO BANK, NATIONAL ASSOCIATION,
solely in its capacity as Administrative Agent under the
Credit Agreements, and Bridge Credit Agreement

By:	/s/ Ryan Sansavera
Name:	Ryan Sansavera
Title:	Senior Vice President

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Signature Page to Restructuring Support Agreement

CONSENTING LENDER

WELLS FARGO BANK, NATIONAL ASSOCIATION,

By:	/s/ Ryan Sansavera
Name:	Ryan Sansavera
Title:	Senior Vice President

Notice Address:

Wells Fargo Bank, National Association

10 South Wacker Drive, 32nd Floor

Chicago, IL 60606

Attention: Brandon Barry

Email: brandon.barry@wellsfargo.com

With a copy to:

Wells Fargo Bank, National Association

600 South 4th Street, 9th Floor

Minneapolis, MN 55415

MAC N9300-091

Attention: Anthony J. Gangelhoff

Email: anthony.gangelhoff@wellsfargo.com

Signature Page to Restructuring Support Agreement

CONSENTING LENDER

CITIZENS BANK, N.A.

By:	/s/ Adrienne Bain
Name:	Adrienne Bain
Title:	Authorized Signer

Notice Address:

Attention:

Email:

Signature Page to Restructuring Support Agreement

CONSENTING LENDER

MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/ Glenn L. Best
Name:	Glenn L. Best
Title:	Vice President

Notice Address:

Attention:

Email:

Signature Page to Restructuring Support Agreement

CONSENTING LENDER

MUFG UNION BANK, N.A.

By:	/s/ Mark Menda
Name:	Mark Menda
Title:	Director

Notice Address:

Attention:

Email:

Signature Page to Restructuring Support Agreement

CONSENTING LENDER

JPMORGAN CHASE BANK, N.A., (“JPMC”)

solely in respect of its Commercial Banking Corporate Client Banking & Specialized Industries unit (“CCBSI”) and not any other unit, group, division or affiliate of JPMC and solely in respect of CCBSI’s PREIT Loan Claims and any Swap Claim holdings. For the avoidance of doubt, and notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not apply to JPMC (other than with respect to Claims arising from the PREIT Loan Claims and any Swap Claim held by CCBSI).

By:	/s/ Dianne M. Stark
Name:	Dianne M. Stark
Title:	Authorized Officer

Notice Address:

Attention:

Email:

Signature Page to Restructuring Support Agreement

CONSENTING LENDER

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Shari L. Reams-Henofer
Name:	Shari L. Reams-Henofer
Title:	Senior Vice President

Notice Address:

Attention:

Email:

Signature Page to Restructuring Support Agreement

CONSENTING LENDER

ASSOCIATED BANK, NATIONAL ASSOCIATION

By:	/s/ Adam Harding
Name:	Adam Harding
Title:	Vice President

Notice Address:

Attention:

Email:

Signature Page to Restructuring Support Agreement

CONSENTING LENDER

CITIBANK, N.A.

By:	/s/ Christopher J. Albano
Name:	Christopher J. Albano
Title:	Authorized Signatory

Notice Address:

Attention:

Email:

Signature Page to Restructuring Support Agreement

EXHIBIT A

Out-of-Court Restructuring Term Sheet

Exhibit A

EXHIBIT B

Plan Term Sheet

Exhibit B

EXHIBIT C

FORM OF JOINDER AGREEMENT FOR CONSENTING LENDERS

This Joinder Agreement to the Restructuring Support Agreement, dated as of [●] (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among the Company, the Agent and the Consenting Lenders is executed and delivered by [●] (the “Joining Party”) as of [●]. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1.    Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, a copy of which is attached to this Joinder Agreement as Annex I (as the same has been or may be hereafter amended, restated or otherwise modified from time to time in accordance with the provisions thereof). The Joining Party shall hereafter be deemed to be a “Consenting Lender” and a “Party” for all purposes under the Agreement and with respect to any and all Claims held by such Joining Party.

2.    Representations and Warranties. With respect to the aggregate principal amount of Indebtedness set forth below its name on the signature page hereto, the Joining Party hereby makes the representations and warranties of the Consenting Lenders set forth in Section 7 of the Agreement to each other Party to the Agreement.

3.    Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflict of laws provisions which would require the application of the law of any other jurisdiction.

[Signature Page Follows]

Exhibit C

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

CONSENTING LENDER

By:
Name:
Title:

Principal Amount of Indebtedness: $

Principal Amount of Bridge Facility Indebtedness: $

Notice Address:

Attention:
Email:

Acknowledged:

[ ]

By:
Name:
Title:

Exhibit C

Exhibit C

(Restructuring Term Sheet)

RESTRUCTURING TERM SHEET

Reference is made to (i) that certain Seven-Year Term Loan Agreement, dated as of January 8, 2014, by and among PREIT ASSOCIATES, L.P., a Delaware limited partnership (“PREIT”), PREIT-RUBIN, INC., a Pennsylvania corporation (“PREIT-RUBIN”), PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, a Pennsylvania business trust (collectively, the “Borrowers”), each of the financial institutions a party thereto together with their assignees pursuant to Section 11.6(b) therein (collectively, the “7-Year TL Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for itself and the 7-Year TL Lenders (in such capacity, and in its capacity as the Administrative Agent for the Revolver/TL Lenders (defined below), “Administrative Agent”) (as amended through the date hereof, the “7-Year Term Loan Agreement”); and (ii) that certain Amended and Restated Credit Agreement, dated as of May 24, 2018, by and among Borrowers, each of the financial institutions a party thereto together with their assignees pursuant to Section 11.6(b) therein (collectively, the “Revolver/TL Lenders”, and together with the 7-Year TL Lenders, collectively, the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for itself and the Revolver/TL Lenders (as in effect prior to the amendments thereto, the “Original Revolver/TL Credit Agreement” and as amended through the date hereof, the “Revolver/TL Credit Agreement”, and together with the 7-Year Term Loan Agreement, each a “Credit Agreement” and collectively, the “Credit Agreements”).

Reference is also made to that certain Credit Agreement, dated as of August 11, 2020, among the Borrowers and certain of the Lenders (the “Bridge Credit Agreement” and the credit facility issued thereunder, the “Bridge Credit Facility”).

References is also made to that certain JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF PENNSYLVANIA REAL ESTATE INVESTMENT TRUST AND CERTAIN OF ITS DIRECT AND INDIRECT SUBSIDIARIES (the “Plan”). Unless otherwise defined herein, each capitalized term used herein shall have the meaning given to such term in the Revolver/TL Credit Agreement or Plan, as applicable.

Borrowers:	Pennsylvania Real Estate Investment Trust, PREIT Associates, L.P. and PREIT-RUBIN, Inc. (collectively, the “Borrowers”).

Guarantors:	Each owner of a property listed on Exhibit A, and each other Subsidiary of Borrower, other than Excluded Subsidiaries (collectively, the “Guarantors”).

Lenders:	The Lenders under the Credit Agreements.

Agent:	Wells Fargo Bank, National Association, as administrative agent.

Effective Date	The date upon which all conditions to the effectiveness of the Plan have been satisfied or waived in accordance with the terms thereof and the Plan becomes effective.

Restructured Facilities:

(i) A $150 million first lien senior secured revolving credit facility (the “Revolving Exit Facility”), which shall include a $10 Million letter of credit sub-facility. Subject to the terms of the Facilities documentation, the Borrower may borrow, repay and re-borrow amounts under the Revolving Exit Facility;

(ii)  Subject to adjustment as set forth below, a $600 million first lien senior secured term loan facility (the “Senior Term Loan Facility” and, together with the Revolving Exjt Facility, the “Senior Facility”). The Senior Term Loan Facility, to the extent repaid, may not be re-borrowed; and

(iii)  Subject to adjustment as set forth below, a $319 million second lien secured term loan facility (the “Second Lien Term Loan Facility”; together with the Senior Term Loan Facility and the Revolving Exit Facility, the “Facilities”). The Second Lien Term Loan Facility, to the extent repaid, may not be re-borrowed.

The aggregate principal amount of the Senior Term Loan Facility on the closing date will be decreased such that the aggregate principal amount of the Senior Facility (including undrawn commitments under the Revolving Exit Facility) on the closing date does not exceed the lesser of (a) 85% LTV, and (b) a Senior Debt Yield (which, solely for the purposes of determining the aggregate principal amount of the Senior Term Loan Facility on the closing date, shall include undrawn commitments under the Revolving Exit Facility) of 9.00%. Any principal amount by which the Senior Term Loan Facility is decreased (or increased) will result in a corresponding dollar for dollar increase (or decrease) of the Second Lien Term Loan Facility. The foregoing adjustment to the amount of the Senior Term Loan Facility shall be referred to as the “Senior Term Loan Facility Adjustment Mechanism”.

Purpose

The Senior Term Loan Facility and Second Lien Term Loan Facility will be distributed under the Plan in exchange for indebtedness under the Credit Agreements.

The proceeds of the Revolving Exit Facility will be used (i) to refinance the DIP Claims and (ii) for working capital, general corporate purposes and other permitted uses consistent with the Approved Annual Business Plan (defined below); provided, however, that:

(a)   No proceeds of the Revolving Exit Facility will be available at any time that the Borrowers or Guarantors have available Designated Collateral Proceeds (defined below);

(b)   Other than to the limited extent noted below, no proceeds of the Revolving Exit Facility will be available to fund costs and expenses of non-Borrowing Base properties including, without limitation, operating deficiencies, debt service deficiencies or maintenance capex with respect to such properties; and

(c)   An amount equal to $20 Million of the Revolving Exit Facility (the “Remargin Subfacility”) shall only be available, subject to Requisite Lender approval, to fund remargin payments in connection with the refinancing of non-Borrowing Base Properties.

As used herein, “Approved Annual Business Plan” means an annual financial and business plan prepared by the Borrowers for each calendar year through the maturity of the Facilities delivered on the closing date and subject to reasonable approval by Requisite Lenders. The annual business plan may be updated by the Borrowers within 45 days after the end of any fiscal quarter subject to the reasonable approval of such update by the administrative agent, and in any event shall be updated on annual basis within 120 days after the end of each fiscal year.

Interest Rate Spread:	Senior Facility: 3.50% for LIBOR Loans and 2.50% for Base Rate Loans, with a LIBOR Floor of 0.50%

Second Lien Term Loan:    8.00% for LIBOR Loans and 7.00% for Base Rate Loans, with a LIBOR Floor of 0.50%

The interest rate applicable to the Senior Term Loan Facility will be increased (or decreased) as a result of the Senior Term Loan Facility Adjustment Mechanism such that the total debt service on the Senior Term Loan Facility is the same before and after giving effect to the Senior Term Loan Facility Adjustment Mechanism.

Interest Payments:

Interest on the Senior Facility will be paid on the last day of each applicable interest period (rolling 30-day interest periods).

Interest on the Second Lien Term Loan shall be paid in kind (“PIK Interest”) on the last day of each applicable interest period (rolling 30-day interest periods) but no longer than quarterly by adding the accrued and unpaid amount thereof to the principal balance of the Second Lien Term Loan and then accruing interest on such increased principal amount.

Unused Fee:	The Unused Fee Rate shall equal 0.35% if average usage is less than 50% and shall equal 0.25% if average usage is greater than or equal to 50%.

Collateral:

The Facilities will be secured by, in each case subject to limitations and exceptions TBD (i) the same collateral package as currently secures the Bridge Loan Facility (which includes Liens on all personal property of the Borrowers and the Guarantors, including deposit account control agreements, direct and indirect equity interests in entities owning the real property listed on Exhibit A hereto (collectively, the “Borrowing Base Properties”), and first-lien mortgages on the Borrowing Base Properties), and (ii) an additional pledge of direct and indirect ownership interests in each Borrower and all Subsidiaries and Joint Ventures of Borrower, to the extent not already pledged, other than to the extent such pledge is prohibited by secured property level debt documents or the organizational documents of any Subsidiary or Joint Venture (collectively, the “Collateral”).

The Senior Facility will be secured by a first lien on the Collateral, and the Second Lien Term Loan Facility will be secured by a second lien on the Collateral.

Additionally, Specified Derivatives Providers will be secured pari pasu with the Senior Facility, subordinate in the payment waterfall to payment in full of the obligations under the Senior Facility.

Release of Collateral:

Provided that no Default or Event of Default, or except with respect to the Existing Sale Agreements (as hereinafter defined), an Event of Default, then exists, the Borrowers and/or Guarantors will have the right to have the lien released on portions of the real property Collateral upon the disposition thereof to an unaffiliated third party on an arms’-length basis (or, solely in the case of the Woodland Anchor Parcel described below, the refinancing thereof with an unaffiliated third party lender on and arms’-length basis) of such real property Collateral subject to the following release procedures and application of the proceeds thereof as set forth below:

•   Existing Sale Agreements. Upon consummation of the sale of the Collateral properties subject to and in compliance with sale agreements either (a) in existence as of August 21, 2020 and listed on Exhibit B, or (b) entered into after August 21, 2020 and prior the closing date and approved by Administrative Agent (as such agreements under (a) and (b) may be amended from time to time, other than to permit a price reduction thereunder in excess of 20% of the stated purchase price as of August 21, 2020 under each such agreement or other price reductions approved by Administrative Agent (as so amended, the “Existing Sale Agreements”), the net proceeds thereof will be applied in repayment of the Facilities consistent with the bullet points below, without being subject to a minimum release price.

•   Income Producing Properties. Upon consummation of the sale of any Collateral generating net operating income (each, an “Income Producing Property”), including without limitation, any of the Borrowing Base Properties (other than the Required Borrowing Base Properties which will not be permitted to be sold without Super Majority Lender consent), 100% of the net proceeds thereof will be applied in repayment of the Facilities. The sale of any Income Producing Property will be subject to a minimum release price equal to the greater of (a) 120% of the allocated amount of the Senior Facility and (b)100% of the net sales proceeds. Allocated amounts of the Senior Facility shall be set on or before the closing date based upon appraised values of the Collateral properties.

“Required Borrowing Base Properties” shall mean (i) The Mall at Prince Georges, (ii) Springfield Town Center, (iii) Jacksonville Mall, (iv) Magnolia Mall, and (v) Capital City Mall.

As used herein, “Requisite Lenders” means (a) Lenders having more than 50.0% of the aggregate amount of the revolving commitments and the outstanding term loans of all Lenders, or (b) if the revolving commitments have been terminated or reduced to zero, Lenders holding more than 50.0% of the principal amount of the aggregate outstanding loans and Letter of Credit Liabilities.

As used herein, “Super Majority Lenders” means (a) Lenders having more than 66 and 2/3% of the aggregate amount of the revolving commitments and the outstanding term loans of all Lenders, or (b) if the revolving commitments have been terminated or reduced to zero, Lenders holding more than 66 and 2/3% of the principal amount of the aggregate outstanding loans and Letter of Credit Liabilities.

•   Non-Income Producing Properties. Upon consummation of the sale of any Collateral not generating net operating income (each, an “Non-Income Producing Property”), including without limitation, out-parcels and other unimproved land constituting either all or a portion of a Borrowing Base Property, 70% of the net proceeds thereof will be applied in repayment of the Facilities and the remaining 30% of such net proceeds thereof to either (a) used to repay the Revolving Exit Facility or (b) be retained by the Borrowers and/or the Guarantors, as applicable, in a blocked and pledged collateral account with Agent (such amounts, “Designated Collateral Proceeds”), with any Designated Collateral Proceeds to be re-advanced by Agent prior to any further advances under the Revolving Exit Facility and used by the Borrowers and/or Guarantors solely in accordance with the Approved Annual Business Plan. There will be no minimum release price for the sale of Non-Income Producing Properties so long as such sale is to an unaffiliated third party on an arms’-length basis.

•   Woodland Anchor Parcel. In the case of the Woodland Anchor parcel only, such parcel shall be released for no consideration in order to permit the encumbrance of such parcel in connection with and to facilitate a non-recourse refinancing of indebtedness secured by the Woodland Mall, but only so long as such refinancing includes (a) an extension of the maturity thereof by not less than 2 years, (b) covenant waivers for at least 12 months, (c) release of repayment recourse to any of the Borrowers or Guarantor, and (d) no required principal remargin payment from sources other than cash flow of the Woodland Mall.

Any mandatory prepayments required pursuant to the foregoing shall be applied as follows (the “Proceeds Waterfall”):

(a)   first, to repay the principal of the Senior Term Loan Facility to zero, at which time any remaining unfunded commitment[1] under the Revolving Exit Facility will be cancelled (any such cancelled amount, the “Unfunded Revolving Commitment”) and the funded amounts under the Revolving Exit Facility shall convert to non-revolving term loans (the “Converted Loans”);

(b)   second; to repay the Converted Loans to zero;

(c)   third, to cash collateralize any issued and outstanding letters of credit;

(d)   fourth, at Borrower’s election, to fund a blocked and pledged reserve account with Administrative Agent in an equal to the amount, if any, of the Unfunded Revolving Commitment, with such reserve to be available, on a non-revolving basis, for disbursement on the same basis as Designated Collateral Proceeds;

(e)   fifth, to cash collateralize any swap exposure of Specified Derivatives Providers;

(f)   sixth, to repay the principal amount of the Second Lien Term Loan Facility.

TBD release provisions with respect to to-be-subdivided portions of the real property Collateral and existing pad sites or out-parcels generating net operating income.

At all times the Collateral value, determined as of the closing date based upon the appraisals, shall exceed the amount of the Revolving Loan Commitment.

Non-real property Collateral may be released in accordance with the Facilities documentation, subject to the Mandatory Prepayments provision below.

[1]

When determining “remaining unfunded commitment,” for these purposes, the Remargin Subfacility shall only be included in the total commitment amount if its utilization has previously (i.e, before the date of calculation of the “Unfunded Revolving Commitment”) been approved by the Requisite Lenders, and any outstanding letters of credit shall be deemed outstanding amounts for the purposes of such calculation.

Exit Commitment Fee:	0.50% to paid in Cash on the Effective Date based upon the aggregate principal amount of all Lenders’ total outstanding loans under the Postpetition Senior Secured Facilities, including undrawn commitments under the Revolving Exit Facility, with such amounts payable to each Lender that exercises the Revolving Exit Facility Option pro rata based on its share of the Revolving Exit Facility.

Commitment Fee:	In addition to the Exit Commitment Fee (as defined in the Plan), 0.25% paid on the date of any extension of the maturity, with such amounts payable to each Lender based upon on the aggregate principal amount of each Lender’s total outstanding loans under the Facilities and undrawn commitments under the Revolving Exit Facility.

Maturity:	Two years, subject to extension as set forth below.

Extension Option:	One one-year extension at Borrowers’ option, subject to minimum liquidity of $35,000,000 and a minimum Corporate Debt Yield of 8.0%.

Amortization:	Senior Term Loan: None. Second Lien Term Loan: None.

Mandatory Prepayments:

Except with respect to proceeds of Collateral addressed in the “Release of Collateral” section above, the Facilities will be subject to the following mandatory prepayment provisions (subject to customary exceptions and other exceptions to be agreed):

•   Asset Sales. Upon the sale, lease or other disposition of any property or other assets by a Borrower or any Guarantor, 70% of the net proceeds thereof will be applied to repay the Facilities.

•   Incurrence of Indebtedness. Upon the incurrence by a Borrower or any Guarantor of any additional indebtedness (excluding extensions, renewals or refinancings of existing property level indebtedness), 100% of the net proceeds thereof will be applied to repay the Facilities.

•   Issuance of Equity. Upon the receipt by a Borrower or any Guarantor of the proceeds of any issuance of equity (including the issuance of any common or preferred equity), 50% of the net proceeds thereof will be applied to repay the Facilities.

•   Insurance Proceeds. Upon receipt by a Borrower or any Guarantor of any casualty insurance proceeds, unless reinvested in or used for reconstruction of property constituting Collateral on terms TBD, 100% of such proceeds will be applied to repay the Facilities.

Any mandatory prepayments required pursuant to the foregoing shall be applied in accordance with the Proceeds Waterfall set forth above. Additionally, to the extent that any Subsidiary of a Borrower or Guarantor, or any unconsolidated joint venture thereof (to the extent that a Borrower or Guarantor has the ability to require a distribution from such joint venture of its portion of such net cash proceeds) receives net cash proceeds from any of the forgoing capital events, the portion of such net cash proceeds distributed to a Borrower or any Guarantor), within three (3) Business Days of such Borrower’s, such Guarantor’s, such Subsidiary’s or such joint venture’s receipt of such net cash proceeds, shall similarly be applied towards principal repayment to the extent required above and in accordance with the Proceeds Waterfall.

Any portion of any of the foregoing proceeds that are permitted to be retained by the Borrowers or any Guarantor shall constitute “Designated Collateral Proceeds” to be held and used as set forth above, or otherwise applied to repay the Revolving Exit Facility.

Conditions Precedent:

•   Standard and customary for a real estate secured transaction, provided, that, as of the date hereof, pre-closing third-party real property diligence is contemplated to be limited to PZR or other zoning reports, appraisals, phase I environmental assessments (with follow-on phase II assessments, if required) and surveys for the Borrowing Base Properties.

•   Delivery of the Approved Annual Business Plan.

•   Satisfactory resolution of or amendment to the Fashion District loan.

Representations and Warranties/Covenants/Events of Default:

Based substantially upon the Credit Agreements (as adjusted to reflect the terms set forth herein), including:

•   compliance with the Financial Covenants set forth below;

•   restrictions on any additional indebtedness, investments, liens, affiliate transactions or asset sales or acquisitions, subject in each case to carve-outs for identified transactions and agreements in existence on the closing date to be agreed and additional negotiated baskets, without the prior consent of the Requisite Lenders.

•   No restricted payments other than the minimum amount necessary to maintain REIT status[2], and Borrower shall be obligated to pay the maximum amount possible in non-cash consideration.

•   Other than with respect to the fashion district asset (with respect to which the following limits shall not apply):

•   No more than $75 Million (in the aggregate over the term of the Facilities) of the Revolving Exit Facility may be spent on maintenance capex, redevelopment costs (including repositioning and retenanting costs for dark anchors and other tenant spaces); and

•   Up to $25 Million (in the aggregate over the term of the Facilities) of such $75 Million may be spent on maintenance capex, redevelopment costs (including repositioning and retenanting costs for dark anchors and other tenant spaces), operating deficiencies or debt service deficiencies to support non-Borrowing Base Properties, in each case, plus the amount of any cash flow received from non-Guarantors which own the applicable non-Borrowing Base properties; and

•   Up to $10 Million (in the aggregate over the term of the Facilities) of such $25 Million sub-bucket may be used to refinance existing mortgages on non-Borrowing Base Properties to the extent contemplated in the then current Approved Annual Business Plan.

[2]	Subject to discussions amongst tax professionals.

•   Other than in the case of the $10 Million sub sub-bucket set forth above, or to the extent Requisite Lenders approve using all or a portion of the Remargin Subfacility for such purpose, Borrower and Guarantors shall not be permitted to make investments in non-Guarantors to refinance existing indebtedness, provided that such non-Guarantor may use cash flow from the applicable non-Borrowing Base property to fund remargin payments.

Financial Covenants:

•   Minimum liquidity of $25,000,000, which liquidity amount shall not include any portion of the Remargin Subfacility.

•   Anti-cash hoarding of $40,000,000.

•   Cash Trap at 8.50% Senior Debt Yield (based on NOI (excluding tenant improvement costs and leasing commissions) of properties included in the Collateral / Senior Facilities) (which, for the purposes of the financial covenants, shall include only drawn commitments under the Revolving Exit Facility and outstanding amounts under the Senior Term Loan Facility), starting in year 2, with an annualization ramp up (i.e., starting with 1 quarter annualized, then 2 quarters annualized, then 3 quarters annualized, and finally a trailing 12 month test).

•   Minimum Senior Debt Yield test 7.50% (based on NOI (excluding tenant improvement costs and leasing commissions) of properties included in the Collateral / Senior Facilities) starting in year 2 with an annualization ramp up as set forth above.

•   Minimum Corporate Debt Yield of 7.25% (based on consolidated NOI/consolidated total debt) starting in year 2 with an annualization ramp up as set forth above.

Reporting:	Consistent with the Credit Agreements, with additional reporting TBD.

Exhibit A – Borrowing Base Properties

1.	Plymouth Meeting Mall (excluding Plymouth Commons parcel) – Plymouth Meeting, PA
2.	Springfield Town Center – Springfield, VA
3.	Moorestown Mall – Moorestown, NJ
4.	Exton Square Mall – Exton, PA
5.	Capital City Mall – Camp Hill, PA
6.	Jacksonville Mall – Jacksonville, NC
7.	Magnolia Mall – Florence, SC
8.	Valley Mall – Hagerstown, MD
9.	One Cherry Hill Plaza – Cherry Hill, NJ
10.	Woodland Anchor – Prior Sears Parcel – Grand Rapids, MI
11.	Valleyview Outparcel – Lacrosse, WI
12.	Mall at Prince Georges - Hyattsville, MD

Exhibit B –Sale Agreements

[SUBJECT TO BORROWER REVIEW AND COMMENT]

1.	Purchase and Sale Agreement between PR Exton Square Property, L.P., as seller and Hanover R.S. Limited Partnership, as buyer, dated January 27, 2020, as amended

2.

Purchase and Sale Agreement between PR Plymouth Meeting Associates PC, L.P., PR AEKI Plymouth, L.P., PR Plymouth Meeting Limited Partnership, as seller, and Hanover R.S. Limited Partnership, as buyer, dated February 10, 2020, as amended

3.	Purchase and Sale Agreement between PR Springfield Town Center LLC, as seller and Hanover R.S. Limited Partnership, as buyer, dated February 25, 2020, as amended

4.	Real Estate Purchase and Sale Agreement between PR Prince George’s Plaza, LLC, as seller and Avalonbay Communities, Inc., as buyer, dated February 25, 2020, as amended

5.	Purchase and Sale Agreement between WG Park, L.P., as seller, and Bel Canto Asset Growth Fund LLC, as buyer, dated February 25, 2020, as amended

6.	Purchase and Sale Agreement between PR Moorestown Anchor – M, LLC and PR Moorestown Anchor – L&T, LLC, as seller, and Briad Development, LLC, as buyer, dated September 6, 2019, as amended

7.	Real Estate Purchase and Sale Agreement between PR Woodland Limited Partnership, a seller, and Development Link, LLC, as buyer, dated January 31, 2019, as amended

8.	Purchase and Sale Agreement between PR Sunrise Outparcel 2 LLC, as seller, and 2020 Equities, LLC, as buyer, dated July 21, 2020, as amended

9.	Contract of the Purchase of Real Property between Moorestown Mall, LLC, as seller, and NRP Properties LLC, a buyer, dated August 12, 2020.

Exhibit D

(Financial Projections)

(Forthcoming)

Exhibit E

(Liquidation Analysis)

(Forthcoming)

Exhibit F

(Organizational Structure Chart)